Exhibit 10.1

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

March 28, 2020

among

CARBO Ceramics Inc.
Asset Guard Products Inc.
StrataGen Inc.

and

Wilks Brothers, LLC
Equify Financial LLC

THIS RESTRUCTURING SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING OF THE COMPANY (AS DEFINED BELOW) THAT WILL BE EFFECTUATED THROUGH FILING THE CHAPTER 11 CASES IN THE BANKRUPTCY COURT (AS DEFINED BELOW).

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF THE COMPANY.  ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF COMPROMISE AND SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO.  ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS TO BE SET FORTH IN THE DEFINITIVE DOCUMENTS (AS DEFINED BELOW) INCORPORATING THE TERMS SET FORTH HEREIN, INCLUDING THE TERM SHEET (AS DEFINED BELOW), AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time, and collectively with all exhibits hereto, including, without limitation, the restructuring term sheet attached hereto as Exhibit A (the “Term Sheet”), this “RSA”) is dated as of March 28, 2020, among: (i) CARBO Ceramics Inc. (“CARBO”), Asset Guard Products Inc. (“Asset Guard”), and StrataGen, Inc. (“StrataGen,” together with CARBO and Asset Guard, the “Company”, provided, however, that: (A) all references herein to the Company as (1) a party to an agreement or other document or (2) subject to an order, judgment or similar obligation, shall refer only to the individual entities comprising the Company that are actually party to such agreement or other document or are subject to such order, judgment or similar obligation; and (B) any reference to the Company that, by its context, would reasonably refer to specific individual entities comprising the Company (as opposed to all of the entities comprising the Company), shall refer only to such specific individual entities) and (ii) Wilks Brothers, LLC (“Wilks”) and Equify Financial LLC (“Equify,” and together with Wilks, the “Supporting Lenders”).  The Company and the Supporting Lenders, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof, are referred to herein as the “Parties” and, each, individually as a “Party.”  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Term Sheet.

Notwithstanding anything to the contrary herein, it is the intent of the Parties that all references to votes or voting in this RSA be interpreted to include votes or voting on a plan of reorganization under title 11 of the Unites States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”).  Time is of the essence in the performance of the obligations of each of the Parties under this RSA.  When a reference is made in this RSA to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this RSA, including the Term Sheet, unless otherwise indicated.  Unless the context of this RSA otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire RSA, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.”  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  Any reference to “business day” means any day, other than a Saturday, a Sunday or any other day on which banks located in Houston, Texas, are closed for business as a result of federal, state or local holiday, governmental order, or due to issues related to COVID-19, and any other reference means a calendar day.

RECITALS

WHEREAS, the Parties have agreed to a restructuring of the Company that will be implemented consistent with the terms and conditions set forth in this RSA and the Term Sheet (the “Restructuring”);

WHEREAS, the Company contemplates commencing bankruptcy cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”);

WHEREAS, pursuant to a prenegotiated chapter 11 plan of reorganization that reflects the terms of this RSA and the Term Sheet, in form and substance acceptable to the Company and the Supporting Lenders in all respects (the “Plan”), and that will be filed on the date of the commencement of the Chapter 11 Cases (the “Petition Date”) or shortly thereafter, each Supporting Lender will receive its pro rata share of 100% of the equity interests in the reorganized CARBO entity (“Reorganized CARBO” and such equity interests, the “Reorganized CARBO Interests”), such interests to be issued and outstanding pursuant to the Plan on the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof, as the case may be, and the Plan is substantially consummated (the “Plan Effective Date”) and in exchange for the Prepetition Lender Secured Claims and the DIP Term Loan Claims, except to the extent such DIP Term Loan Claims are converted into borrowings under an Exit Facility (the “DIP Lender/Prepetition Lender Equity Distribution”).  In addition, Reorganized Carbo will retain (i) 100% of the equity interests in the reorganized Asset Guard entity (the “Reorganized Asset Guard Interests”) and (ii) 100% of the equity interests in the reorganized StrataGen entity (the “Reorganized StrataGen Interests”), such interests to be issued or retained, as applicable, and outstanding pursuant to the Plan on the Plan Effective Date in accordance with this RSA and the Term Sheet;

WHEREAS, as of the date hereof, the Supporting Lenders hold, in the aggregate, 100% of the aggregate outstanding principal amount of loans pursuant to that Amended and Restated Credit Agreement, dated as of March 2, 2017 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 7, 2018, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement and Joinder, dated as of June 20, 2019, as so amended, the “Prepetition Credit Agreement,” and, collectively, with all related and ancillary agreements and documents, the “Prepetition Credit Documents”);

WHEREAS, the Company and the Supporting Lenders have reached an agreement for the consensual use of certain Cash Collateral (as defined in the Bankruptcy Code) and for a new money multiple draw, first lien term loan facility to be provided by the Supporting Lenders in an amount not to exceed $15,000,000 (the “DIP Facility”), as approved pursuant to the terms set forth in the Definitive Documents, including the DIP Commitment Letter and the DIP Credit Agreement;

WHEREAS, this RSA is the product of arm’s-length, good-faith discussions between the Parties and their respective professional representatives; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters set forth in the Term Sheet and hereunder, and are prepared to perform their obligations hereunder, subject to the terms and conditions of this RSA;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.RSA Effective Date

This RSA shall become effective and binding upon each of the Parties according to its terms on the date (the ”RSA Effective Date”) when: (a) each of the entities comprising the Company shall have executed and delivered counterpart signature pages of this RSA, the DIP Commitment Letter, attached hereto as Exhibit B, and the DIP Credit Agreement, attached hereto as Exhibit C, to counsel for the Supporting Lenders; (b) the Supporting Lenders shall have executed and delivered counterpart signature pages of this RSA, the DIP Commitment Letter, and the DIP Credit Agreement to counsel for the Company; (c) the Company shall have delivered the Approved Budget (as defined below), which shall provide for the payment of all reasonable and documented outstanding costs and expenses of Norton Rose Fulbright US LLP and Ankura Consulting Group, LLC as advisors to the Supporting Lenders that have been invoiced and presented to the Company; and (d) counsel for the Company shall have given notice to counsel for the Supporting Lenders in the manner set forth in Section 9.11 (by email or otherwise) hereof that the other conditions to the RSA Effective Date set forth in this Section 1 have occurred.  Notwithstanding the foregoing, the Parties agree that the counterpart signature pages of the Company and the Supporting Lenders to the DIP Credit Agreement shall be held in escrow by their respective opposing counsel and shall be deemed released from escrow upon the entry by the Bankruptcy Court of the Interim DIP Order (as defined in the DIP Credit Agreement) and upon satisfaction or waiver of the other conditions precedent set forth in the DIP Credit Agreement.

Section 2.The Restructuring

2.01The RSA and the Term Sheet.

(a)The Parties hereby agree to implement the Restructuring in accordance with and subject to the terms and conditions set forth in this RSA, including the Term Sheet, and agree to perform and/or take all acts, actions, events, and transactions contemplated by, required for, and necessary to be taken to implement the Restructuring in accordance with this RSA, including the Term Sheet (the “Restructuring Transactions”).

(b)The Term Sheet, including any schedules, annexes, and exhibits thereto, is expressly incorporated herein by reference and made part of this RSA as if it were fully set forth herein.

(c)Notwithstanding anything to the contrary herein, in the event of any inconsistency between this RSA and the Term Sheet (including the attachments thereto, as applicable), the Term Sheet (including the attachments thereto, as applicable) shall control.

Section 3.Commitments Regarding the Restructuring

3.01Covenants, Acknowledgments, and Commitments of the Supporting Lenders.

(a)Subject to the terms and conditions hereof, and from the RSA Effective Date and as long as this RSA has not been terminated in accordance with the terms hereof, each Supporting Lender (severally and not jointly) shall:

(i)use commercially reasonable efforts to support the Restructuring on the terms and conditions thereof summarized in the Term Sheet and implement the Restructuring Transactions pursuant to the terms of the Definitive Documents, including the Plan; provided, that no Supporting Lender shall be obligated to (A) waive (to the extent waivable by such Supporting Lender) (1) any condition to the consummation of any part of the Restructuring set forth in this RSA or any of the Definitive Documents or (2) any right under or in respect of any of the DIP Facility Documents; or (B) approve any Definitive Document that is not, other than with respect to any terms, conditions, or provisions that are set forth in this RSA or the Term Sheet, acceptable to such Supporting Lender in all respects (to the extent such Definitive Document is required to be in form and substance acceptable to such Supporting Lender);

(ii)reasonably assist the Company with the implementation and consummation of the Restructuring and the Restructuring Transactions and take commercially reasonable and appropriate actions in furtherance of the Restructuring as contemplated under this RSA, including to review and in good faith negotiate the Definitive Documents, including the Plan, which Definitive Documents shall contain terms and conditions consistent in all respects with this RSA and shall otherwise be in all respects acceptable to the Company and the Supporting Lenders, and execute the same (to the extent any Definitive Documents require execution thereof by such Supporting Lender to implement and consummate the Restructuring in accordance with the terms hereof);

(iii)subject to receipt of the Disclosure Statement and any other Plan solicitation materials as approved by the Bankruptcy Court, vote all claims and interests it holds against the Company to accept the Plan by delivering a duly executed and completed ballot accepting the Plan on a timely basis during the solicitation of votes for the Plan;

(iv)(A) not change or withdraw (or cause to be changed or withdrawn) its vote to accept the Plan; (B) not object to, delay, impede, or take any other action to interfere with, delay, or postpone acceptance, consummation, or implementation and effectuation of the Restructuring on the terms and conditions set forth in this RSA; (C) not object to or otherwise commence or participate in any proceeding to oppose any of the Restructuring; and (D) not directly or indirectly propose, file, take any action, seek, solicit, support, encourage, or vote or cause to be voted (to the extent applicable and provided that any such vote may be revoked (and upon such revocation, deemed void ab initio) by such Supporting Lender at any time following the termination of this RSA and prior to entry into the Definitive Documents) any claims and/or interests for which such Supporting Lender has voting power for, consent to, or encourage any proposal, offer, dissolution, wind-up, workout, liquidation, plan of reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for the Company, other than the Restructuring;

(v)(A) to the extent it is permitted to elect whether to opt out of the releases or exculpations set forth in the Plan, not select on its ballot(s) to “opt-out” with respect to the releases or exculpations set forth in the Plan; and (B) to support the releases and exculpation contained in the Plan;

(vi)not, and shall not encourage any other person to, take any action, directly or indirectly, that would, or would reasonably be expected to, breach or be inconsistent with this RSA or delay, impede, appeal, or take any other action, directly or indirectly, that would, or would reasonably be expected to, interfere with the acceptance or implementation of the Restructuring;

(vii)consent to the Company’s use of Cash Collateral in accordance with the terms and conditions set forth in the Interim DIP Order and Final DIP Order (as defined in the DIP Credit Agreement), each of which shall be in form and substance acceptable to the Company and the Supporting Lenders in all respects; and

(viii)not pursue, propose, support, or encourage the pursuit, proposal, or support of any other restructuring or reorganization for, or the liquidation of, the Company or object to, or support any other person’s efforts to oppose or object to, in each case, directly or indirectly, the Restructuring or any of the transactions contemplated herein.

(b)Notwithstanding anything to the contrary herein, nothing in this RSA shall:

(i)impair or waive the rights of a Supporting Lender to assert or raise any objection not expressly prohibited under this RSA in connection with the Restructuring;

(ii)prevent a Supporting Lender from enforcing this RSA or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this RSA;

(iii)require any Supporting Lender to incur any expenses, liabilities, or other obligations, or agree to any commitments, undertaking, concessions, indemnities or other arrangements that could reasonably be expected to result in expenses, liabilities, or other obligations to any such party to the extent such expenses, liabilities, or other obligations will not be reimbursed by the Company;

(iv)limit the rights of a Supporting Lender under any applicable bankruptcy, insolvency, foreclosure, or similar proceedings, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as the exercise of any such right is consistent with this RSA and such Supporting Lender’s obligations hereunder;

(v)limit the ability of a Supporting Lender to purchase, sell, or enter into any transactions in connection with its claims against or interests in the Company with another Supporting Lender;

(vi)limit, subject to the terms and obligations hereof and applicable law, any right of a Supporting Lender under the Prepetition Credit Agreement, and any other applicable agreement, instrument, or document that gives rise to a Supporting Lender’s claims against or interests in the Company, as applicable, or constitute a waiver or amendment of any provision of any such agreement, instrument, or document;

(vii)limit in any way the Supporting Lenders’ respective rights under and in respect of any of the DIP Facility Documents, including the ability to exercise any rights or otherwise take action thereunder;

(viii)limit, subject to any confidentiality provisions in this RSA and, as applicable, the Prepetition Credit Agreement or the DIP Facility Documents, the ability of a Supporting Lender to consult with any of the other Parties;

(ix)limit the ability of a Supporting Lender to enforce any right, remedy, condition, consent, or approval requirement under this RSA or any of the Definitive Documents; or

(x)affect the ability of any Supporting Lender to consult with any other Supporting Lender, the Company, or any other party in interest in the Chapter 11 Cases regarding the Restructuring.

3.02Obligations of the Company.

(a)Affirmative Covenants.  Subject to the terms and conditions hereof, and from the RSA Effective Date and as  long as this RSA has not been terminated in accordance with the terms hereof, the Company shall:

(i)support and take all steps reasonably necessary, desirable, or reasonably requested by a Supporting Lender to timely consummate the Restructuring, the Restructuring Transactions, and the Plan in accordance with this RSA;

(ii)act in good faith and use best efforts to implement and consummate the Restructuring, including: (A) soliciting  the Plan; (B) obtaining approval and confirmation of the Plan; (C) consummating the Restructuring; (D) obtaining orders of the Bankruptcy Court in support of the Restructuring; (E) supporting the release and exculpation provisions contained in the Plan; (F) performing its obligations under this RSA in accordance with the terms of, and as set forth in, the Plan; and (G) timely filing any objection or opposition to any motion, application, adversary proceeding, or other document filed with the Bankruptcy Court that (1) seeks the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization, directing the appointment of an examiner or a trustee, converting or dismissing the  Chapter 11 Cases or (2) (a) is inconsistent with this RSA in any respect, including with respect to the entry of the Interim DIP Order or the Final DIP Order, or with respect to any adequate protection proposed to be granted to the Supporting Lenders thereunder; (b) would, or would reasonably be expected to, frustrate the purposes of this RSA, including by preventing the consummation of the Restructuring or any Restructuring Transactions; or (c) challenges the validity, enforceability, perfection, or seeks avoidance or subordination of, any portion of the claims or liens arising in connection with the Prepetition Credit Documents;

(iii)prepare or cause to be prepared the Definitive Documents, each of which, for the avoidance of doubt, shall contain terms and conditions consistent in all respects with this RSA and the Term Sheet, or as otherwise agreed to by the Company and the Supporting Lenders, each in their sole discretion;

(iv)support and use best efforts to: (A) commence the Restructuring on the RSA Effective Date and to conduct the Restructuring in accordance with the terms reflected in the Term Sheet; and (B) enter into the Definitive Documents,  each as contemplated by the Term Sheet;

(v)make all filings required, and use commercially reasonable efforts to obtain any and all required third-party approvals of the Restructuring, including any and all required governmental, regulatory, and other approvals (including any necessary third-party consents) necessary to implement and/or consummate the Restructuring;

(vi)support and use commercially reasonable efforts to lift or otherwise reverse the effect of any injunction or other order or ruling of a court or regulatory body that would impede the consummation of any aspect of the Restructuring;

(vii)except to the extent contemplated by the Plan, maintain the good standing of each entity constituting the Company under the laws of the state of each such entity’s formation or incorporation as applicable and take all requisite actions, corporate or otherwise, in furtherance of the Restructuring as soon as reasonably practicable on or after the Plan Effective Date;

(viii)provide prompt written notice (in accordance with Section 9.11 hereof) to the Supporting Lenders upon (A) becoming aware of the occurrence of a Company Termination Event; (B) becoming aware of any third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring; (C) receipt of any written notice from any governmental body related to this RSA or the transactions contemplated by the Restructuring; (D) becoming aware of any proceeding having been commenced, or, to the knowledge of the Company, threatened against the Company or any other party, relating to or involving or otherwise affecting in any respect the transactions contemplated by the Restructuring; (E) the occurrence, or failure to occur, of any event of which the Company has knowledge which occurrence or failure would be expected to cause any covenant of the Company in this RSA not be satisfied in any respect; (F) becoming aware of any person that has challenged the validity or priority of, or has sought to avoid, any lien securing the loans under the Prepetition Credit Agreement or the DIP Facility Documents; (G) becoming aware of developments, negotiations, or proposals relating to any contracts or any case or controversy that may be commenced against the Company that, in each case, would reasonably be expected to materially impede or prevent consummation of the Restructuring or is otherwise material to the Company; or (H) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(ix)(A) conduct, and shall cause their respective subsidiaries to conduct, their businesses and operations (1) to facilitate the Restructuring, the Restructuring Transactions, and the Plan, and (2) only in the ordinary course in a manner that is consistent with past practices, except as is otherwise necessary to comply with the foregoing, and in compliance with law, including the Bankruptcy Code or any other order of the Bankruptcy Court, (B) maintain their physical assets, properties and facilities in their working order condition and repair as of the RSA Effective Date, ordinary wear and tear excepted, (C) maintain their respective books and records on a basis consistent with prior practice, (D) maintain all insurance policies, or suitable replacements therefor, in full force and effect, and (E) use reasonable best efforts to preserve intact their business organizations and relationships with third parties (including creditors, lessors, licensors, suppliers, distributors and customers) and employees, subject to any limitations under the Bankruptcy Code, any order of the Bankruptcy Court, or any executory contracts or unexpired leases that may be rejected in the Chapter 11 Cases with the prior written consent of the Supporting Lenders;

(x)support and use best efforts to provide to the Supporting Lenders all relevant documents in connection with their efforts to determine what, if any, collateral granted under the Prepetition Credit Documents, including cash and proceeds of collateral may have been paid to third parties;

(xi)provide to the Supporting Lenders and/or their respective professionals, upon notice to the Company: (A) reasonable access to the Company’s books, records, and facilities; (B) reasonable access to the respective management and advisors of the Company for the purposes of evaluating the Company’s finances and operations and participating in the planning process with respect to the Restructuring; and (C) prompt access to any information provided to any existing or prospective financing sources;

(xii)(A) provide to the Supporting Lenders’ counsel draft copies of all motions or applications and other documents (including all Definitive Documents) the Company intends to file with the Bankruptcy Court, execute, distribute, use or publicly disclose at least five (5) business days prior to the date when the Company intends to file with the Bankruptcy Court, execute, distribute, use or publicly disclose any such pleading or other document (provided, that if delivery of such motions, orders, documents, or materials (other than the Definitive Documents) at least five (5) business days in advance is not reasonably practicable, such motion, order, document or material shall be delivered as soon as reasonably practicable prior to filing with the Bankruptcy Court, executing, distributing, using or publicly disclosing); and (B) without limiting any approval rights set forth herein, consult in good faith the Supporting Lenders and their counsel regarding the form and substance of any of the foregoing documents in advance of the filing, execution, distribution, use (as applicable) or public disclosure thereof;

(xiii)comply in all respects with applicable laws (including making or seeking to obtain all required consents and/or appropriate filings or registrations with, notifications to, or authorizations, consents or approvals of any regulatory or governmental authority) and paying all taxes as they become due and payable except to the extent that nonpayment thereof is permitted by the Bankruptcy Code or any order of the Bankruptcy Court or taxes are being contested in good faith by appropriate proceeding and for which adequate reserves have been established in compliance with GAAP (as defined in the DIP Credit Agreement);

(xiv)if the Company or any of its affiliates (or the advisors or representatives of the Company or any of its affiliates) receives after the RSA Effective Date, any inquiry, proposal, expression or indication of interest, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, financing (debt or equity), including any debtor-in-possession financing (other than the DIP Facility set forth in the Term Sheet), liquidation, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction or series of transactions involving the Company (in whole or in part) or the debt, equity, or other interests in the Company that is any way different than or an alternative to the Restructuring and the Restructuring Transactions (an “Alternative Proposal”), notify the Supporting Lenders’ advisors within two (2) days after the receipt thereof, with such notice to include the material terms of any such Alternative Proposal (including the identity of the persons or entities involved) and shall thereafter promptly update the Supporting Lenders regarding the occurrence and substance of any discussions, negotiations, changes or other developments related to such Alternative Proposal;

(xv)timely file a formal written response in opposition to any objection filed with the Bankruptcy Court by any Person with respect to the DIP Facility (or motion filed by such Person that seeks to interfere with the DIP Facility) or any of the adequate protection granted to or in favor of the Supporting Lenders pursuant to the applicable DIP Facility Documents;

(xvi)use best efforts to obtain, file, submit or register any and all permits and consents that are necessary or advisable for the implementation or consummation of any part of the Restructuring or the approval by the Bankruptcy Court of the Definitive Documents; and

(xvii)promptly notify in writing the Supporting Lenders of (A) any breach by the Company of any obligation or covenant under this RSA or any of the Definitive Documents, and/or (B) any representation or warranty made by the Company in this RSA or any of the Definitive Documents that was not true and correct in all material respects when made.

For the avoidance of doubt, as used in this Section 3.02(a), the terms “reasonable,” “commercially reasonable efforts,” and phrases of similar import, shall be construed to require the Company to incur reasonable costs and expenses, undertake obligations, and incur liabilities in furtherance of the stated objective.  Moreover, to the extent the Company is obligated to incur costs and expenses, undertake obligations, or incur liabilities, whether due to the use of the terms “reasonable,” “commercially reasonable efforts,” “best efforts” or phrases of similar import, the Company’s failure to satisfy any such obligation to incur costs and expenses, undertake obligations, or incur liabilities shall not constitute a breach of this RSA if the Supporting Lenders fail to approve a proposed Approved Budget that provides reasonable funds to satisfy such obligation.

(b)Negative Covenants.  Subject to the terms and conditions hereof, and from the RSA Effective Date and as long as this RSA has not been terminated in accordance with the terms hereof, the Company agrees that it shall not, directly or indirectly, take any of the following actions, unless such action is consented to in writing by each of the Supporting Lenders or such action is specifically permitted under the Term Sheet:

(i)modify the Restructuring, in whole or in part, in a manner that is inconsistent with the terms of this RSA, including the Term Sheet;

(ii)commence any proceeding opposing any of the terms of this RSA or otherwise take or fail to take any actions that violate this RSA in any respect, that obstruct or delay the consummation of the Restructuring in any respect, or that are otherwise intended or are likely to interfere with this RSA or the Restructuring in any material respect;

(iii)incur or suffer to exist any indebtedness of the Company, except indebtedness existing and outstanding immediately prior to the date hereof, trade payables, or indebtedness under the DIP Credit Agreement, and liabilities and indebtedness arising and incurred in the ordinary course of business or otherwise permitted under the Prepetition Credit Agreement, the DIP Credit Agreement, and the Approved Budget;

(iv)directly or indirectly, (A) affirmatively seek or solicit any Alternative Proposal, (B) publicly announce its intention not to pursue the Restructuring; or (C) take any other action that is inconsistent with or is likely to delay or interfere with the consummation of the Restructuring, or fail to take any action and such failure to act is inconsistent with or is likely to delay or interfere with the consummation of the Restructuring;

(v)commence an avoidance action or other legal proceeding that challenges the validity, enforceability, or priority of the claims held by the Supporting Lenders, or otherwise negatively affects the rights of the Supporting Lenders;

(vi)incur any postpetition liens or security interests, except as permitted under the DIP Credit Agreement, the Interim DIP Order, or the Final DIP Order;

(vii)enter into any commitment or agreement with respect to debtor-in-possession financing or the use of Cash Collateral other than the DIP Credit Agreement, the Interim DIP Order, or the Final DIP Order;

(viii)amend or propose to amend its certificate or articles of incorporation, certificate of formation, bylaws, limited liability company agreement, partnership agreement, or similar organizational documents (except as set forth in the Definitive Documents);

(ix)authorize, create, or issue any additional equity interests, or redeem, purchase, acquire, declare any distribution on, or make any distribution on any equity interests;

(x)pay, or agree to pay, any indebtedness, liabilities, or other obligations (including any accounts payable or trade payable) that existed prior to the Petition Date or that arose from any matter, occurrence, action, omission, or circumstance that occurred prior to the Petition Date, unless the Bankruptcy Court authorizes the Company to pay such indebtedness, liabilities, or other obligations (including any accounts payable or trade payable) pursuant to the relief granted in connection with the first day motions or otherwise with the consent of the Supporting Lenders (such consent not to be unreasonably withheld);

(xi)move for an order from the Bankruptcy Court authorizing or directing the assumption or rejection of any executory contract (including any employment agreement or employee benefit plan) or unexpired lease, other than any assumption or rejection that (A) is done with the advance written consent of the Supporting Lenders, or (B) is expressly contemplated by the Plan;

(xii)(A) enter into any material contract which, if existing as of the date of this RSA, would constitute a material contract had it been entered into prior to the date of this RSA, (B) amend, supplement, modify, or terminate any material contract, or (C) allow or permit any material contract to expire;

(xiii)allow or permit any of their respective permits or licenses to lapse, expire, terminate, or be revoked, suspended, or modified, or to suffer any fine, penalty, or other sanctions related to any of their respective permits or licenses;

(xiv)enter into, adopt, or establish any new compensation or benefit plans or arrangements (including employment agreements and any retention, success, or other bonus plans), or amend or terminate any existing compensation or benefit plans or arrangements (including employment agreements);

(xv)incur or commit to incur any capital expenditures, other than capital expenditures that are contemplated by the budget approved in accordance with the applicable DIP Facility Documents (any such budget, the “Approved Budget”);

(xvi)except as required by law or to the extent taken in the ordinary course of business or consistent with the past practice of the Company, make or change any tax election (including, with respect to any entity that is treated as a partnership or disregarded entity for U.S. federal income tax purposes, an election to be treated as a corporation for U.S. federal income tax purposes), file any amended tax return, enter into any closing agreement with respect to taxes, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment, enter into any installment sale transaction, adopt or change any accounting methods, practices or periods for tax purposes, make or request any tax ruling, enter into any tax sharing or similar agreement or arrangement, or settle any tax claim or assessment;

(xvii)issue or repurchase Company stock, options, warrants or other equity or equity like instruments or take any other action that would reasonably be expected to cause the Company to undergo an ownership change, within the meaning of Section 382(g) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prior to the Supporting Lenders receiving 100% of the Reorganized CARBO Interests under the Plan (other than an ownership change caused by an action of the Supporting Lenders); or

(xviii)approve, authorize, or agree (orally or in writing) to take any of the actions identified above.

(c)Nothing in this RSA shall: (a) impair or waive the rights of the Company to assert or raise any objection expressly permitted under this RSA in connection with the Restructuring; or (b) prevent the Company from enforcing this RSA or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this RSA.

(d)Fiduciary Duty.

(i)Notwithstanding anything to the contrary herein, but without prejudice to the rights of the Supporting Lenders to terminate this RSA if such action or inaction results in a breach in any respect by the Company of any of its respective covenants, obligations, representations, or warranties contained in this RSA or in any of the Definitive Documents, or otherwise gives rise to a Termination Event: (A) the Company shall be permitted to take (or permitted to refrain from taking) any action with respect to the Restructuring to the extent the board of directors, board of managers, or similar governing body of the Company determines, in good faith based upon advice of outside counsel, that taking such action, or refraining from taking such action, as applicable, is reasonably required to comply with applicable law, including its fiduciary duties, and may take such action without incurring any liability, and (B) the officers and employees of the Company shall not be required to take any action inconsistent with applicable law; provided, however, that the Company shall (X) provide three (3) business days’ prior written notice to the Supporting Lenders and their advisors (the “Alternative Proposal Notice Period”) that the Company is prepared to terminate this RSA to pursue an Alternative Proposal, which notice shall include the full terms and conditions of the transaction that constitutes such Alternative Proposal and (Y), together with the Company’s advisors and representatives, negotiate with the Supporting Lenders and their advisors and representatives in good faith to make such adjustments in the terms and conditions of this RSA and the Restructuring so that such Alternative Proposal ceases to constitute a superior proposal, if the Supporting Lenders, in their sole discretion, propose to make any such adjustments; provided, further that, if at any time after the Company provides notice pursuant to Section 3.02(d)(i)(X), there is any material revision to the terms of the applicable Alternative Proposal, the Alternative Proposal Notice Period shall be extended, if applicable, to ensure that at least three (3) business days remain in the Alternative Proposal Notice Period subsequent to the time the Company (or its advisors or representatives) notifies the Supporting Lenders of any such material revision.

(ii)Notwithstanding anything to the contrary herein, the Company and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (A) consider, respond to, discuss, and negotiate unsolicited Alternative Proposals; (B) provide access to nonpublic information concerning the Company to any person or entity that (1) provides an unsolicited Alternative Proposal; (2) executes and delivers a customary confidentiality agreement, which shall be in form and substance no less restrictive than the confidentiality agreement between the Company and the Supporting Lenders and otherwise reasonably acceptable to the Company; and (3) requests such information; provided that prior to providing such access the Company shall consult with counsel to the Supporting Lenders regarding such request for access and the nature of the non-public information requested; (C) maintain or continue discussions or negotiations with respect to any unsolicited Alternative Proposal only if (1) the board of directors of the Company determines in good faith (upon the advice of outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, and (2) the board of directors of the Company has determined (upon the advice of outside legal counsel) that such Alternative Proposal is reasonably likely to lead to a transaction that is more favorable to the holders of claims against, or interests in, the Company than the Restructuring and is reasonably capable of being completed in accordance with its terms, taking into account all legal, financial, financing, conditionality, timing and other aspects of such Alternative Proposal; and (D) enter into or continue discussions or negotiations with holders of claims against, or interests in, the Company, or any other person or entity regarding the Restructuring.

(e)Professional Fees.

(i)The Company agrees that the costs and expenses of the Supporting Lenders in connection with the Restructuring, including the reasonable and documented fees and expenses of Norton Rose Fulbright US LLP as counsel to the Supporting Lenders and Ankura Consulting Group, LLC as financial advisor to the Supporting Lenders (the “Restructuring Expenses”) shall be included the Approved Budget.

(ii)Whether or not the transactions contemplated by this RSA are consummated, the Company hereby agrees to pay, in cash, all Restructuring Expenses as follows: (1) all accrued and unpaid Restructuring Expenses shall be paid in full in cash on or prior to the RSA Effective Date, (2) prior to the Petition Date and after the RSA Effective Date, all Restructuring Expenses incurred during such period (and not previously paid pursuant to the preceding clause (1), if any) shall be paid in full in cash by the Company on a regular and continuing basis as soon as reasonably practicable, and in any event, prior to the Petition Date, and (3) after the Petition Date, all accrued and unpaid Restructuring Expenses incurred up to (and including) the Plan Effective Date (including all accrued and unpaid fees and expenses incurred through the RSA Effective Date) shall be paid in full in cash on the Plan Effective Date (provided, for the avoidance of doubt, that such Restructuring Expenses have not been satisfied during the Chapter 11 Cases pursuant to the DIP Orders (as defined in the DIP Credit Agreement)), without any requirement for Bankruptcy Court review or further Bankruptcy Court order.  Notwithstanding the foregoing, nothing herein shall affect or limit any obligations of the Company to pay the Restructuring Expenses as provided for and in accordance with the terms of the DIP Orders.

(f)Automatic Stay.  Following the commencement of the Chapter 11 Cases, the Company acknowledges and agrees that the termination of this RSA and the giving of notice of termination by any party pursuant to this RSA is not a violation of the automatic stay pursuant to section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided that nothing herein shall prejudice the Company’s rights to argue that the giving of notice of termination was not proper under the terms of the RSA.

3.03Reserved.

3.04Definitive Documents.

(a)The “Definitive Documents” include: (i) the definitive amendments to the Prepetition Credit Agreement, as applicable, and ancillary documents; (ii) amendments or consents related to the Restructuring; (iii) the documentation in respect of the DIP Term Loan and authorizing use of Cash Collateral, including (x) the DIP Commitment Letter, the DIP Credit Agreement and the other DIP Facility Documents and (y) any motions and orders relating to the use of Cash Collateral and the DIP Facility (including any exhibits, schedules, amendments, modifications, or supplements thereto); (iv) the Disclosure Statement, motion to approve the Disclosure Statement and solicitation procedures, and the Disclosure Statement Order, (v) the Plan, any exhibits, schedules to the Plan, the Confirmation Order, and the supplement to the Plan, including all organizational and governance documents governing the reorganized Company and other corporate documents; (vi) a three-year business plan for the Company (the “Business Plan”); (vii) the first day and second day pleadings that the Company believes are necessary or desirable to file with the Bankruptcy Court, the retention applications, all orders sought pursuant thereto, and any other material motions and orders; (viii) this RSA; (ix) any other documents, instruments, schedules, or exhibits described in, related to, contemplated by, or necessary to implement, each of the foregoing; and (x) such other definitive documents relating to the Restructuring and the Restructuring Transactions as may be necessary or advisable to consummate the Restructuring, the Restructuring Transactions, and the Plan.

(b)Each of the Definitive Documents shall, other than with respect to any terms, conditions, or provisions that are set forth in this RSA or the Term Sheet, be in form and substance acceptable in all respects to the Company and the Supporting Lenders, including with respect to any modifications, amendments, or supplements to such Definitive Documents as permitted hereunder.

(c)Without limiting the foregoing, (a) the Company and the Supporting Lenders hereby covenant and agree to negotiate in good faith the applicable Definitive Documents, which Definitive Documents shall contain terms and conditions consistent with this RSA and otherwise be acceptable to the Company (if the Company is a party thereto), and the Supporting Lenders and (b) each Party agrees to execute (to the extent such Party is a party thereto) and otherwise support implementation of the Definitive Documents and any other such documents or agreements as may be reasonably necessary or advisable to implement the Restructuring, the purposes of this RSA, and the Definitive Documents.

Section 4.Representations and Warranties

4.01Mutual Representations and Warranties.  Each of the Parties, severally and not jointly (nor severally and jointly), represents, warrants, and covenants to each other Party (to the extent applicable), as of the RSA Effective Date, as follows (each of which is a continuing representation, warranty, and covenant):

(a)to the extent it is an entity, it is validly existing and in good standing under the laws of the state or other jurisdiction of its organization;

(b)subject to the entry of applicable Bankruptcy Court orders, it has all requisite direct or indirect power and authority to enter into and perform its respective obligations under this RSA and the Definitive Documents to which it is a party, and such Party has been authorized to enter into and perform its respective obligations under this RSA and the Definitive Documents to which it is a party;

(c)the execution, delivery, and performance by such Party of this RSA does not and will not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(d)the execution, delivery, and performance by such Party of this RSA does not and will not require any registration or filing with, consent, or approval of, or notice to, or other action to, with or by, any federal, state, or local governmental authority or regulatory body, except such filings as may be necessary or required under the Bankruptcy Code;

(e)this RSA is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or other similar laws relating to or limiting creditors’ rights generally, by equitable principles relating to enforceability or by the implied covenant of good faith and fair dealing; and

(f)it has been represented by legal counsel of its choosing in connection with this RSA and the transactions contemplated by this RSA, has had the opportunity to review this RSA with its legal counsel, and has not relied on any statements made by any other Party or such other Party’s legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this RSA or the transactions contemplated hereby.

4.02Representations and Warranties of the Supporting Lenders.  Each Supporting Lender, severally and not jointly (nor jointly and severally), represents and warrants to the best of its knowledge, as of the date hereof that:

(a)such Supporting Lender (i) beneficially owns the principal amount of each claim or interest set forth below its name on Schedule 1 to the Term Sheet or (ii) has, with respect to the beneficial owners of such claims or interests, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such claims or interests, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.  The amount of each claim or interest set forth below each Supporting Lender’s name on Schedule 1 to the Term Sheet does not include any claim or interest out for loan pursuant to a securities lending program on the date hereof; and

(b)it has sufficient knowledge and experience to evaluate properly the terms and conditions of this RSA and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this RSA, and it has made its own analysis and decision to enter into this RSA and otherwise investigated this matter to its full satisfaction.

4.03Representations and Warranties of the Company.  Each entity compromising the Company jointly and severally represents and warrants to each Supporting Lender, as of the date hereof:

(a)there is no default or event of default under the Prepetition Credit Agreement which has occurred and is continuing;

(b)it has sufficient knowledge and experience to evaluate properly the terms and conditions of this RSA and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this RSA, and it has made its own analysis and decision to enter into this RSA and otherwise investigated this matter to its full satisfaction;

(c)it is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and has the power and authority to execute and deliver this RSA and to perform its obligations hereunder and has taken all necessary corporate, limited liability company, or other action, as applicable, to authorize the execution, delivery, and performance of this RSA, including approval of the board of directors of the Company;

(d)(i) this RSA has been duly executed and delivered by it; and (ii)(1) this RSA is the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms and (2) if the Restructuring is implemented, subject to the provisions of Bankruptcy Code sections 1125 and 1126, this RSA is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, in each case, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and is in full force and effect;

(e)the aggregate outstanding principal amount under the Prepetition Credit Agreement is at least $65,000,000 (excluding any fees, costs, expenses, and indemnities that may be owed by the applicable obligors) and such amounts (together with accrued interest and fees thereon) are outstanding and owing by the Company, without defense, offset, or counterclaim.

4.04Reserved.

Section 5.Termination Events

5.01Termination Events.  Upon the occurrence and continuation of any of the events set forth in this Section 5.01 (each, a “Termination Event”), the RSA may be terminated by the applicable Party as specified below.

(a)Collective Termination Events. Acting together, the Supporting Lenders may terminate this RSA upon written notice to each Party delivered in accordance with Section 9.11 hereof, upon the following:

(i)the Plan Effective Date shall not have occurred by July 13, 2020 or such later date as mutually agreed to in writing by the Company and each of the Supporting Lenders (the “Outside Closing Date”);

(ii)the Bankruptcy Court enters an order converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or an order dismissing one or more of the Chapter 11 Cases;

(iii)the Bankruptcy Court enters an order appointing a trustee or an examiner with expanded powers in one or more of the Chapter 11 Cases;

(iv)three (3) Business Days after entry of an order by the Bankruptcy Court, granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code (A) to the holder or holders of any judgment or security interest to proceed against, including foreclosure (or the granting of a deed in lieu of foreclosure or the like) on, any assets of the Company that have a value in excess of $250,000 in the aggregate (excluding foreclosure or setoff of liens or security interests on cash or cash equivalents pledged to secure or support letters of credit, reclamation obligations, corporate credit card programs or other obligations of a like nature incurred in the ordinary course of business) or (B) to any state or local environmental or regulatory agency or authority to proceed against, including foreclose (or the granting of a deed in lieu of foreclosure or the like) on, any assets of the Company that have a value in excess of $250,000;

(v)the Company: (A) materially breaches any obligation or covenant under this RSA or any of the Definitive Documents, or any of the representations or warranties made by the Company under this RSA or any of the Definitive Documents was not true and correct in all material respects (except, in each case, that such materiality qualifier shall not be applicable to any obligation, covenant, representation and warranty that already are qualified or modified by materiality in the text thereof) when made, which breach or inaccuracy is not cured within five (5) days after the Supporting Lenders receive written notice of such breach or inaccuracy pursuant to Section 3.02(a)(xvii) of this RSA; provided, however, that the Company would be deemed to have materially breached the RSA if the amount set forth in subsection (b)(i) of the definition of “GUC Cash Pool” (as defined in the Term Sheet) is not sufficient to render the Classes of allowed General Unsecured Claims (as described in the Term Sheet) against Asset Guard and StrataGen unimpaired or (B) withdraws or revokes the Plan;

(vi)there occurs a material breach or event of default under or in respect of the DIP Credit Agreement or any other DIP Facility Document, subject to all applicable notice, waiver, and cure provisions, if any;

(vii)the Company obtains debtor-in-possession financing from any person or entity other than the Supporting Lenders;

(viii)the Bankruptcy Court or other governmental authority with jurisdiction issues any order, injunction, or other decree or takes any other action, in each case, which has become final and non-appealable and which restrains, enjoins, or otherwise prohibits the implementation of the Restructuring in a way that cannot be remedied by the Company or the effect of which would be to (A) render this RSA or any portion unenforceable or enjoin or otherwise restrict the consummation of the Restructuring in a way that cannot reasonably be remedied by the Company or (B) render the Plan incapable of consummation on the terms set forth in this RSA;

(ix)the entry of an order by the Bankruptcy Court or any other court with appropriate jurisdiction denying confirmation of the Plan, or if the Confirmation Order is reversed, vacated, modified, amended, supplemented, or in any way altered by order of a court of competent jurisdiction;

(x)the Company files, executes, amends, or modifies, any Definitive Document that is inconsistent with the requirements of this RSA and such inconsistency has not been agreed to or waived by the applicable Party in accordance with the terms hereof;

(xi)the Bankruptcy Court enters an order in the Chapter 11 Cases terminating the Company’s exclusive right to file a plan or plans of reorganization pursuant to Bankruptcy Code section 1121;

(xii)the Company publicly announces, supports in writing or executes a letter of intent or similar document stating an intention to pursue an alternative restructuring, liquidation, reorganization, wind-down, exchange, or transaction, including an Alternative Proposal, other than that contemplated by this RSA;

(xiii)the Supporting Lenders determine in good faith that any permit or consent that is necessary or advisable for the implementation or consummation of the Restructuring is not likely to be obtained prior to the date that is 120 calendar days after the Petition Date;

(xiv)after entry by the Bankruptcy Court of either of the DIP Orders, the Disclosure Statement Order, or the Confirmation Order, any such order is reversed, stayed, dismissed, vacated, reconsidered, modified or amended without the written consent of the Supporting Lenders;

(xv)the Bankruptcy Court enters an order terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization;

(xvi)the Bankruptcy Court enters an order authorizing or directing the assumption, assumption and assignment, or rejection of an executory contract (including any employment agreement, severance agreement or other employee benefit plan) or unexpired lease, other than any assumption or rejection that (A) is approved in advance by the Supporting Lenders or (B) is expressly contemplated by the Plan;

(xvii)the Company files with the Bankruptcy Court any motion or application seeking authority to sell any assets without the prior written consent of each of the Supporting Lenders;

(xviii)the Company fails to timely comply with Section 3.02(e) hereof;

(xix)the failure to timely achieve any of the Milestones set forth in Section 5.15 of the DIP Credit Agreement on or before the date set forth therein or such later date as mutually agreed to in writing by the Company and each of the Supporting Lenders;

(xx)if there occurs a default or an event of default beyond the applicable grace period under the Prepetition Credit Agreement subject to all applicable notice, waiver, and cure provisions; provided, however, that this provision shall not apply if the Chapter 11 Cases are filed; or

(xxi)a Debtor incurs or undergoes or there occurs with respect to a Debtor, an ownership change, within the meaning of Section 382(g) of the Code, after September 30, 2019 and prior to the Supporting Lenders receiving 100% of the Reorganized CARBO Interests under the Plan (other than an ownership change caused by an action of the Supporting Lenders).

(b)Individual Termination Events.  Acting individually, the Party specified in each of (i)-(ii) below may terminate this RSA upon written notice to each Party delivered in accordance with Section 9.11 hereof upon the following:

(i)by any non-breaching Party, if any other Party materially breaches any representation, warranty or covenant under this RSA, which breach or breaches are not cured within three (3) days after receiving written notice of any such breach; or

(ii)by such Supporting Lender who is the target of any of the following: either (A) the Company files with the Bankruptcy Court a motion, application, or adversary proceeding (or the Company supports any such motion, application, or adversary proceeding filed or commenced by any third party) (1) challenging the validity, enforceability, or priority of, or seeking to avoid, recharacterize, disallow, limit, or subordinate, any claims or liens arising in connection with the Prepetition Credit Documents, as applicable or (2) asserting any other cause of action against any of the Supporting Lenders, as applicable, other than for the enforcement of the obligations of any Supporting Lenders hereunder or (B) the Bankruptcy Court enters an order providing relief against any Supporting Lender, as applicable, with respect to any of the foregoing causes of action or proceedings filed by any other party; provided, however, that the Company may comply with discovery requests in connection with any such suit or other proceeding in accordance with applicable law.

5.02Company Termination Events.  The Company may terminate its obligations under this RSA upon three (3) business days’ prior written notice (the “Notice Period”) delivered to the Supporting Lenders in accordance with Section 9.11 hereof, upon the occurrence and continuation of any of the following events (each, a “Company Termination Event”):

(a)any of the Supporting Lenders’ breach of or noncompliance with (or failure to satisfy) in any material respect any of the obligations, representations, warranties, or covenants of such Supporting Lender(s) as set forth in this RSA (including, without limitation, in Section 3.01 hereof) that remains uncured for three (3) business days after the delivery to such Supporting Lender of written notice of such breach from the Company during the Notice Period;

(b)the Company’s board of directors determines pursuant to Section 3.02(d) hereof that continued performance under the RSA would be inconsistent with the exercise of its fiduciary duties under applicable law; provided, that upon a termination of the RSA pursuant to this provision, all obligations of each Supporting Lender hereunder shall immediately terminate without further action or notice by such Supporting Lender; provided further, that to the extent any of the Supporting Lenders seeks an expedited hearing to determine if the Company has validly exercised this clause, the Company consents to such expedited hearing but all parties reserve all rights with respect to the underlying relief; or

(c)the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order declaring this RSA or any portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of the Restructuring in a way that cannot reasonably be remedied by the Company.

5.03Mutual Termination. This RSA may be terminated by mutual agreement among (a) the Company and (b) the Supporting Lenders for any reason, including upon entry of an order denying confirmation of the Plan.

5.04Termination Upon Consummation of the Restructuring. This RSA shall terminate automatically without any further required action or notice upon the occurrence of the Plan Effective Date.

5.05Automatic Termination.  The RSA shall terminate automatically, without any further action required by any Party, upon any court of competent jurisdiction entering a final, non-appealable judgment or order declaring the RSA to be unenforceable.

5.06Effect of Termination.

(a)Upon the termination of this RSA under Sections 5.01, 5.02, 5.03, 5.04, or 5.05, this RSA shall be of no further force and effect and each Party hereto shall be released from its commitments, undertakings, and agreements under or related to this RSA and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that they would have been entitled to take had they not entered into this RSA, including, in the case of the Supporting Lenders, all rights and remedies available to them under (i) the Prepetition Credit Agreement or any of the other prepetition documents related thereto, or (ii) the DIP Facility Documents.  Notwithstanding the foregoing, any claim for breach of this RSA that accrued prior to the date of a Party’s termination or termination of this RSA (as the case may be) and all rights and remedies of the Parties hereto shall not be prejudiced as a result of termination.

(b)Notwithstanding anything to the contrary herein, and except for the Company’s right to terminate pursuant to Section 5.02(b) hereof which shall not be affected by this Section, no Party shall have the right to terminate this RSA if such Party is then in material breach of any provision hereof.

(c)If this RSA is terminated, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties expressly reserve any and all of their respective rights and any and all of their remedies, claims, and interests, including, without limitation, the right to challenge the validity of any such termination.  Pursuant to Federal Rule of

Evidence 408 and any other applicable rules of evidence, this RSA and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.  This RSA shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever.  Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

(d)If this RSA has been terminated in accordance with Section 5 hereof at a time when permission of the Bankruptcy Court shall be required for a Supporting Lender to change or withdraw (or cause to change or withdraw) its vote to accept the Plan , the Company shall consent to any attempt by such Supporting Lender to change or withdraw (or cause to change or withdraw) such vote at such time.

Section 6.Transfer of Holdings

Notwithstanding anything in this RSA, the Term Sheet, or any Definitive Document to the contrary, a Supporting Lender may, in its sole discretion, transfer all or any portion of its Prepetition Lender Secured Claims or other rights and interests in respect of the Prepetition Credit Documents to a Supporting Lender and, immediately upon the closing of any such transfer, Schedule 1 to the Term Sheet shall be deemed to have been amended or revised to reflect such transfer.  Each Supporting Lender agrees and acknowledges that any transfer of any holdings that does not comply with the terms and procedures set forth in this Section 6 shall be deemed null and void ab initio.

Section 7.Amendments

This RSA and any exhibits hereto may not be modified, amended, or supplemented, nor may any terms and conditions hereof or thereof be waived, without the prior written consent of the Company and each Supporting Lender.

Section 8.Forbearance

As long as this RSA has not been validly terminated pursuant to the terms hereof, each Supporting Lender agrees to forbear temporarily from exercising, and not to enforce, directly or indirectly, its rights or remedies (whether by accelerating, commencing legal action, foreclosing, or realizing on collateral or otherwise) available under applicable law or under the Prepetition Credit Agreement or the DIP Credit Agreement, as applicable, or any related documents with respect to their loans (including as a result of any failure to deliver notices or take other actions under the applicable credit agreement or any related documents).  For the avoidance of doubt, this temporary forbearance shall not constitute a waiver of any kind, including, without limitation, a waiver with respect to any defaults or any events of default under the Prepetition Credit Agreement or the DIP Credit Agreement, as applicable, or any related documents with respect to the Supporting Lender’s loans.

Section 9.Miscellaneous

9.01Further Assurances.  Subject to the other terms hereof, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be commercially reasonably appropriate or necessary, from time to time, to effectuate the Restructuring in accordance with this RSA, including the Term Sheet.

9.02Complete Agreement.  This RSA and the exhibits and attachments hereto, including the Term Sheet, represent the entire agreement between the Parties with respect to the Restructuring and supersedes all prior agreements, oral or written, between the Parties with respect thereto.  No claim of waiver, consent, or acquiescence with respect to any provision of this RSA and exhibits hereto shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

9.03No Assignment.  This RSA shall be binding upon, and inure to the benefit of, the Parties.  No rights or obligations of any Party under this RSA may be assigned or transferred to any other person or entity, except as provided in this RSA.  Nothing in this RSA, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy, or claim under this RSA.

9.04Headings.  The headings of all Sections of this RSA are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

9.05Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.  This RSA is to be governed by and construed in accordance with the laws of the State of Delaware.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this RSA in the Bankruptcy Court, and by execution and delivery of this RSA, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS RSA OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.06Counterparts.  This RSA may be executed and delivered (by facsimile, email, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

9.07Interpretation.  This RSA is the product of negotiations between the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this RSA, or any portion hereof, shall not be effective in regard to the interpretation hereof.

9.08Relationship Among Supporting Lenders.  It is understood and agreed that no Supporting Lender has any duty of trust or confidence of any kind or form with any other Supporting Lenders as a result of this RSA.  No prior history, pattern, or practice of sharing confidences among or between the Supporting Lenders shall in any way affect or negate this understanding and agreement.  The execution of this RSA by any Supporting Lender shall not create, or be deemed to create, any fiduciary duties (actual or implied) to any other Supporting Lender.

9.09Successors and Assigns.  This RSA is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in a bankruptcy case.

9.10Acknowledgements.  Notwithstanding anything to the contrary herein, none of the Supporting Lenders shall (a) have any fiduciary duty or (b) other duties or responsibilities to each other, the Company, any subsidiary or affiliate of the Company, or any of the Company’s creditors or other stakeholders.

9.11Notices.  All notices hereunder shall be deemed given if in writing and delivered, if sent by hand delivery, electronic mail, courier, or overnight delivery (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a)if to the Company, to:

CARBO Ceramics, Inc.
575 N. Dairy Ashford Road, Suite 300
Houston, Texas 77079
Attn:	Robert Willette
Email:	robert.willette@carboceramics.com

with copies to:

Vinson & Elkins LLP
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201

Attn:	Paul E. Heath
Garrick C. Smith
Email:	pheath@velaw.com
gsmith@velaw.com

– and –

Vinson & Elkins LLP
1001 Fannin Street
Houston, Texas 77002
Attn:	Michael Telle
Email:	mtelle@velaw.com

(b)if to the Supporting Lenders, to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attn:	Greg Wilkes
Francisco Vazquez
Email:	greg.wilkes@nortonrosefulbright.com
francisco.vazquez@nortonrosefulbright.com

Any notice given by hand delivery, electronic mail, mail, or courier shall be effective when received.

9.12Waiver.  Except as expressly provided in this RSA, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Supporting Lender, the Company, or the ability of each of the Supporting Lenders, the Company to protect and preserve its respective rights, remedies and interests.  If the Restructuring is not consummated, or if this RSA is terminated for any reason, the Parties fully reserve any and all of their respective rights.

9.13Several, Not Joint, Obligations.  Except as otherwise expressly set forth in this RSA, the agreements, representations and obligations of the Parties under this RSA are, in all respects, several and not joint (nor joint and several).

9.14Remedies.  All rights, powers, and remedies provided under this RSA or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Party.

9.15Specific Performance.  This RSA is intended as a binding commitment enforceable in accordance with its terms against the Parties.  It is understood and expressly agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this RSA by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach without the necessity of proving the inadequacy of money damages as a remedy and without posting security for such relief.  Such remedies shall not be deemed to be the exclusive remedies for the breach of the RSA by any Party or its representatives.  All rights, powers, and remedies provided under the RSA or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Party.

9.16No Third-Party Beneficiaries.  Unless expressly stated herein, this RSA shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

9.17Consideration.  The Parties hereby acknowledge that no consideration, other than that specifically described herein and the Definitive Documents, shall be due or paid to any Party for its agreement to accept the Restructuring in accordance with the terms and conditions of this RSA.

9.18Survival.  Notwithstanding anything to the contrary herein, the acknowledgements, agreements, and obligations of the Parties in this Section 9.18 and Section 1, Section 5, Section 7, and Sections 9.02, 9.05, 9.07, 9.08, 9.09, 9.10, 9.12, 9.13, 9.14, 9.15, 9.16, 9.19, 9.20, and 9.21 shall survive any termination of this RSA and shall continue in full force and effect in accordance with the terms thereof.

9.19Disclosure; Publicity.  The Company shall submit drafts to the Supporting Lenders’ advisors of any press releases and public documents that constitute disclosure of the existence or terms of this RSA or any amendment to the terms of this RSA as soon as reasonably practicable prior to making any such disclosure, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall use reasonable, good faith efforts to incorporate any such reasonable comments.  Except as required by law, no Party or its advisors shall (a) use the name of any Supporting Lender in any public manner (including in any press release) with respect to this RSA, the Restructuring or any of the Definitive Documents or (b) disclose to any Person, including, for the avoidance of doubt, any other Supporting Lender without such Supporting Lender’s prior written consent; provided, however, that (i) if such disclosure is required by law, the disclosing Party shall afford the relevant Supporting Lender a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Claims held by the Supporting Lenders, collectively.  Notwithstanding the provisions in this section 9.19, (x) any Party may disclose the identities of the Parties in any action to enforce this RSA or in any action for specific performance as a result of any breaches hereof, and (y) any Party may disclose, to the extent expressly consented to in writing by a Supporting Lender, such Supporting Lender’s identity and individual holdings.

9.20Reservation of Rights.  Except as expressly provided in this RSA, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict (a) the ability of any Party to protect and preserve its rights, remedies and interests, including any claims against the Company or other parties, including the Prepetition Lender Secured Claims, the Prepetition Lender Deficiency Claim, or the DIP Term Loan Claims, or its full participation in the Chapter 11 Cases or any other proceeding, including the rights of a Supporting Lender (in any capacity) under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, in each case, so long as the exercise of any such right does not breach such Supporting Lender’s obligations hereunder; (b) any right of any Supporting Lender (i) under the Prepetition Credit Documents or DIP Facility Documents, or which constitutes a waiver or amendment of any provision of any Prepetition Credit Documents or the DIP Facility Documents or (ii) under any other applicable agreement, instrument, or document that gives rise to a Supporting Lender’s claims, or which constitutes a waiver or amendment of any provision of any such agreement, instrument, or document; (c) the ability of a Supporting Lender to consult with its advisors, any other Supporting Lender, or the Company; (d) the ability of a Supporting Lender to enforce any right, remedy, condition, consent, or approval requirement under this RSA or any of the Definitive Documents; or (e) in each case

(a) through (d), the Company’s right to contest any and all such actions or assert that such actions in fact breach this RSA.  Without limiting the foregoing sentence in any way, after the termination of this RSA pursuant to Section 5 hereof, the Parties fully reserve any and all of their respective rights, remedies, claims and interests, subject to Section 5 hereof, in the case of any claim for breach of this RSA.  Further, nothing in this RSA shall be construed to prohibit any Party from appearing as a party-in-interest in the Chapter 11 Cases, any proceeding arising therein or related thereto, so long as such appearance and the positions advocated in connection therewith are consistent with this RSA, including the Term Sheet and the Definitive Documents.

9.21No Solicitation; Representation by Counsel; Adequate Information.

(a)This RSA is not and shall not be deemed to be a solicitation for votes in favor of the Plan or a solicitation to tender or exchange any claims or interests.  The acceptances of the Supporting Lenders with respect to the Plan will not be solicited until such Supporting Lender has received the Disclosure Statement and related ballots and solicitation materials approved by the Bankruptcy Court.  In addition, this RSA does not constitute an offer to issue or sell securities to any person or entity, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful; and

(b)Each Supporting Lender acknowledges that it has had an opportunity to receive information from the Company and each Party acknowledges that it has been represented by counsel in connection with this RSA and the transactions contemplated hereby.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this RSA against such Party based upon lack of legal counsel shall have no application and is expressly waived.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Company and the Supporting Lenders have caused this RSA to be executed and delivered by their respective and duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

CARBO Ceramics Inc.

By:	/s/ Ernesto Bautista III
Name:	Ernesto Bautista III
Title:	Vice President & Chief Financial Officer

Asset Guard Products Inc.

By:	/s/ Ernesto Bautista III
Name:	Ernesto Bautista III
Title:	Vice President & Chief Financial Officer

StrataGen Inc.

By:	/s/ Ernesto Bautista III
Name:	Ernesto Bautista III
Title:	Vice President & Chief Financial Officer

WILKS BROTHERS LLC
as Supporting Lender

By:	/s/ Matthew Wilks
Name:	Matthew Wilks
Title:	Portfolio Manager and Vice President of
Capital Markets

EQUIFY FINANCIAL LLC
as Supporting Lender

By:	/s/ Patrick Hoiby
Name:	Patrick Hoiby
Title:	President

EXHIBIT A

CARBO Ceramics Inc.

Restructuring Term Sheet

March 28, 2020

THIS TERM SHEET IS FOR DISCUSSION PURPOSES ONLY AND HAS NOT BEEN APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY (AS DEFINED BELOW).  THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH section 4(a)(2) of the securities act of 1933 and/or Sections 1125 and 1145 of the Bankruptcy Code and APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE Statutes, Rules, and LAWS.

The terms and conditions set forth in this term sheet (the “Term Sheet”) are intended to be part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring.

The Restructuring Transactions (as defined below) will be accomplished through the Company commencing cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) no later than March 29, 2020.  The regulatory, corporate, tax, accounting, and other legal and financial matters related to the Restructuring Transactions have not been fully evaluated, and any such evaluation may affect the terms and structure of any Restructuring Transactions.  The Restructuring Transactions detailed in this Term Sheet are subject in all respects to the negotiation, execution, and delivery of definitive documentation.

This Term Sheet is proffered in the nature of a compromise and settlement proposal in furtherance of settlement discussions.  Accordingly, this Term Sheet and the information contained herein are entitled to protection from any use by or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential compromise and settlement discussions.  Unless and until publicly disclosed by the Company, this Term Sheet is strictly confidential.

This Term Sheet does not purport to summarize all of the terms, conditions, covenants, and other provisions that may be contained in the fully negotiated and definitive documentation necessary to implement the Restructuring Transactions.

Restructuring Summary
Company	“Company” or “Debtors” means, collectively, CARBO Ceramics Inc. (“CARBO”) and certain of its subsidiaries, including Asset Guard Products Inc. (“Asset Guard”) and StrataGen, Inc. (“StrataGen”).

Supporting Lenders	“Supporting Lenders” means, collectively, Wilks Brothers, LLC (“Wilks”) and Equify Financial, LLC (“Equify”), in their capacity as lenders under the Credit Agreement (as defined below).
Prepetition Debt

An amount of no less than $65 million in principal plus any fees, expenses, and other amounts arising pursuant to the terms of the Credit Agreement and any documents or agreements related thereto[1] (the “Prepetition Debt”).

Supporting Lenders’ Collateral

Per the terms of the Credit Agreement, the Prepetition Debt is secured by (i) a pledge of all accounts receivable and inventory, (ii) cash in certain depository accounts, (iii) domestic distribution assets residing on certain owned real property (e.g., Douglas, North Dakota, Alice, Texas, and Rock Springs, Wyoming), (iv) the Company’s Marshfield, Wisconsin and Toomsboro, Georgia plant facilities and equipment, and (v) certain real property interests in mines and minerals (collectively, the “Supporting Lenders’ Collateral”).

For the avoidance of doubt, the Company does not believe the Supporting Lenders have liens on the equipment, facilities, and related assets (other than accounts receivable and inventory) of Asset Guard and StrataGen, the Company’s intellectual property, and certain other real estate and equipment located thereon,[2] the liens on those assets having been released in connection with the execution and delivery of the Credit Agreement in 2017.  However, Asset Guard and StrataGen have guaranteed the Prepetition Debt.

DIP Facility

The Debtors will enter into a new money debtor-in-possession financing facility with one or more of the Supporting Lenders party thereto from time to time (in such capacity, the “DIP Lenders”), having a principal amount of up to $15.0 million (the “DIP Term Loan”), on the terms set forth in a mutually agreeable credit agreement (the “DIP Credit Agreement”), and any and all of the other agreements and documents currently executed or to be executed in connection therewith or related thereto, by and among any of the Debtors (and any applicable non-Debtor affiliates thereof) and DIP Lenders (collectively, the “DIP Facility Documents”), which will include customary and market milestones, economics, and fees, all as set forth in greater detail in that certain letter agreement between the DIP Lenders and the Debtors dated March 28, 2020 (the “DIP Commitment Letter”).  The DIP Term Loan will have a maturity date that is five months after the date of filing of the Chapter 11 Cases.

[1]

Under that certain Amended and Restated Credit Agreement, dated as of March 2, 2017, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 7, 2018, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement and Joinder, dated as of June 20, 2019 (the “Credit Agreement”).

[2]	Unencumbered real estate includes (without limitation) McIntyre, Eufaula, and New Iberia plants and Canadian distribution centers.

To secure the DIP Term Loan, the DIP Lenders will be granted first priority liens on all assets of the Company (including, for the avoidance of doubt, those assets which are not currently included as part of the Supporting Lenders’ Collateral) subject to certain perfected Prior Liens (as will be defined in the order approving the DIP Term Loan)[3] and customary professional fee carveouts and exclusions, including on avoidance actions and the proceeds thereof.

In exchange for and in full and final satisfaction, compromise, settlement, release, and discharge of its claims on account of the DIP Term Loan and associated fees (the “DIP Term Loan Claims”), except to the extent converted into an Exit Facility (as defined below), each DIP Lender will receive its pro rata share of the DIP Lender/Prepetition Lender Equity Distribution (as defined below) upon the effective date of the Plan (as defined below).  The DIP Lender/Prepetition Lender Equity Distribution shall also be distributed on a pro rata basis to the Supporting Lenders on account of their secured claims arising under the Credit Agreement (the “Prepetition Lender Secured Claims”) as described in Class 3 below.

Restructuring Transactions

Upon the effective date of a prenegotiated chapter 11 plan of reorganization (a “Plan”) filed on or shortly after the petition date of the Chapter 11 Cases (the “Petition Date”), the Supporting Lenders will receive 100% of the equity interests in the reorganized CARBO entity (“Reorganized CARBO” and such equity interests, the “Reorganized CARBO Interests”), such interests to be issued and outstanding pursuant to the Plan on the Effective Date (as defined below) and in exchange for the Prepetition Lender Secured Claims (the “DIP Lender/Prepetition Lender Equity Distribution”) in accordance with the Restructuring Support Agreement (the “RSA”) to which this Term Sheet shall be attached and incorporated by reference (collectively, the “Restructuring Transactions”).  In addition, Reorganized Carbo will retain (i) 100% of the equity interests in the reorganized Asset Guard entity (the “Reorganized Asset Guard Interests”) and (ii) 100% of the equity interests in the reorganized StrataGen entity (the “Reorganized StrataGen Interests”), such interests in each case  to be issued and outstanding pursuant to the Plan on the Effective Date.  For the avoidance of doubt, each Debtor and non-Debtor entity shall retain the equity interests in any other entity in which each Debtor and non-Debtor has an interest as of the Petition Date.

[3]

For avoidance of doubt, the liens of Wells Fargo Bank, N.A., J.P. Morgan Chase Bank, N.A., and Century Bank & Trust in cash collateral that secure the corporate credit card program, certain letters of credit, and various reclamation obligations will be Prior Liens within the meaning of the order approving the DIP Term Loan.

Pursuant to the RSA and the Plan:

•     The Supporting Lenders will consent to the Company’s use of cash collateral during the Chapter 11 Cases, and the DIP Lenders will provide the Company with postpetition financing in the form of the DIP Term Loan, all pursuant to a to-be-agreed budget as described above and in the DIP Commitment Letter.

•     The Company (with the assistance of its restructuring advisors) will prepare an analysis with respect to the net proceeds generated from the liquidation of assets of each of CARBO, Asset Guard, and StrataGen to determine what recovery, if any, would be available to unsecured creditors of each Debtor in a hypothetical chapter 7 liquidation of each such Debtor as of the Effective Date (as to each Debtor, the “Unsecured Claims Liquidation Recovery Amount”).  Pursuant to the Plan, the Supporting Lenders will fund a separate reserve for general unsecured creditors of each Debtor in an amount in cash not less than the Unsecured Claims Liquidation Recovery Amount for each Debtor, which reserve will be transferred to the Liquidating Trust (as defined below) on the Effective Date for pro rata distribution to the holders of allowed general unsecured claims.

•     The Supporting Lenders (i) will agree to waive distribution on account of their unsecured deficiency claims (each a “Prepetition Lender Deficiency Claim”) (but, for the avoidance of doubt, the Supporting Lenders shall retain the right to vote such Prepetition Lender Deficiency Claim) as to a Debtor if the class of general unsecured claims of such Debtor votes to accept the Plan and (ii) will retain their Prepetition Lender Deficiency Claims as to any Debtor for which the class of unsecured claims of such Debtor votes to reject the Plan.

Consummating the Restructuring Transactions

•     Upon filing the Chapter 11 Cases, the Restructuring Transactions will be consummated in the following manner:

o     The Debtors will file the Plan and a Disclosure Statement on the Petition Date or shortly thereafter, along with a motion seeking, among other things: (i) conditional approval of the Disclosure Statement and (ii) a joint hearing for the Court to consider final approval of the Disclosure Statement and confirmation of the Plan to be held within 90 days after the Petition Date.

o     The Supporting Lenders will complete a debt-for-equity exchange pursuant to the Plan under which the Supporting Lenders will obtain 100% of the equity in Reorganized CARBO (as set forth in greater detail above) in exchange for their Prepetition Lender Secured Claims and their DIP Term Loan Claims (except to the extent such DIP Term Loan Claims are converted into an Exit Facility).

o     A liquidating trust (the “Liquidating Trust”) will be established for the benefit of general unsecured creditors.  The Supporting Lenders shall contribute $100,000 to fund the costs of administering the Liquidating Trust.  Any avoidance actions that are not otherwise released under the Plan will be transferred to the Liquidating Trust.

Summary of Plan Classification and Treatment of Claims and Equity Interests	Class	Claim	Status	Voting Rights
	1	Other Priority Claims	Unimpaired	Presumed to Accept
	2	Other Secured Claims	Unimpaired	Presumed to Accept
	3	Prepetition Lender Secured Claims	Impaired	Entitled to Vote
	4	General Unsecured Claims	Impaired	Entitled to Vote
	5	Intercompany Claims	Unimpaired / Impaired	Presumed to Accept / Deemed to Reject
	6	Intercompany Interests	Unimpaired / Impaired	Presumed to Accept / Deemed to Reject
	7	Section 510(b) Claims	Impaired	Deemed to Reject
	8	CARBO Interests	Impaired	Deemed to Reject

Plan Classification and Treatment

Under the Plan, administrative and priority claims will be unclassified in accordance with section 1123(a)(1) of the Bankruptcy Code, and all such allowed claims (including professional fee claims and expenses) will paid in full on the effective date of the Plan (the “Effective Date”), or as otherwise provided in the Plan.

	Class	Claim	Treatment
	1	Other Priority Claims

On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each allowed Other Priority Claim, each holder thereof shall receive, at the Debtors’ election, either (i) payment in full, in cash, of the unpaid portion of its allowed Other Priority Claim or (ii) such other treatment as may be agreed to by such holder and the Debtors.

	2	Other Secured Claims

Except to the extent that a holder of an allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, its allowed Other Secured Claim, each holder of such claim shall receive, at the Debtors’ election, either (i) cash equal to the full allowed amount of its Other Secured Claim on the later of (x) the Effective Date and (y) the date payment on account of such claim is due, (ii) reinstatement of such holder’s allowed Other Secured Claim, (iii) the return or abandonment of the collateral securing such allowed Other Secured Claim to such holder, or (iv) such other treatment as may be agreed to by such holder and the Debtors.

	3	Prepetition Lender Secured Claims

On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, its allowed Prepetition Lender Secured Claim, each holder of an allowed Prepetition Lender Secured Claim shall receive, together with its recovery on account of the DIP Term Loan Claims (except to the extent such DIP Term Loan Claims are converted into an Exit Facility), its pro rata share of the DIP Lender/Prepetition Lender Equity Distribution.

4	General Unsecured Claims

On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, its allowed General Unsecured Claim, each holder of an allowed General Unsecured Claim shall receive, on a Debtor-by-Debtor basis, its pro rata share of (i) the GUC Cash Pool[4] and (ii) the Liquidating Trust Interests.[5]

For each Debtor as to which Class 4 General Unsecured Claims votes to accept the Plan, the Supporting Lenders will waive their right to a distribution on account of their respective Prepetition Lender Deficiency Claims against such Debtor, and for each Debtor as to which Class 4 General Unsecured Claims votes to reject the Plan, the Supporting Lenders will retain their respective right to receive recovery on account of their Prepetition Lender Deficiency Claims against such Debtor.

5	Intercompany Claims

On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Intercompany Claim, each Intercompany Claim shall, at the Reorganized Debtors’ election, be (i) unimpaired and reinstated or (ii) impaired and cancelled and released without any distribution.

[4]

“GUC Cash Pool” means cash to be contributed by one or more of the Supporting Lenders in an amount equal to the sum of (a) $500,000, to be allocated to fund distributions to the holders of allowed General Unsecured Claims against CARBO, and  (b) (i) the lesser of (x) $1,500,000 and (y) such amount as is necessary to render all allowed General Unsecured Claims against Asset Guard and StrataGen unimpaired, or (ii) in the Supporting Lenders’ sole discretion, such higher amount as necessary to render the Classes of General Unsecured Claims against Asset Guard and StrataGen unimpaired.  For avoidance of doubt, the Plan shall provide for the solicitation of votes by the holders of allowed General Unsecured Claims against each of CARBO,  Asset Guard, and StrataGen and, to the extent that the GUC Cash Pool is insufficient to render the holders of allowed General Unsecured Claims against Asset Guard and StrataGen unimpaired, the Debtors reserve the right to cram down any non-consenting class pursuant to section 1129(b) of the Bankruptcy Code.

[5]	“Liquidating Trust Interest” means a beneficial interest in the Liquidating Trust issued to holders of allowed General Unsecured Claims on the Effective Date on account of such claims.

	6	Intercompany Interests

Intercompany Interests shall be reinstated as of the Effective Date or, at the Reorganized Debtors’ election, shall be cancelled.  No distribution shall be made on account of any Intercompany Interests.

To the extent Intercompany Interests are reinstated under the Plan, such reinstatement is solely for the purposes of administrative convenience, for the ultimate benefit of the holders of the Reorganized CARBO Interests, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of allowed claims.  For the avoidance of doubt, to the extent reinstated pursuant to the Plan, on and after the Effective Date, each Intercompany Interest shall continue to be owned by the Reorganized Debtor the predecessor entity of which owned such Intercompany Interest prior to the Effective Date.

	7	Section 510(b) Claims

On the Effective Date, all Section 510(b) Claims shall be cancelled, released, discharged, and extinguished.  Holders of Section 510(b) Claims shall not receive any distribution on account thereof.  The Debtors believe that no Section 510(b) Claims exist.

	8	CARBO Interests	On the Effective Date, all CARBO Interests shall be cancelled, released, discharged, and extinguished. Holders of CARBO Interests shall not receive any distribution on account of such Interests.
Executory Contracts / Unexpired Leases

Substantially all of the Company’s rail car leases, certain real property leases, and other related contracts will be subject to rejection or renegotiation, including, in the case of the rail car leases, rejection nunc pro tunc to the Petition Date of the Chapter 11 Cases, subject to pro forma business needs or requests of the Supporting Lenders.

Foreign Assets / Operations	Supporting Lenders to acquire through ownership of 100% of the equity interests in Reorganized CARBO.
Milestones/Events of Default

The Supporting Lender’s support for the Plan will be subject to certain customary and market milestones contained in the RSA, including deadlines for (i) filing a motion for an order approving the DIP Term Loan, (ii) obtaining an interim and final order approving the DIP Term Loan, and (iii) obtaining an order confirming the Plan.  In addition, the Supporting Lender’s obligation to support the Plan will terminate upon the occurrence of certain events of default set forth in the RSA, including a Debtor incurring or undergoing, or there having been with respect to a Debtor, an ownership change, within the meaning of Section 382(g) of the U.S. Internal Revenue Code of 1986, as amended, after September 30, 2019 and prior to the Supporting Lenders receiving 100% of the Reorganized CARBO Interests under the Plan (other than an ownership change caused by an action of the Supporting Lenders).

Exit Facility

At the election of the Supporting Lenders, all or a portion of the DIP Facility Term Loan Claims may be converted into a new exit facility (the “Exit Facility”) on terms reasonably acceptable to Reorganized CARBO and the Supporting Lenders.

Other

The Plan will be in form and substance reasonably acceptable to the Company and the Supporting Lenders and shall include (among other items) customary discharge, injunction, exculpation, and release provisions, including a debtor release of estate claims and causes of action (as set forth below) and consensual third-party releases.

Debtor Release

The Plan will contain a release by the Debtors and their estates of Claims and Causes of Action substantially as set forth below:[6]

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, each Released Party is hereby released and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all Claims, Causes of Action, Avoidance Actions, obligations, suits, judgments, damages, demands, losses, liabilities, and remedies whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims, asserted or that could be asserted on behalf of the Debtors, that the Debtors, their Estates, or the Reorganized

[6]	Capitalized terms used in this Debtor Release will have the meanings ascribed to them in the Plan.

Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ intercompany transactions, the Prepetition Credit Agreement, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing.  Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in this Article VIII.E do not release any post-Effective Date obligations of any party or Entity under the Plan, including under any of the Restructuring Transactions; and (ii) nothing in this Article VIII.E shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, knowing and intentional fraud, or willful misconduct.

“Released Party” means each of the following:  (a) the Debtors; (b) each Debtors’ respective current and former officers, directors, managers, and employees, each solely in their capacity as such and not in any other capacity, including without limitation, as a holder of any notes issued by a Debtor; (c) the Reorganized Debtors; (d) the Prepetition Secured Agent and the Prepetition Secured Lenders, solely in their capacity as such; (e) the DIP Lenders, solely in their capacity as such; (f) with respect to each of the foregoing parties under (a) through (e), such Entity and its Associated Entities, solely in their capacity as such.

“Associated Entities” means with respect to any Person or Entity, such Person’s or Entity’s Affiliates, current and former officers, managers, members, directors, shareholders, partners, general partners, limited partners, managed accounts and funds, predecessors, successors and assigns, and each of their (or such person’s) respective professionals, advisors, accountants, attorneys, financial advisors, investment bankers, consultants, employees, principals, members, shareholders, partners, limited partners, general partners, agents, and other representatives, each solely in its capacity as such.  For the avoidance of doubt, Associated Entities does not include any of the foregoing Persons or Entities in any other capacity, including without limitation, as a holder of any notes issued by a Debtor.

“Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

“Causes of Action” means any action, claim, cause of action, controversy, third-party claim, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law.  For the avoidance of doubt, a “Cause of Action” includes:  (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defense set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

“Avoidance Actions” means any and all actual or potential Claims and Causes of Action arising under chapter 5 of the Bankruptcy Code, including sections 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

Fiduciary Out

The RSA shall contain a customary fiduciary out provision providing, among other things, that nothing in this Term Sheet or the RSA shall require the Debtors or their respective officers, directors, or managers to take any action or to refrain from taking any action to the extent taking or failing to take such action would be inconsistent with applicable law or their fiduciary obligations under applicable law.

Execution Version

Subject to FRE 408

EXHIBIT B

March 28, 2020

CARBO Ceramics Inc.

575 N. Dairy Ashford Rd.

Suite 300

Houston, Texas 77079

Attn: Ernesto Bautista III

Dear Ladies & Gentlemen:

In connection with the anticipated filing under chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. §§ 101 et seq.) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) to be commenced by CARBO Ceramics Inc. (“Carbo” or the “Borrower”) and certain of its affiliates organized under the laws of jurisdictions located in the United States, including Asset Guard Products Inc. (“Asset Guard”) and StrataGen, Inc. (“StrataGen”, together with Asset Guard and any other such United States affiliates that are the debtors under the Chapter 11 Cases, the “Guarantors”) and together with Carbo, collectively, the “Carbo Debtors”), you have requested that Wilks Brothers, LLC (“Wilks”, and together with the other lenders from time to time party to the DIP Credit Agreement (as defined below), the “DIP Lenders”) commit to provide the Borrower with the DIP Facility (as defined below).

The DIP Lenders are pleased to present a commitment to provide a secured debtor-in-possession term loan facility (the “DIP Facility”; and the credit agreement evidencing the DIP Facility, the “DIP Credit Agreement”) in an aggregate amount of new money advances of $15,000,000 (the “Maximum Advance Amount”) on substantially the terms described, and subject only to the conditions set forth, in the draft of the proposed Interim Order (I) Authorizing Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Liens and Superpriority Administrative Expense Status, and (C) Utilize Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Lenders, (III) Schedule a Final hearing, and (IV) Granting Related Relief attached hereto as Exhibit A (the “Interim Order”) and as otherwise set forth in this letter, the proceeds of which DIP Facility would be used for the following purposes: (a) working capital, (b) other general corporate purposes of the Carbo Debtors, (c) permitted payment of costs and administration of the Chapter 11 Cases, (d) payment of such other prepetition obligations as consented to by the DIP Lenders and “first day” orders, (e) payment of interest, fees, and expenses (including, without limitation, legal and other professionals’ fees and expenses of the DIP Lenders) owed under the DIP Credit Agreement and the other definitive documentation for the DIP Facility (the “DIP Facility Documents”), (f) payment of certain adequate protection amounts to the Prepetition Secured Lenders (as defined in the Interim Order), and (g) payment of the Carve-Out (as defined in the Interim Order) (the foregoing transactions and the other transactions contemplated hereby or referenced herein, the “Transactions”). Capitalized terms used herein and defined in the Interim Order shall have the respective meanings given thereto in the Interim Order (such Interim Order, together with this letter, the “Commitment Letter”).

CARBO	Privileged and Confidential
March 28, 2020

The commitments and undertakings of the DIP Lenders hereunder are subject to the following conditions precedent: (i) entry of the Interim Order by the Bankruptcy Court in the Chapter 11 Cases in the form and substance attached hereto, (ii) delivery of a borrowing request in form and substance satisfactory to the DIP Lenders in their reasonable discretion, (iii) no Event of Default has occurred and no event or circumstance has occurred or exists that the DIP Lenders reasonably believe will result in an Event of Default, (iv) the DIP Lenders shall have received other closing documents reasonably requested by the DIP Lenders, and (v) all representations and warranties contained in the DIP Facility Documents shall be true and correct in all material respects as of the date of such loan.

In addition to the terms set forth in the Interim Order, the DIP Facility will be subject to the following terms:

Interest Rate	• Base Rate: 8.00% • Default Interest Rate: 2.00% above the then applicable rate.
Maturity Date

•    In addition to maturities tied to Events of Default customary for financings of this type, the DIP Facility is to include an outside maturity date of the five (5) month anniversary of the Closing Date.

Fees

•    Commitment Fee.  The Borrower will pay to the DIP Lender an unused commitment fee, which shall accrue at a rate of 0.50% per annum on the average daily amount of the unused amount of the Commitment of the DIP Lender during the period from and including the Closing Date to but excluding the date of termination of the DIP Facility. Such fee shall be payable in arrears on the first business day of each calendar quarter and on the date of termination of the DIP Facility, commencing on the first such date to occur after the Closing Date.

•    Closing Fee.  The Borrower and Guarantors will, on a joint and several basis, pay (or cause to be paid) to each DIP Lender, a closing fee (the “Closing Fee”) in an amount equal to 1.50% of the aggregate commitment amount of such DIP Lender as of the Closing Date, which Closing Fee will be fully earned and due and payable on the Closing Date.

•    DIP Fee.  If any of the Borrower, Guarantors or any of their respective Subsidiaries enters into a debtor-in-possession financing arrangement in lieu of the DIP Facility or as a refinancing or replacement of, in whole or in part, the DIP Facility (an “Alternative DIP”) and a financial institution other than the DIP Lenders provides such Alternative DIP to the Borrower, Guarantors or any of their respective Subsidiaries, or if any such

CARBO	Privileged and Confidential
March 28, 2020

Alternative DIP is consummated, in whole or in part, with funds advanced by the DIP Lenders, in lieu of some or all of the DIP Facility, then the Borrower and Guarantors agree, on a joint and several basis, to pay (or cause to be paid) to the DIP Lenders, for the ratable benefit of the DIP Lenders, a prepayment premium (the “DIP Fee”) in an amount equal to 1.50% of the aggregate outstanding principal amount of the advances and unused commitments of each DIP Lender, immediately upon consummation of the Alternative DIP.

Accordingly, Carbo hereby represents, warrants and covenants that all written information and data concerning the Carbo Debtors, the DIP Facility (other than forward looking information, information of a general economic and industry nature and projections of future financial performance), including without limitation the Approved Budget and any proposed updated, modified or supplemented budget(s)) prepared by or on behalf of the Carbo Debtors in connection with the Transactions (the “Information”) which has been or is made available in writing to the DIP Lenders by or on behalf of the Carbo Debtors or by any authorized representative of the Carbo Debtors in connection with the Transactions (as subsequently updated or corrected), is and will be, taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact, in each case, necessary to make the statements contained therein, taken as a whole and in light of the circumstances under which such statements were made, not misleading in any material respect. All projections, and any Approved Budget and/or proposed updated, modified or supplemented budget(s), that have been or are hereafter made available by or on behalf of the Carbo Debtors are, or when delivered shall be, prepared in good faith on the basis of information and assumptions that are believed by you to be reasonable at the time such projections, Approved Budget or updated, modified or supplemented budget(s) were prepared; it being recognized by the DIP Lenders that projections of future results and forecasted budgets are not to be viewed as facts and actual results may vary significantly from projected results.  Each of the Carbo Debtors agrees that if at any time prior to the effective date of the DIP Credit Agreement, any such Carbo Debtor becomes aware that any of the representations in this paragraph would be incorrect in any material respect if the Information, any projections, Approved Budget and/or proposed updated, modified or supplemented budget(s) were being furnished, and such representations were being made, at such time, then such Carbo Debtor will promptly supplement, or cause to be supplemented, the Information and such projections, Approved Budget and/or proposed updated, modified or supplemented budget(s) so that such representations will be correct in all material respects at such time under those circumstances.  In issuing this commitment and in arranging DIP Facility, the DIP Lenders are and will be using and relying on the Information, projections, Approved Budget and/or proposed updated, modified or supplemented budget(s) without independent verification thereof.

CARBO	Privileged and Confidential
March 28, 2020

Each Carbo Debtor, jointly and severally, hereby agrees to indemnify and hold harmless the DIP Lenders, the Prepetition Secured Lenders, their affiliates, and their respective partners, directors, officers, employees, attorneys, trustees, advisors, agents, controlling persons and other representatives (each in their capacity as such, an “Indemnified Person”), from and against any and all losses, claims, damages, expenses and liabilities incurred by any Indemnified Person that arise out of or relate to any investigation or other proceeding (including any threatened investigation or litigation or other proceedings and whether or not such Indemnified Person is a party thereto) relating to this Commitment Letter, the Interim Order or the Transactions, including without limitation the reasonable and documented fees, disbursements and other out-of-pocket expenses of outside counsel; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, expenses and liabilities to the extent they arise from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person (or any such Indemnified Person’s controlled affiliates or controlling persons or the respective directors, officers, employees, partners, advisors, trustees, agents or other representatives of each of the foregoing) as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) the material breach of this Commitment Letter by such Indemnified Person (or any such Indemnified Person’s controlled affiliates or controlling persons or the respective directors, officers, employees, partners, advisors, trustees, agents or other representatives of each of the foregoing) as determined in a final, non-appealable judgment of a court of competent jurisdiction or (iii) any disputes solely among Indemnified Persons and not arising out of any act or omission of the Carbo Debtors or any of their respective affiliates; provided, further, that the Carbo Debtors shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any reasonably necessary local counsel in each applicable local jurisdiction and any necessary bankruptcy “conflicts counsel(s)” (and, in the case of an actual or perceived conflict of interest, another firm of counsel for such affected Indemnified Person)) for all Indemnified Persons.  The DIP Lenders shall not be responsible or liable to any Carbo Debtor or any other person for consequential damages which may be alleged as a result of this Commitment Letter, the Interim Order or any of the Transactions.  In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by any of the Carbo Debtors, their respective equity holders or creditors or an Indemnified Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Transactions is consummated.  It is further agreed that the DIP Lenders shall only have liability to the Carbo Debtors (as opposed to any other person).  Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment of a court of competent jurisdiction.  No Carbo Debtor shall, without the prior written consent of the affected Indemnified Person, such consent not to be unreasonably withheld or delayed, effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and

CARBO	Privileged and Confidential
March 28, 2020

(ii) does not include any statement as to any admission of liability on behalf of such Indemnified Person.   No Carbo Debtor shall be liable for any settlement of any proceeding effected without their consent (which consent shall not be unreasonably withheld or delayed), but if settled with their written consent, or if there is a final judgment against an Indemnified Person in any such proceeding, each Carbo Debtor shall indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above.  The obligations of the Carbo Debtors under this paragraph shall survive any termination of this Commitment Letter, except that upon the execution of the DIP Facility Documents the terms thereof shall supersede these provisions.

Neither any Indemnified Person, nor the Carbo Debtors (or any of their respective subsidiaries) shall be liable for any indirect, special, punitive or consequential damages (in the case of the Carbo Debtors, other than in respect of any such damages incurred or paid by an Indemnified Person to a third party and required to be indemnified pursuant to the immediately preceding paragraph) in connection with this Commitment Letter, the DIP Facility, the Transactions (including the DIP Facility and the use of proceeds thereunder), or with respect to any activities related to the DIP Facility.

Neither this Commitment Letter, the Interim Order or the DIP Lender’s involvement with the DIP Facility shall be disclosed by you to any third party (including, without limitation, any financial institution or intermediary) without each DIP Lender's prior written consent other than (a) on a confidential basis to you and your directors, officers, employees, accountants, affiliates, equityholders, co-investors, attorneys or advisors, or your lenders in connection with the DIP Facility and the Transactions who need to know such information in connection with the Transaction and are informed of the confidential nature of such information, (b) in the case of this Commitment Letter and the existence and contents hereof  (i) in connection with, and as may be required for, any public filing (including any filing with the Bankruptcy Court), and (ii) to the parties to the Restructuring Support Agreement (the “RSA”) entered into by the Borrower and certain of their creditors on or about the date hereof and their advisors and to any other party required by the Bankruptcy Court, (c) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case the Carbo Debtors agree to inform the DIP Lenders promptly thereof prior to such disclosure to the extent permitted by applicable law), (d) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter, the DIP Facility Documents or any action or proceeding related to this Commitment Letter or the DIP Facility Documents, (e) pursuant to a proxy statement or other public filing related to the Transactions to the extent reasonably necessary to be so disclosed therein (as determined by the Carbo Debtors) or in connection with any public disclosure requirement (in which case the Carbo Debtors agree to inform the DIP Lenders promptly thereof prior to such disclosure to the extent permitted by applicable law) and (f) to the extent that such terms become publicly available other than by reason of improper disclosure by you in violation of any confidentiality obligations hereunder.  Except in connection with a filing with the Bankruptcy Court or other public filing as provided above, or in the case of clause (e) above, you agree to inform all such persons who receive information concerning this Commitment Letter or the Interim Order that such information is confidential and may not be used for any purpose other than in connection with the DIP Facility and the Transactions and may not be disclosed to any

CARBO	Privileged and Confidential
March 28, 2020

other person. The DIP Lenders reserve the right to review and approve, in advance, all materials and disclosures that contain such DIP Lender's name or any affiliate's name or describes this Commitment Letter.

For the avoidance of doubt, the DIP Lenders shall remain subject to and bound by any existing obligations of confidentiality with the Carbo Debtors as in effect prior to the date of this Commitment Letter, whether in the Prepetition Credit Agreement or otherwise; provided, however, upon the execution and delivery of the DIP Facility Documents, the provisions of such DIP Facility Documents addressing confidentiality shall govern to the extent provided therein.

This Commitment Letter is for the benefit of the Carbo Debtors only, and no other person may obtain any rights under this Commitment Letter or be entitled to rely or claim reliance on this Commitment Letter’s terms and conditions.  This Commitment Letter may not be assigned by the Borrower, and none of the Borrower’s rights under this Commitment Letter may be transferred, without each DIP Lender’s prior written consent.  This Commitment Letter may not be assigned by any DIP Lender, and none of any such DIP Lender’s rights or obligations under this Commitment Letter may be transferred, without Borrower’s prior written consent; provided, that each DIP Lender reserves the right to employ the services of its affiliates in providing services contemplated hereby, and to satisfy its obligations hereunder through, or assign their rights and obligations hereunder to, one or more of its affiliates, separate accounts within their control or investment funds under their or their respective affiliates’ management (collectively, “DIP Lender Affiliates”); and to allocate, in whole or in part, to their respective affiliates certain fees payable to such DIP Lender in such manner as such DIP Lender and its affiliates may agree in their sole discretion; provided, further, that, no delegation or assignment to a DIP Lender Affiliate shall relieve such assigning DIP Lender from its obligations hereunder to the extent that any such DIP Lender Affiliate or other assignee fails to satisfy its commitments as a “DIP Lender” hereunder at the time required.

This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York.  This Commitment Letter and the Interim Order set forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.  This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter.  Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of an original, executed counterpart of this Commitment Letter.

The DIP Lenders and the Borrower hereby waive any right to trial by jury on any claim, demand, action, or cause of action arising under this Commitment Letter, the Interim Order, any of the Transactions, or any other instrument, document or agreement executed or delivered in connection herewith, whether sounding in contract, tort or otherwise.

If the offer evidenced by this Commitment Letter is acceptable, please indicate the Carbo Debtors’ acceptance by signing and returning this letter.

CARBO	Privileged and Confidential
March 28, 2020

The Carbo Debtors, jointly and severally, hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by the DIP Lenders, including reasonable and documented fees and expenses of outside counsel to the DIP Lenders, incurred in documenting and negotiating the DIP Facility. Because the DIP Lenders will incur these expenses even if the DIP Facility are not consummated for any reason, the expense reimbursement agreement set forth in this paragraph is unconditional; provided, that upon execution of the DIP Facility Documents, the provisions of the DIP Facility Documents shall supersede this paragraph.

We look forward to working with you on successfully completing this transaction.

This offer will expire on March 29, 2020 unless previously accepted in the manner specified above.

In the event that the entry of the Interim Order and the closing of the DIP Facility does not occur on or before the Expiration Date (as defined below), then this Commitment Letter and the commitments hereunder shall automatically terminate unless the DIP Lenders shall, in their discretion, agree to an extension.

For purposes of this Commitment Letter “Expiration Date” means 5:00 p.m., New York City time on the date that is ten (10) days after the Petition Date (or such later date as determined by the DIP Lenders in their sole discretion).

[remainder of page intentionally blank]

Sincerely,

WILKS BROTHERS, LLC

By:
Name:
Title:

Agreed and accepted with the intent to be legally bound:

CARBO CERAMICS, INC.

By:
Name:
Title:

ASSET GUARD PRODUCTS INC.

By:
Name:
Title:

STRATAGEN, INC.

By:
Name:
Title:

Signature Page to Commitment Letter

Exhibit A

[See attached]

Execution Version

EXHIBIT C

SENIOR SECURED SUPER PRIORITY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of March 28, 2020

Among

CARBO CERAMICS INC.
as Borrower,

The Guarantors Party Hereto,

and

WILKS BROTHERS, LLC,

as Lender,

and

The Other Lenders Party Hereto

as Lenders

$15,000,000

Execution Version

ANNEXES
Annex I	– Commitments

EXHIBITS:
Exhibit A	– Form of Assignment and Acceptance
Exhibit B	– Form of Compliance Certificate
Exhibit C	– Form of Guaranty
Exhibit D	– Form of Note
Exhibit E	– Reserved
Exhibit F	– DIP Budget
Exhibit G	– Form of Borrowing Request

SCHEDULES:
Schedule I	– Contact Information
Schedule 1.2	– Existing Letters of Credit
Schedule 4.1	– Organizational Information
Schedule 4.7	– Litigation
Schedule 4.8	– Compliance with Agreements
Schedule 4.10	– Environmental Conditions
Schedule 4.11	– Subsidiaries
Schedule 4.13	– Waivers of Tax Statute of Limitations
Schedule 4.20	– Sanctions
Schedule 4.21	– Deposit Accounts
Schedule 5.9(d)	– Real Property
Schedule 6.2(f)	– Purchase Money Debt and Capital Leases
Schedule 6.2(k)	– Outstanding Debt
Schedule 6.2(m)	– Existing Corporate Credit Card Services
Schedule 6.4(a)	– Investments
Schedule 6.9(a)(iii)	– Specified Dispositions

Execution Version

This SENIOR SECURED SUPER PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of March 28, 2020 (this “Agreement”) is among (a) CARBO Ceramics Inc., a Delaware corporation (the “Borrower”), (b) the Guarantors from time to time party hereto, (c) Wilks Brothers, LLC, as a Lender (as defined below), and () the other Lenders from time to time party hereto.

RECITALS

A.The Borrower previously entered into that certain Amended and Restated Credit Agreement dated as of March 2, 2017, among the Borrower, the lenders party thereto (the “Prepetition Lenders”), and Wilks Brothers, LLC, as Administrative Agent (the “Prepetition Administrative Agent”) (as amended, restated, amended and restated, supplemented and/or modified from time to time through the date hereof but before giving effect to this Agreement, the “Prepetition Credit Agreement”).

B.In order to secure the full and punctual payment and performance of the obligations under the Prepetition Credit Agreement, the Borrower and the Guarantors (as defined in the Prepetition Credit Agreement) executed and delivered mortgages, deeds of trust, collateral assignments, security agreements, pledge agreements and financing statements in favor of the Prepetition Administrative Agent (collectively, as amended, restated, supplemented and/or modified from time to time immediately prior to giving effect to this Agreement, and as amended, restated, amended and restated, supplemented and/or modified from time to time after this Agreement becomes effective and/or in connection with this Agreement becoming effective, the “Prepetition Security Instruments”) granting a mortgage lien and continuing security interest in and to the collateral described in such Prepetition Security Instruments to secure the payment and performance of the obligations and indebtedness of the Borrower and the Guarantors arising under the Prepetition Credit Agreement and the Prepetition Security Instruments.

C.On March 29, 2020 (the “Petition Date”), the Borrower and the Guarantors each commenced a voluntary case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), and the Chapter 11 Cases are being jointly administered in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

D.From and after the Petition Date, the Borrower and the Guarantors continue to operate their business and manage their property as debtors and debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

E.The Borrower seeks to obtain post-petition debtor-in-possession credit financing (the “DIP Facility”) consisting of a new money multiple draw term loan facility in an aggregate amount not to exceed $15,000,000, in accordance with the terms and conditions set forth in the Credit Documents (as defined below).

F.All of the claims and the liens granted under the DIP Orders (as defined below) and the Credit Documents in respect of the DIP Facility shall be subject and subordinate to the Carve-Out (as defined below).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Credit Parties and the Lenders do hereby further agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.2Certain Defined Terms.  The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Plan” means a Chapter 11 Plan in form and substance satisfactory to the Lenders and the Prepetition Administrative Agent that reflects the terms of the Restructuring Support Agreement (as defined below) and (i) provides for the termination of the unused commitments under the DIP Facility upon the effective date of such plan, (ii) provides that the effective date of such plan shall occur by a date that is within the applicable Case Milestones, and (iii) contains customary releases and other exculpatory provisions for the benefit of the Lenders, the Prepetition Administrative Agent and the Prepetition Lenders.

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Lenders and the other Secured Parties, (b) is superior to all other security interests (other than certain of the Permitted Liens), (c) secures the Obligations, and (d) is perfected and enforceable against the Credit Party which created such security interest.

“Account Control Agreement” and “Control Agreement” each means, with respect to any deposit account or securities account, an agreement, in form and substance reasonably satisfactory to the Lenders, among the Lenders, the financial institution or other Person at which such account is maintained and the Credit Party maintaining such account or owning such entitlement, effective to grant “control” (as defined in the UCC (as defined in the Security Agreement), as applicable) over such account to the Lenders.

“Account Debtor” means an account debtor as defined in the Uniform Commercial Code, as in effect in the State of Texas.

“Acquisition” means the purchase by any Credit Party of any business, including the purchase of associated assets or operations or the Equity Interests of a Person.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person.  The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.  For purposes of this Agreement, neither Wilks Brothers, LLC nor any of its Affiliates shall be deemed to be an “Affiliate” of any Credit Party or any of their respective Subsidiaries.

“Aggregate Commitments” at any time shall equal the sum of the Commitments.

“Agreement” is defined in the introductory paragraph hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries  from time to time concerning or relating to bribery or corruption.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Guard” means Asset Guard Products Inc., a Delaware corporation, formerly known as Falcon Technologies and Services, Inc.

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Lenders, in substantially the same form as Exhibit A.

“ASTM E 1527-13” means the American Society of Testing and Materials Practice E 1527-13 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM E 1527-13).

“Available Draw Commitments” means, as to any Lender, at any time, an amount equal to the then available unfunded Commitment of such Lender.

“Avoidance Actions” has the meaning set forth in the DIP Orders.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Borrower” means CARBO Ceramics Inc., a Delaware corporation.

“Borrowing” means Loans made on a Borrowing Date.

“Borrowing Date” means the date on which any Loan is made hereunder.

“Borrowing Request” means a written request by the Borrower for a Borrowing in accordance with Section 2.3.

“Budgeted Expenses” means expenses permitted to be paid by the Credit Parties in accordance with the DIP Budget, subject to the Permitted Variances and the Permitted Carry.

“Building” has the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Business Day” means a day other than a Saturday, Sunday, or other day on which the Lenders are authorized to close under the laws of, or is in fact closed in, Houston, Texas.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Carve-Out” has the meaning set forth in the DIP Orders.

“Case Milestones” has the meaning given thereto in Section 5.15.

“Cash Management Order” means an order in form and substance approved by the Lenders regarding the Credit Parties’ cash management system, bank accounts, cash collections and disbursements, intercompany transactions, bank fees, business forms, corporate cards and related matters, as such order may be amended, supplemented or modified with the prior approval of the Lenders.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any Subsidiary, including by process of eminent domain or any Disposition of property in lieu of condemnation.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events:

(a)the Borrower ceases to own, either directly or indirectly, 100% of the Equity Interest in any Guarantor other than as a result of transaction permitted under Section 6.8 or Section 6.9; and

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(c)substantially all of the Credit Parties’ property and assets are sold, transferred and/or are Disposed of (in one sale, transfer or Disposition or a series of sales, transfers and/or Dispositions);

(d)the merger or consolidation of the Borrower with or into any other Person or group, to the extent that the Borrower is not the surviving entity; and

(e)adoption of a plan of liquidation or dissolution in regards to the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Chapter 11 Plan” means a plan of reorganization or liquidation filed in any of the Chapter 11 Cases under Section 1121 of the Bankruptcy Code.

“Closing Fee” has the meaning set forth in Section 2.7(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of the Credit Parties which is “Collateral” (as defined in the Security Agreement) and other similar terms referred to in the Security Documents (including without limitation, the Mortgages) and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Lenders for the benefit of the Secured Parties.

“Collateral Access Agreement” means a landlord lien waiver or subordination agreement, bailee letter or any other similar agreement, in any case, in form and substance reasonably acceptable to the Lenders and executed by the parties thereto.

“Collateral Assignment” means that certain Collateral Assignment of Bond and Deed to Secure Debt dated as of the date hereof and granted by the Borrower in favor of the Lenders.

“Commitments” means, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I hereto, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.7, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committee” means, collectively, if applicable, the official committee of unsecured creditors and any other official committee formed, appointed or approved in any Chapter 11 Case and each of such committees shall be referred to herein as a “Committee”.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B.

“Confirmation Order” has the meaning given thereto in Section 5.15(f).

“Consolidated Net Tangible Assets” means, as of any date of determination, an amount equal to the aggregate book value of the tangible assets of the Borrower and the other Credit Parties and, to the extent of the ownership interest of the Borrower and the other Credit Parties therein, any Non-Guarantor Subsidiaries and joint ventures at such time, minus the liabilities of the Borrower and the other Credit Parties, all as determined on a consolidated basis in accordance with GAAP based on the most recent quarterly or annual consolidated financial statements of the Borrower referred to in Section 4.4 or delivered as provided in Section 5.2, as the case may be (for the avoidance of doubt, Consolidated Net Tangible Assets shall not include goodwill, trade names, patents, unamortized debt discount and expense or any other like intangibles).

“Consummation Date” means the date of the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, any Guarantor or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Credit Documents” means this Agreement, the Notes, the Guaranties, the Security Documents, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors.

“Debt” means, for any Person, without duplication:  (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property, services, or Acquisitions (including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement; (h) obligations of such Person owing in respect of redeemable preferred stock or other preferred Equity Interest of such Person if such redeemable preferred stock or other preferred Equity Interest is redeemable at the option of the holders thereof, or mandatorily redeemable by the issuer, in each case prior to the Maturity Date; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Incurrence” means any incurrence, issuance or sale by the Borrower or any of its Subsidiaries of any Debt after the Effective Date other than Permitted Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and Liquid Investments received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issue discount, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions, Taxes paid or payable in connection with such Debt Incurrence and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence; provided that, an original issue discount shall not reduce the amount of such Debt Incurrence Proceeds unless such discount is due and payable at or immediately following the closing of such Debt Incurrence and such discount has not already been taken into account to reduce the amount of proceeds received by the Borrower or such Subsidiary from such Debt Incurrence.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means any operating, administrative, cash management, collection activity, demand, time, savings, passbook or other deposit account maintained with a bank or other financial institution.

“DIP Budget” means a 13-week cash flow forecast detailing the Credit Parties’ anticipated cash receipts and expenditures (including Professional Fees and expenses), as amended, supplemented, or replaced from time to time in accordance with this Agreement, which budget (and any amendments thereto or replacements thereof) shall be in form and substance acceptable to the Lenders and shall be incorporated into the DIP Orders.

“DIP Cash Collateral” means cash collateral, as such term is defined in Section 363(a) of the Bankruptcy Code and as defined in the DIP Orders, arising from or relating to Collateral granted to the Lenders.

“DIP Orders” means, together or individually, as applicable, the Interim DIP Order and the Final DIP Order.

“Disclosure Statement” has the meaning given thereto in Section 5.15(c).

“Disposition” means any sale, lease, license, transfer, assignment, conveyance, or other disposition of any Property; “Dispose” or similar terms shall have correlative meanings.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning given thereto in section 3.1.

“Eligible Assignee” means (a) a Lender, (b) any Affiliate of a Lender approved by the Lenders, (c) any Approved Fund approved by the Lenders or (d) any other Person (other than a natural Person) approved by Lenders and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.7, the Borrower.

“Environment” or “Environmental” has the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Equipment” of any Person means all equipment (as defined in the UCC) owned by such Person, wherever located.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Event of Default” has the meaning specified in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit account or securities account in which funds are maintained and used solely for (a) the payment of salaries, wages and payroll tax, workers’ compensation, and 401K, health and welfare plans, (b) petty cash with a balance less than $25,000 individually or in the aggregate for all such petty cash accounts, at all times, (c) cash or securities on deposit that are subject to a Lien permitted under Section 6.3(i) and that otherwise constitute Prior Liens, (d) cash deposits for utilities pursuant to an order of the Bankruptcy Court issued in the Chapter 11 Cases or (e) cash for payment of any Professional Fees.

“Excluded Collateral” means:

(a)any contracts, instruments, licenses, license agreements or other documents (or any rights thereunder), to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of, or requires a consent not obtained prior to the Effective Date of, a third party on such grant, (ii) give any other party to such contract, instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violates any law or requires the consent not obtained prior to the Effective Date of any Governmental Authority; provided that the limitation set forth in this clause (a) above shall not affect, limit, restrict or impair the grant by a Credit Party of a security interest pursuant to the Security Agreement in any such right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC or the Bankruptcy Code;

(b)any application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark;

(c)any Excluded Accounts; and

(d)Avoidance Actions (and the proceeds thereof).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation.  If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” has the meaning specified in Section 2.13(a).

“Existing Letters of Credit” means those letters of credit set forth on Schedule 1.2.

“Extraordinary Receipts” means any proceeds resulting from a Casualty Event, including any insurance proceeds, less any Taxes paid or payable in connection with such Casualty Event.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning set forth in Section 4.20(a).

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“FEMA” means the Federal Emergency Management Agency, a component of the United States Department of Homeland Security that administers the National Flood Insurance Program, or any of its successors.

“Final DIP Order” means an order of the Bankruptcy Court in the Chapter 11 Cases authorizing and approving on a final basis, among other things, (a) the DIP Facility and the extensions of credit thereunder, including the incurrence by the Credit Parties of secured indebtedness in accordance with this Agreement, (b) the form of this Agreement and the other Credit Documents, (c) the granting of Liens and claims by the Credit Parties in favor of the Lenders, (d) the payment by the Credit Parties of the fees contemplated by this Agreement, (e) the provision of adequate protection to the Prepetition Lenders in a manner satisfactory to the Lenders and the Prepetition Majority Lenders, (f) the other obligations of the Credit Parties under this Agreement and the other Credit

Documents, and (g) such other matters as are usual and customary for orders of this kind, which order shall be in form and substance satisfactory to the Lenders in all respects, which order shall not have been vacated, reversed, modified or stayed, and as the same may be amended, supplemented or modified from time to time after entry thereof in accordance with the terms hereof but only with the written consent of the Lenders.

“First Day Orders” has the meaning given thereto in Section 3.1(p).

“Flood Insurance” means, for any owned real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets or exceeds the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Subsidiary” means any Subsidiary of Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“FSHCO” means any Subsidiary substantially all of whose assets consist of Equity Interests and/or indebtedness of one or more Foreign Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.4.

“Governmental Authority” means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person.

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) Asset Guard, (b) Stratagen Inc., a Delaware corporation, and (c) each Material Domestic Subsidiary or other Subsidiary that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty; provided, however, that the Guarantors shall not include any Foreign Subsidiary, FSHCO or any Subsidiary of a Foreign Subsidiary or FSHCO.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedge Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Inventory” of any Person means all Property of such Person which would, in accordance with GAAP, be required to be classified and accounted for as inventory on the balance sheet of such Person.

“Interim DIP Order” means an order of the Bankruptcy Court in the Chapter 11 Cases authorizing and approving on an interim basis, among other things, (a) the DIP Facility and the extensions of credit thereunder, including the incurrence by the Credit Parties of secured indebtedness in accordance with this Agreement, (b) the form of this Agreement and the other Credit Documents, (c) the granting of Liens and claims by the Credit Parties in favor of the Lenders, (d) the payment by the Credit Parties of the fees contemplated by this Agreement, (e) the provision of adequate protection to the Prepetition Lenders in a manner satisfactory to the Lenders and the Prepetition Majority Lenders, (f) the other obligations of the Credit Parties under this Agreement and the other Credit Documents, and (g) such other matters as are usual and customary for orders of this kind, which order shall be in form and substance satisfactory to the Lenders in all respects, which order shall not have been vacated, reversed, modified or stayed, and as the same may be amended, supplemented or modified from time to time after entry thereof in accordance with the terms hereof but only with the written consent of the Lenders.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Acceptance, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lending Office” means, as to any Lender, the office or offices of such Lender described on Schedule I, or such other office or offices as a Lender may from time to time notify the Borrower.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-2 by Moody’s or A-2 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) other investments made through the Lenders or their Affiliates and approved by the Lenders; and (g) deposit accounts and securities accounts (solely to the extent that such securities accounts only hold the invests described in the foregoing clauses (a) through (f)), subject to the terms and conditions of Section 5.9(c) of this Agreement.  All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Liquidity” means, at any time, the sum of (a) the positive remainder, if any, of (i) the maximum aggregate amount of Commitments pursuant to Section 2.1 at such time (but only to the extent Borrower is permitted to borrow such maximum amount under the terms of this Agreement, including, without limitation, Section 3.2) minus (ii) the aggregate outstanding principal amount of the Loans at such time, plus (b) the aggregate amount of all cash and cash equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries at such time that is not “restricted” for purposes of GAAP or otherwise encumbered (other than by a Lien granted under a Security Document).

“Loans” means any and all term loans made, or to be made, to the Borrower by the Lenders pursuant to Section 2.1.

“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Material Adverse Change” means a material adverse change (a) in the business, financial condition, properties or results of operations of the Borrower and its Subsidiaries, taken as a whole;

(b) on the validity or enforceability of this Agreement or any of the other Credit Documents; or (c) on any Credit Party’s ability to perform its obligations under this Agreement, any Note, the Guaranties or any other Credit Document; provided that none of the following shall be taken into account in determining whether there has been a Material Adverse Change: (i) the commencement or continuation of the Chapter 11 Cases, or any events resulting therefrom, (ii) changes or conditions generally affecting the economy or the financial markets in the United States or globally or (iii) changes or conditions generally affecting the industries in which the Credit Parties operate.

“Material Domestic Subsidiary” means, (a) as of any fiscal quarter end, any Domestic Subsidiary that (i) has operating income equal to or greater than 10% of the Borrower’s consolidated operating income, in each case, for the four-fiscal quarter period then ended, or (ii) has book value of total assets equal to or greater than 10% of the Borrower’s consolidated book value of total assets, in each case under clauses (i) and (ii) above, as established in accordance with GAAP and as reflected in the financial statements covering such fiscal quarter and delivered to the Lenders pursuant hereto, (b) Asset Guard and (c) StrataGen, Inc., a Delaware corporation.

“Maturity Date” means the earliest of (a) the Scheduled Maturity Date; (b) the date upon which the Interim DIP Order expires if the Final DIP Order has not then been entered; (c) thirty (30) days after the Petition Date if the Final DIP Order has not then been entered; (d) the Consummation Date; (e) the closing of any sale of assets, which when taken together with all asset sales completed since the Effective Date, constitutes a sale of all or substantially all of the assets of the Borrower and the Guarantors; (f) the date of the failure to achieve any of the Case Milestones in accordance with Section 5.15 hereof; and (g) the date on which all Loans become due and payable and the Commitments are terminated under the Credit Documents, whether by acceleration or otherwise.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in form reasonably acceptable to the Lenders executed by any Credit Party to secure all or a portion of the Obligations.

“Mortgaged Property” means any real Property owned by any Loan Party that is subject to a Mortgage.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“National Flood Insurance Program” means the program created by any Governmental Authority of the United States pursuant to the Flood Insurance Regulations, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Cash Proceeds” means, with respect to any Disposition, all cash and Liquid Investments received from such Disposition after (a) payment of, or provision for, all reasonable brokerage and transaction commissions, marketing costs, restoration and refurbishment expenses, and other reasonable out of pocket fees and expenses actually incurred in connection with such Disposition; (b) payment of any outstanding obligations (permitted hereunder) secured by the Property that is being Disposed (other than the Obligations); (c) all Taxes paid or payable by such Person, any Subsidiary of such Person or any member of the Tax Group of such Person in connection with such Disposition; and (d) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Person making such Disposition and its Affiliates directly related to such Disposition.

“Non-Material Domestic Subsidiary” means any Domestic Subsidiary other than a Material Domestic Subsidiary.

“Notes” has the meaning set forth in Section 2.2(b).

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders under this Agreement and the other Credit Documents (but excluding, for the avoidance of doubt, any Prepetition Secured Debt), and any increases, extensions, and rearrangements of those obligations under any amendments, restatements, supplements, and other modifications of the documents and agreements creating those obligations.

“OFAC” has the meaning set forth in Section 4.20(b).

“Other Taxes” has the meaning set forth in Section 2.13(b).

“Paid in Full” or “Payment in Full” means the Obligations hereunder has been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments have been terminated.

“Participant Register” has the meaning set forth in Section 9.7(d).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means (a) the last Business Day of each calendar month; provided, however, that if any such day is not a Business Day, such Payment Date shall be the next succeeding Business Day and (b) the Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Carry” has the meaning set forth in the DIP Orders.

“Permitted Debt” has the meaning set forth in Section 6.2.

“Permitted Investments” has the meaning set forth in Section 6.4.

“Permitted Liens” has the meaning set forth in Section 6.3.

“Permitted Variances” has the meaning set forth in the DIP Orders.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Petition Date” has the meaning set forth in the Recitals hereto.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Prepetition Administrative Agent” has the meaning set forth in the Recitals hereto.

“Prepetition Credit Agreement” has the meaning set forth in the Recitals hereto.

“Prepetition Debt” means the Debt of the Credit Parties outstanding immediately prior to the Petition Date.

“Prepetition Lenders” has the meaning set forth in the Recitals hereto.

“Prepetition Loan Documents” has the meaning assigned to the term “Credit Documents” in the Prepetition Credit Agreement.

“Prepetition Majority Lenders” has the meaning assigned to the term “Majority Lenders” in the Prepetition Credit Agreement.

“Prepetition Secured Debt” means the Debt of the Credit Parties outstanding immediately prior to the Petition Date pursuant to the Prepetition Credit Agreement.

“Prepetition Secured Loans” means the “Term Loans” (as defined in the Prepetition Credit Agreement) made by the Prepetition Lenders to the Borrower pursuant to the Prepetition Credit Agreement that are outstanding as of any date of determination.

“Prepetition Security Instruments” has the meaning set forth in the Recitals hereto.

“Previously Absent Covenant” means, at any time (x) any negative or financial covenant that is not included in this Agreement at such time and (y) any negative or financial covenant in any other Debt that is included in this Agreement at such time but with covenant levels that are more restrictive to the Borrower and its Subsidiaries than the covenant levels included in this Agreement at such time.

“Prior Liens” has the meaning set forth in the DIP Orders.

“Professional Fees” has the meaning set forth in the DIP Orders.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Pro Rata Share” means, at any time with respect to any Lender, (a) the ratio (expressed as a percentage) of such Lender’s outstanding Loans at such time to the aggregate Loans of all Lenders outstanding at such time.

“Qualified Equity Interests” means preferred Equity Interests issued by a Person the terms of which are the same as those applicable to any class of units or common Equity Interests issued by such Person other than that such preferred Equity Interests (a) may be provided a preference over any class of units or the common Equity Interests in liquidation or payment of dividends or distributions, (b) may be convertible or exchangeable at the option of the holder but only into any common Equity Interests, (c) may have customary class voting rights, and (d) may have a fixed or variable dividend or distribution rate; provided that, in no event shall such units or such other preferred Equity Interests have any “debt”-like features such as (but not limited to) (i) a scheduled maturity, any amortization, any scheduled prepayments or any other prepayment terms (except that such preferred Equity Interests may have a scheduled maturity date that is no earlier than 180 days after the scheduled Maturity Date), (ii) any required cash interest payments, coupons, dividends or any other payments (other than conversions or exchanges into common Equity Interests or PIK dividends in additional Qualified Equity Interests or any principal payments at such scheduled maturity date), or (iii) any financial or other type of covenants other than covenants that are customary to common Equity Interests).

“Receivables” of any Person means, at any date of determination thereof, all Property of such Person which would, in accordance with GAAP, be required to be classified and accounted for as accounts receivable on the balance sheet of such Person.

“Redemption” means, with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Refinancing Debt” means, with respect to any Person, Debt issued, incurred or otherwise obtained in exchange for, or to extend, renew, replace or refinance, in whole or part, any Debt of such Person (solely for purposes of this definition, “Refinanced Debt”); provided that (a) such Debt has a later maturity than and a weighted average life to maturity equal to or greater than the Refinanced Debt, (b) except as otherwise permitted hereunder (subject to dollar-for-dollar reduction of any applicable basket) such Debt shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Debt shall not include any principal constituting interest paid in kind), (c) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid (by way of defeasance, discharge or otherwise), substantially concurrently with the incurrence of such Refinancing Debt, (d) such Debt shall not at any time be guaranteed by any Persons other than Persons that are guarantors of the Refinanced Debt, and the terms of such guarantee, taken as a whole, shall be no more favorable to the secured parties in respect of such Debt than the terms of the guarantee of the Refinanced Debt, taken as a whole, (e) if the Refinanced Debt is secured, the terms and conditions relating to collateral for such Debt , taken as a whole, shall be no more favorable to the secured parties in respect of such Debt than the terms and conditions with respect to the collateral for the Refinanced Debt (and the Liens on any Collateral securing such Debt shall have the same (or lesser) priority as the Refinanced Debt relative to the Liens on the Collateral securing the Obligations), (f) if the Refinanced Debt is subordinated in right of payment to the Obligations, such Debt shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as the subordination terms applicable to the Refinanced Debt, (g) the terms and conditions of any such modified, refinanced, refunded, renewed, replaced, exchanged or Debt (other than interest, fees, premiums, funding discounts, optional prepayment/redemption provisions (including any premiums related thereto), guarantees, collateral, and subordination  are, either (i) substantially identical to or less favorable to the investors providing such Refinancing Debt, taken as a whole, than the terms and conditions of the Debt being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (ii) when taken as a whole, not more restrictive to the Borrower and/or its Subsidiaries, as applicable, than those set forth in this Agreement (after giving effect to the addition of the Previously Absent Covenant pursuant to the immediately following proviso in this clause (g)) or are customary for similar Debt in light of the then current market conditions; provided that to the extent the documentation governing such Debt includes a Previously Absent Covenant, the Lenders shall be given prompt written notice thereof and this Agreement shall be amended to include such Previously Absent Covenant for the benefit of this Agreement; provided further that a certificate of a Responsible Officer of the Borrower shall be delivered to the Lenders in good faith at least five Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (g) and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Register” has the meaning set forth in Section 9.7(b).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Release” has the meaning set forth in CERCLA or under any other Environmental Law.

“Reorganization Plan” means a chapter 11 plan of reorganization or liquidation of any Credit Party in the Chapter 11 Cases.

“Response” has the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s chief financial officer, treasurer or controller, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s chief financial officer, treasurer or controller, and if such Person is managed by members, then a chief financial officer, treasurer or controller of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any Equity Interest of such Person, including in connection with any retirement, purchase, redemption or other acquisition of such Equity Interest, or any options, warrants or rights to purchase or acquire any such Equity Interest or (b) principal or interest payments (in cash, Property or otherwise) on, or redemption of, debt of such Person contractually subordinated to the Obligations; provided that the term “Restricted Payment” shall not include any dividend, distribution, repurchase or redemption payable solely in common Equity Interests or Qualified Equity Interests or from the proceeds of the contemporaneous issuance of additional common Equity Interests of such Person or warrants, options or other rights to purchase such common Equity Interests.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 28, 2020, by and among the Borrower, the Guarantors and the Prepetition Lenders, as the same may from time to time be amended, modified, supplemented or restated pursuant to the terms thereof.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Sanctions” has the meaning set forth in Section 4.20(b).

“Scheduled Maturity Date” means the date that is one hundred fifty (150) days after the Effective Date.

“SEC” means, the Securities and Exchange Commission.

“Section 363 Sale” means a sale of all or substantially all of the assets and business of the Credit Parties conducted pursuant to Section 363 of the Bankruptcy Code.

“Secured Parties” means the Lenders.

“Security Agreement” means the Pledge and Security Agreement of even date herewith among the Credit Parties and the Lenders in such form acceptable to the Lenders.

“Security Documents” means, collectively, the Security Agreement, the Collateral Assignment, any other Prepetition Security Instrument, the DIP Orders, any Account Control Agreement, to the extent requested, the Mortgages, and any and all other instruments, documents or agreements, now or hereafter executed by any Credit Party or any other Person as security for the payment or performance of the Obligations, the Notes or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Dispositions” means the sale by any Credit Party of the assets or Equity Interests set out on Schedule 6.9(a)(iii) hereto.

“Subject Lender” has the meaning set forth in Section 2.14.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder.  Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower or any other Credit Party.

“Superpriority Claim” means a claim against a Credit Party in any of the Chapter 11 Cases that is a superpriority administrative expense claim, subject and subordinate to the Carve-Out, having priority over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546, 726, 1113 and/or 1114 thereof), whether or not such claim or expenses may become secured by a judgment Lien or other non-consensual Lien, levy or attachment.

“Survey” means a survey of the real Property listed on Schedule 5.9(d), prepared by a land surveyor duly licensed and registered in the state in which such real property is located, and in form, scope and substance sufficient to cause all standard survey exceptions to be deleted from title policy and otherwise reasonably satisfactory to the Lenders, and duly certified to the Borrower by a form of certification customarily used by surveyors of similar property in similar locations or as is otherwise reasonably acceptable to Lenders.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Group” has the meaning set forth in Section 4.13.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the effective date of any Acceptable Plan or any other Chapter 11 Plan, (c) the entry of an order for the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, (d) the entry of an order for the dismissal of any of the Chapter 11 Cases, and (e) at the election of the Lenders, the date on which any Event of Default is continuing.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Third Party Locations” means any location which holds, stores or otherwise maintains Collateral, including such locations that are leased locations, trailer storage or self-storage facilities, distribution centers or warehouses, and such locations that are the subject of any bailee arrangement.

“Treasury Rate” means, with respect to a prepayment date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the date that is six months after the Effective Date; provided, however, that if the period from such prepayment date to the date that is six months after the Effective Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unused Commitment Fee” has the meaning set forth in Section 2.7(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.3Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.4Accounting Terms; Changes in GAAP.

(a)All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements delivered to the Lenders for the fiscal year ending December 31, 2019 as required under Section 5.2.

(b)Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.2 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower’s financial statements referred to in Section 4.4.

(c)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.5Miscellaneous.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, restated and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified.  Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein).  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 1.6Divisions.  For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

CREDIT FACILITIES

Section 2.1Loans.  Subject to the terms and conditions of this Agreement, each Lender hereby agrees, severally and not jointly, to make term loans from time to time to the Borrower in a principal amount not exceed such Lender’s Available Draw Commitment.  The aggregate amount of the Loans shall not exceed $5,000,000 until such date that the Final DIP Order is entered. The aggregate principal amount of all Loans advanced to the Borrower pursuant to this Section 2.1 shall not exceed the Commitments of all Lenders.  Amounts paid or prepaid in respect of Loans may not be reborrowed.  Upon disbursement of each Loan by a Lender, the amount of the Available Draw Commitment of such Lender shall be reduced by the amount of such Loan so disbursed.

Section 2.2Loans and Borrowings.

(a)Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing on each applicable Borrowing Date consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Notes.  If requested by a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit D (each a “Note” and collectively referred to herein as the “Notes”), dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Acceptance, as of the effective date of the Assignment and Acceptance, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 9.7 or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed, and each Lender shall return to the Borrower the Note so replaced. The date, amount and interest rate of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.3Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Lenders of such request in writing by facsimile or e-mail to the Lenders of a written Borrowing Request in substantially the form of Exhibit G and signed by the Borrower not later than 12:00 noon, Houston, Texas time, three (3) Business Days before the date of any requested Borrowing.  Each written Borrowing Request shall specify the following information:

(a)the aggregate amount of the requested Borrowing;

(b)the date of such Borrowing, which shall be a Business Day;

(c)the location and number of the Borrower’s account to which funds are to be disbursed;

(d)the amount of the current total outstanding principal amount of the Loans (without regard to the requested Borrowing) and the pro forma total outstanding principal amount of the Loans (giving effect to the requested Borrowing); and

(e)that the proposed use of the proceeds thereof is for Budgeted Expenses in compliance with the DIP Budget.

The Lenders may condition the disbursement of Loans on receipt of such documentation as it shall reasonably require to evidence that the proceeds of such Loans shall be used in accordance with the DIP Budget both as to amount of such Loans and as to the timing of such Loans.  Each Borrowing Request shall constitute a representation by the Credit Parties that the amount of the requested Borrowing shall not cause the total outstanding principal amount of the Loans to exceed the total Commitments.

(f)Funding of Loans.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

Section 2.4Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Termination Date.

Section 2.5Prepayments.

(a)Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.5(b).

(b)Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder not later than 12:00 noon, Houston, Texas time, 3 Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount not less than $1,000,000 and integral multiples of $100,000 in excess thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.8.

(c)Mandatory.

(i)If the Borrower or any Subsidiary receives Debt Incurrence Proceeds, then not later than two Business Days following the receipt of such proceeds, the Borrower shall prepay the Loans in an amount equal to 100% of such Debt Incurrence Proceeds.

(ii)If any Credit Party completes a Disposition permitted under Section 6.9(a)(v), then the Borrower shall, no later than three Business Days following the completion of such Disposition and in an amount equal to 100% of the Net Cash Proceeds received from such Disposition, prepay the outstanding principal amount of the Loans until such time as the Loans are repaid in full.

(iii)If the Borrower or any Subsidiary receives any Extraordinary Receipts (whether from a single Casualty Event or related series of Casualty Events and whether as one payment or a series of payments) in excess of $100,000 in the aggregate since the Effective Date, then the Borrower shall, no later than five Business Days following the receipt of such Extraordinary Receipts and in an amount equal to 100% of the amount of such excess Extraordinary Receipts, prepay the outstanding principal amount of the Loans until such time as the Loans are repaid in full.

(d)Interest; Costs.  Each prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment.

Section 2.6Repayment.  The Borrower hereby unconditionally promises to pay to each Lender the aggregate outstanding principal amount of all Loans of such Lender on the Maturity Date.

Section 2.7Fees.

(a)Unused Commitment Fee.  The Borrower agrees to pay to each Lender an unused commitment fee (the “Unused Commitment Fee”), which shall accrue at a rate of 0.50% per annum on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date. Accrued Unused Commitment Fees shall be payable in arrears on the first Business Day of each calendar quarter and on the Termination Date, commencing on the first such date to occur after the Effective Date.  All Unused Commitment Fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Maximum Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)Closing Fee.  On the Effective Date, the Borrower agrees to pay to each Lender a fee (the “Closing Fee”) in an amount equal to 1.50% of such Lender’s Commitment in immediately available funds.  Such Closing Fee is fully earned as of the Effective Date and shall be payable on the initial funding of the Loans under this Agreement.

(c)DIP Fee.  If any of the Borrower, Guarantors or any of their respective Subsidiaries enters into a debtor-in-possession financing arrangement in lieu of the DIP Facility or as a refinancing or replacement of, in whole or in part, the DIP Facility (an “Alternative DIP”) and a financial institution other than the DIP Lenders provides such Alternative DIP or other credit financing to the Borrower, Guarantors or any of their respective Subsidiaries, or if any such Alternative DIP is consummated, in whole or in part, with funds advanced by the DIP Lenders, in lieu of some or all of the DIP Facility, then the Borrower and Guarantors agree, on a joint and several basis, to pay (or cause to be paid) to each Lender a prepayment premium (the “DIP Fee”) in an amount equal to 1.50% of the aggregate outstanding principal amount of the Loans  and unused Commitments of each Lender, immediately upon consummation of the Alternative DIP.

(d)Generally.  All such fees shall be paid on the dates due, in immediately available Dollars to the Lenders. Once paid, absent manifest error, none of these fees shall be refundable under any circumstances.

Section 2.8Interest.

(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at a rate per annum equal to eight percent (8.00%).

(b)Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded.

(c)Except as otherwise set forth herein, interest on each Loan shall be due and payable by Borrower on each Payment Date.

(d)Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, all Loans outstanding shall automatically bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to the Loans, but in no event to exceed the Maximum Rate.

Section 2.9Reserved.

Section 2.10Reserved.

Section 2.11Increased Costs.

(a)Capital Adequacy; Taxes.  If, after the Effective Date, any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or any corporation controlling such Lender, as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender, as the case may be, the Borrower shall pay to such Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such reduction.  If, after the Effective Date, any Lender shall have determined that (i) any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, shall subject such Lender to any additional Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then from time to time within three Business Days after written demand by such Lender, as the case may be, the Borrower shall pay to such Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such Taxes.

(b)Mitigation.  Each Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section 2.11 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it.  Any Lender claiming compensation under this Section 2.11 shall furnish to the Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(c)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than one year prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one-year period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12Payments and Computations.

(a)Payments.  All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to each Lender in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b)Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to each Lender at the location referred to in the Notes or herein (or such other location as the Lenders shall designate in writing to the Borrower) in same day funds in accordance with each Lender’s applicable Pro Rata Share for the account of their respective applicable

Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(c)Non‑Business Day Payments.  Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(d)Computations.  All computations of interest shall be made by the Lenders on the basis of a year of 365/366 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Lenders of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e)Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the Loans made by it in excess of its Pro Rata Share of payments on account of the Loans obtained by the Lenders, such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Loans made by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s Pro Rata Share, but without interest.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.13Taxes.

(a)No Deduction for Certain Taxes.  Any and all payments by any Credit Party under any of the Credit Documents to a Lender shall be made, in accordance with Section 2.12, free and clear of and without deduction for any Taxes, excluding, in the case of a Lender, (i) Taxes imposed on or measured by its net income (however denominated), franchise Taxes and branch profits Taxes, in each case imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, having its applicable Lending Office located in the jurisdiction (or any political subdivision thereof) imposing such Tax, (ii) in the case of a Lender, any United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Obligation, if and to the extent such United States federal withholding Taxes are in effect on the date a Lender becomes a Lender hereunder (other than pursuant to an assignment request by the Borrower under Section 2.14), (iii) Taxes attributable to such Lender’s failure to comply with Section 2.13(e), and (iv) any Taxes imposed under FATCA (the Taxes described in clauses (i) through (iv) being hereinafter referred to as “Excluded Taxes” and all such Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of the Borrower under any Credit Document being hereinafter referred to as “Indemnified Taxes”).  If any Credit Party shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable to any

Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section 2.13), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Credit Party shall make such deductions; and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.

(b)Other Taxes.  In addition, the Borrower agrees to pay, or at the option of the Lenders timely reimburse it for the payment of, any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents, except any Taxes that are (i) Excluded Taxes or (ii) imposed with respect to any assignment (other than an assignment request by the Borrower under Section 2.14) (hereinafter referred to as “Other Taxes”).

(c)Indemnification.  THE BORROWER AND EACH OTHER CREDIT PARTY SHALL INDEMNIFY EACH LENDER FOR THE FULL AMOUNT OF INDEMNIFIED TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY INDEMNIFIED TAXES OR OTHER TAXES IMPOSED ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY SUCH LENDER AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.  A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR EXPENSES DELIVERED TO THE BORROWER BY A LENDER SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR.

(d)Evidence of Tax Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Lenders the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders.

(e)Lender Withholding Exemption.  Each Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax. Each Lender that is not a U.S. Person and that is entitled to an exemption from or reduction of United States withholding Tax with respect to payments under this Agreement under applicable law or any treaty to which the United States is a party shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower),  such properly completed and executed documentation (including an applicable Internal Revenue Service Form W-8BEN or W-8ECI) prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)Reserved.

(g)Mitigation.  Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable Lending Office or change the jurisdiction of its applicable Lending Office, as the case may be, so as to avoid the imposition of any Indemnified Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.13; provided, that no such selection or change of jurisdiction for its applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(h)Tax Refunds.  If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will any Lender be required to pay any amount to a Borrower pursuant to this paragraph (h) the payment of which would place a Lender in a less favorable net after-Tax position than the applicable Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(i)Payment.  If any Lender becomes entitled to receive payment of Indemnified Taxes, Other Taxes or additional sums pursuant to this Section 2.13, it shall give notice and demand thereof to the Borrower, and the Borrower (unless such Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such Indemnified Taxes, Other Taxes or additional sums within 10 days after the Borrower’s receipt of such notice and demand.

Section 2.14Replacement of Lenders.  If the Borrower is required pursuant to Section 2.11 or 2.13 to make any additional payment to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.13, and, with respect to a payment pursuant to Section 2.13, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.13(g) (any such Lender being a “Subject Lender”), the Borrower may, upon notice to the Subject Lender and the Lenders and at the Borrower’s sole cost and expense, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that, in any event:

(a)as to assignments requested by the Borrower, the Borrower shall have paid to the Lenders the assignment fee specified in Section 9.7;

(b)such Subject Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, if applicable);

(c)in the case of any such assignment resulting from a claim for compensation under Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)such assignment does not conflict with applicable Legal Requirements.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 3

CONDITIONS OF EFFECTIVENESS

Section 3.1 Conditions to Effectiveness.  This Agreement will become effective and the obligations of Lenders to make the Loans will occur on the date (the “Effective Date”) on which the following conditions precedent are satisfied or waived:

(a)Payment of Fees.

(i)The Lenders shall have received all commitment, arrangement, upfront, facility and agency fees and all other fees and amounts due and payable by the Credit Parties on or prior to the Effective Date, including reimbursement or payment of all reasonable and documented (in summary form) out-of-pocket fees and expenses required to be reimbursed or paid by the Borrower under paragraph 32 of the DIP Orders (including the fees and expenses of Norton Rose Fulbright US LLP, Stroock & Stroock & Lavan LLP, each as counsel to the Lenders, and Ankura Consulting Group, LLC, financial advisor to the Lenders).

(ii)The Prepetition Administrative Agent and the Prepetition Lenders shall have received all reasonable and documented (in summary form) out-of-pocket fees and expenses due and payable by the Credit Parties on or prior to the Effective Date pursuant to the Prepetition Loan Documents, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower thereunder.

(b)Documentation.  The Lenders shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Lenders:

(i)this Agreement (and all attached Exhibits and Schedules), the Security Agreement, to the extent requested by any Lender, a Note payable to such Lender, the Collateral Assignment and all other applicable Credit Documents.  In connection with the execution and delivery of the Security Documents, the Lenders shall:

(A)be satisfied that the Interim DIP Order and any other Security Documents required to be executed on the Effective Date create (or will create, upon proper filing, recording or registration thereof, or upon entry of, the Interim DIP Order) perfected Liens having the priorities set forth in the Interim DIP Order (subject only to Permitted Liens) on all of the tangible and intangible Property of the Credit Parties other than the Excluded Collateral; and

(B)have received (or its bailee pursuant to the DIP Order has received) certificates, if any, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors.

(ii)certificates of insurance in compliance with Section 5.3(b) of this Agreement;

(iii)a certificate from an authorized officer of each of the Credit Parties dated as of the Effective Date stating that as of such date (A) all representations and warranties of such Credit Party set forth in this Agreement and the Credit Documents are true and correct in all material respects, (B) such Credit Party shall have performed and complied with all covenants and conditions required herein to be performed or complied with by it prior to the date hereof and (C) no Default then exists;

(iv)a secretary’s certificate from each Credit Party certifying such Credit Party’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which the Borrower is a party;

(v)certificates of good standing for each Credit Party in the state in which each such Person is incorporated or organized, which certificates shall be dated a date not earlier than 30 days prior to the Effective Date;

(vi)a legal opinion of Vinson & Elkins LLP as special counsel to the Credit Parties, in form and substance reasonably acceptable to the Lenders; and

(vii)such other documents, governmental certificates, agreements, and lien searches as any Lender may reasonably request.

(c)Consents; Authorization; Conflicts.  The Borrower shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, or any Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this

Agreement and the other Credit Documents.  In addition, the Credit Parties and the Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Credit Parties and the Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(d)Representations and Warranties.  The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Effective Date.

(e)Other Proceedings.  No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of Borrower, threatened and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other credit agreement or any transaction contemplated hereby or thereby or (ii) which, in any case, in the judgment of the Lenders, could reasonably be expected to result in a Material Adverse Change.

(f)Other Reports.  Subject to Section 3.1(b), the Lenders shall have received, in form and substance reasonably satisfactory to it, all environmental reports, and such other reports, audits or certifications as it may reasonably request, which reports the Lenders acknowledge they has received as of the date of this Agreement.

(g)Reserved.

(h)No Default.  No Default then exists.

(i)Reserved.

(j)Delivery of Financial Statements.  The Lenders shall have received true and correct copies of the unaudited consolidated income statement and balance sheet of the Credit Parties for the fiscal quarter ended December 31, 2019; provided that, notwithstanding the foregoing, such income statement and balance sheet do not reflect expected material impairments and are otherwise not complete in all respect as a result of the impact of the Chapter 11 Cases.

(k)Copies of Existing Certificates; Documents. The Lenders shall have received true and correct copies of all of the following certificates and other documents with respect to the real property listed on Schedule 5.9(d), if any, that have been previously delivered to the Prepetition Administrative Agent during the five year period ending on the Effective Date, pursuant to the Prepetition Credit Agreement and the Prepetition Security Instruments:  (i) all flood determination certificates and, if applicable, flood insurance policies, if any,  covering such real property;  (ii) all Lien searches, if any, from the counties in which such real property is located; (iii) all legal opinions, if any, that have been delivered to the Prepetition Administrative Agent with respect to the Prepetition Security Instruments covering such real property; (iv) all existing mortgagee policies of title insurance in favor of the Prepetition Administrative Agent, if any, with respect to such real Property; (v) the most recent surveys, if any, with respect to such real property; and (vi) the most recent Phase I Environmental Site Assessment Reports, if any, completed by an independent environmental consultant with respect to such real property;

(l)USA Patriot Act.  The Borrower has delivered to each Lender that is subject to the Patriot Act such information requested by such Lender in order to comply with the Patriot Act.

(m)DIP Budget.  The Lenders shall have received the DIP Budget, which DIP Budget shall have been approved by the Lenders.

(n)Petition Date.  The Petition Date shall have occurred, and each Credit Party shall be a debtor and a debtor-in-possession in the Chapter 11 Cases.

(o)Interim DIP Order.  The Bankruptcy Court shall have entered the Interim DIP Order with such changes as may be acceptable to the Lenders, which Interim DIP Order (i) shall have been entered on the docket of the Bankruptcy Court no later than 10 days after the Petition Date and (ii) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect except as otherwise agreed to in writing by the Lenders in their sole discretion.

(p)First Day Orders.  The “first day” orders (including, without limitation, any motions related to the Credit Documents, cash management, cash collateral and any critical vendor or supplier motions, but excluding retention applications), in form, scope and substance reasonably satisfactory to the Lenders shall have been entered in the Chapter 11 Cases, in each case in form and substance reasonably satisfactory to the Lenders (the “First Day Orders”) and shall not have been (i) stayed, vacated or reversed, or (ii) amended or modified except as otherwise agreed to in writing by the Lenders in their reasonable discretion.

(q)Bankruptcy Trustee.  No trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in the Chapter 11 Cases.

(r)Additional Information.  The Lenders shall have received any other information (financial or otherwise) reasonably requested by the Lenders, which information shall be in form and substance reasonably satisfactory to the Lenders.

Section 3.2 Conditions to Each Borrowing.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding) under this Agreement shall be subject to the further conditions precedent that on the date such Borrowing is made:

(a)No Event of Default.  As of the date of the making of such Borrowing, no Default or Event of Default shall exist, and the making of such Borrowing would not cause a Default or Event of Default to exist.

(b)Reserved.

(c)Representations and Warranties.  The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct in all material respects on and as of any Borrowing Date before and after giving effect to the making of such Borrowing and to the application of the proceeds therefrom.

(d)Reserved.

(e)Borrowing Request.  The receipt by the Lenders of a Borrowing Request in accordance with Section 2.3.

(f)No Alternative DIP Order.  No Bankruptcy Court order has been entered authorizing the Credit Parties to obtain financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Secured Parties secured by a security interest or having the priority of an administrative claim unless otherwise consented to by the Lenders in writing.

(g)DIP Orders.  For Loans made (i) on or before the date that is 30 days following the Petition Date, the Interim DIP Order shall be in full force and effect and shall not have been vacated, reversed, modified, or amended unless otherwise consented to by the Lenders in writing and, in the event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal, and (ii) after the date that is 30 days following the Petition Date, the Final DIP Order shall be in full force and effect and shall not have been vacated, reversed, modified, or amended unless otherwise consented to by the Lenders in writing and, in the event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal, and (iii) each of the DIP Orders shall be reasonably satisfactory in form and substance to the Lenders.

Section 3.3 Reserved.

Section 3.4 Post-Closing Requirements.

(a)Control Agreements.  Notwithstanding the generality of Section 5.9(a) below, the Credit Parties shall deliver to the Lenders as soon as is practicable but in no event later than 30 days after the Effective Date fully executed control agreement(s) covering each of the deposit accounts of the Credit Parties listed on Schedule 4.21 hereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Credit Party hereto represents and warrants as follows:

Section 4.1 Organization.  Subject to any restriction arising on account of each Credit Party’s status as a “debtor” under the Bankruptcy Code and any required approvals of the Bankruptcy Court, each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change, and in each case, not subject to the automatic stay under the Chapter 11 Cases or executed after the Petition Date.  As of the Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2 Authorization.  Subject to the entry of the DIP Orders, the execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.  Subject to the entry of the DIP Orders, the borrowing of the Loans and the use of the proceeds thereof are within the Borrower’s corporate power, have been duly authorized by all necessary action, do not contravene (i) the Borrower’s certificate or articles of incorporation or bylaws, or (ii) any Legal Requirement or any material contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.

Section 4.3 Enforceability.  Subject to entry of the Interim DIP Order or the Final DIP Order, as the case may be, the Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4 Financial Condition.

(a)The Borrower has delivered to the Lenders the income statement and balance sheet for the Credit Parties and their Subsidiaries dated as of December 31, 2019 for the fiscal quarter ending thereon.  The income statement and balance sheet referred to in the preceding sentence have been prepared in accordance with GAAP and present fairly the consolidated financial condition of the aforementioned Persons as of the respective dates thereof; provided that, notwithstanding the foregoing, such income statement and balance sheet do not reflect expected material impairments and are otherwise not complete in all respects as a result of the impact of the Chapter 11 Cases.  As of the date of the aforementioned income statement and balance sheet, there were no material contingent obligations, liabilities for Taxes, unusual forward or long‑term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b)Since the Petition Date, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.

(c)No Credit Party or any Subsidiary has on the date hereof any material Debt or any material contingent liabilities, off-balance sheet liabilities or liabilities for Taxes, except as referred to or reflected or provided for in the DIP Budget, the First Day Orders or the financial statements previously delivered to the Lenders.

Section 4.5 Ownership and Liens; Real Property.  Each Credit Party (a) has good and defensible title to, or a valid and subsisting leasehold interest in, all real property, and good title to all personal Property, used in its business, and (b) none of the Property owned or leased by the Borrower or a Subsidiary of the Borrower is subject to any Lien except Permitted Liens.

Section 4.6 True and Complete Disclosure.  All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of any Credit Party and its Subsidiaries and furnished to the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading.  There is no fact known to any officer of any Credit Party on the date of this Agreement that has not been disclosed to the Lenders that could reasonably be expected to result in a Material Adverse Change.  All projections, estimates, budgets, and pro forma financial information furnished by any Credit Party or any of its Subsidiaries (or on behalf of any such Credit Party or any such Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7 Litigation.  Except as set forth in Schedule 4.7 and the Chapter 11 Cases, there are no actions, suits, or proceedings pending or, to any Credit Party’s knowledge, threatened against any Credit Party or any Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change.  Additionally, except as disclosed in writing to the Lenders and the Chapter 11 Cases, there is no pending or, to the knowledge of any Credit Party, threatened action or proceeding instituted against any Credit Party or any Subsidiary which seeks to adjudicate the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

Section 4.8 Compliance with Agreements.

(a)Except for the Chapter 11 Cases and as specified in the DIP Orders, no Credit Party nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change.  Subject to the entry of the Interim DIP Order or the Final DIP Order, as the case may be, and other than as set forth on Schedule 4.8, no Credit Party or any Subsidiary is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which any Credit Party or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change.  To the best knowledge of the Credit Parties, except as set forth on Schedule 4.8, no Credit Party or any Subsidiary is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which any Credit Party or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b)No Default has occurred and is continuing.

Section 4.9 Pension Plans.  (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise Tax imposed under Section 4971 of the Code, (d) to the knowledge of Credit Parties, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code in all material respects, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(i), and (g) except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization.  Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10 Environmental Condition.

(a)Permits, Etc.  Except as set forth on Schedule 4.10 hereto, each Credit Party and its Subsidiaries (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii)  is in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit that has not been resolved; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b)Certain Liabilities.  To the Credit Parties’ best knowledge, none of the present or previously owned or operated Property of any Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third‑party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c)Certain Actions.  Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) to the Credit Parties’ knowledge, the present and future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11 Subsidiaries.  As of the Effective Date, the Credit Parties have no Subsidiaries other than those listed on Schedule 4.11.  Each Material Domestic Subsidiary of the Borrower (including any such Material Domestic Subsidiary formed or acquired subsequent to the Effective Date) has complied with the requirements of Section 5.6.

Section 4.12 Investment Company Act.  No Credit Party nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Neither the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13 Taxes.  To the extent that failure to do so could reasonably, either individually or in the aggregate, be expected to result in a Material Adverse Change, proper and accurate, federal, state, local and foreign Tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by any Credit Party and each Subsidiary or any member of the affiliated group as determined under Section 1504 of the Code or similar combined, consolidated or unitary group (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all Taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except Taxes for which payment is stayed or excused under the Bankruptcy Code or that are being contested in good faith by appropriate proceeding and for which adequate reserves have been established in compliance with GAAP.  Except as set forth in Schedule 4.13, no Credit Party nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign Taxes or other impositions.  Proper and accurate amounts have been withheld by the Credit Parties and all other members of the Tax Group from their employees for all periods to comply in all material respects with the Tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.14 Permits, Licenses, etc.  Each Credit Party and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business.  Each Credit Party and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits or Legal Requirements of Environmental Law.

Section 4.15 Use of Proceeds.  The proceeds of the Loans shall be used in accordance with the DIP Budget (subject to Permitted Variances and Permitted Carry) and the DIP Orders.  Notwithstanding anything to the contrary herein or elsewhere, neither this Agreement nor any other Credit Document shall restrict the payment of Professional Fees benefitting from the Carve-Out.  No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.  No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X.

Section 4.16 Condition of Property; Casualties.  The material Properties used or to be used in the continuing operations of each Credit Party and each Subsidiary, are in good working order and condition, normal wear and tear excepted.  Neither the business nor the material Properties of each Credit Party or any Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17 Insurance.  Each Credit Party and its Subsidiaries carry insurance (which may be carried by each Credit Party on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses, or self-insure to the extent customary for persons of similar size engaged in similar businesses.  No Credit Party owns any material Building or material Manufactured (Mobile) Home, in either case subject to a Mortgage, for which such Credit Party has not delivered to the Lenders evidence or confirmation reasonably satisfactory to the Lenders that (i) such Credit Party maintains Flood Insurance for such Building or Manufactured (Mobile) Home in accordance with Section 5.3 or (ii) such Building or Manufactured (Mobile) Home is not located in a Special Flood Hazard Area.

Section 4.18 Compliance with Laws.  Each Credit Party and each of the Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, or where non-compliance therewith is permitted by any applicable Governmental Authority (including any order of the Bankruptcy Court) or as a result of the commencement of the Chapter 11 Cases; provided that, this Section 4.18 shall not apply with respect to any requirement under Environmental Laws.

Section 4.19 Security Interest.

(a)This Agreement and the other Credit Documents, upon execution and delivery thereof by the parties thereto and entry of the DIP Orders (and subject to the terms therein), will create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof, which security interest shall be deemed valid and perfected as of the Effective Date by entry of the DIP Orders with respect to each Credit Party and which shall constitute continuing Liens on the Collateral having priority over all other Liens on the Collateral, securing all the Obligations, other than the Carve-Out and as otherwise set forth in the DIP Orders. The Lenders shall not be required to file or record (but shall have the option and authority to file or record) any financing statements, mortgages, notices of Lien or similar instruments, in any jurisdiction or filing office or to take any other action in order to validate, perfect or establish the priority of the Liens and security interest granted by or pursuant to this Agreement, any other Credit Document or the DIP Orders.

(b)Pursuant to Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Credit Parties shall at all times constitute allowed senior administrative expenses against each of the Credit Parties in the Chapter 11 Cases (without the need to file any proof of claim or request for payment of administrative expense), with priority over any and all other administrative expenses, adequate protection claims, diminution claims and all other claims against the Credit Parties, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expense claims arising under Sections 105, 326, 328, 330, 331, 503(b), 506(c) (with any claims arising under Section 506(c) only subject to the entry of the DIP Orders), 507(a), 507(b), 546, 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment Lien or other nonconsensual Lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and post-petition property of the Credit Parties and their estates and all proceeds thereof, subject, as to priority, only to the Carve-Out and as otherwise set forth in the DIP Orders.

Section 4.20 FCPA; Sanctions.

(a)No Credit Party nor any Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or other person acting on behalf of any Credit Party or any Subsidiaries has taken any action, directly or indirectly, that would result in a violation in any material respect by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable Anti-Corruption Law; and the Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith.

(b)Except as set forth on Schedule 4.20, none of the Credit Parties, any of their Subsidiaries or any director, officer, employee, or, to the knowledge of Borrower, agent, or affiliate of the Credit Parties or any of their Subsidiaries is an individual or entity that is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department

of State, the United Nations Security Council, the European Union,  or Her Majesty’s Treasury  (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation currently, Cuba, Iran, North Korea, Sudan and Syria.

(c)No Loan, use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.21 Deposit Accounts.  Schedule 4.21 (as amended or supplemented from time to time with the prior written consent of the Lenders) lists all Deposit Accounts maintained by or for the benefit of the Credit Parties or any Subsidiary.

Section 4.22 EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

Section 4.23 Reorganization Matters.

(a)The Chapter 11 Cases were commenced on the Petition Date in accordance in all material respects with applicable law and proper notice thereof and the proper notice of the motion seeking approval of the Credit Documents and the DIP Orders were given; provided that the Borrower shall give, on a timely basis as specified in the DIP Orders, all notices required to be given to all parties specified in the DIP Orders.

(b)The DIP Orders are, as applicable, in full force and effect have not been reversed, stayed, modified or amended in an adverse manner without the Lenders’ consent.

(c)Each DIP Budget and all projected consolidated balance sheets, income statements and cash flow statements of the Credit Parties delivered to the Lenders were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed in good faith by the Borrower to be fair in light of the conditions existing at the time of delivery of such report or projection.

ARTICLE 5

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, each Credit Party agrees to comply with the following covenants.

Section 5.1 Organization.  Each Credit Party shall, and shall cause each of its respective Subsidiaries to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.8 or Section 6.9.

Section 5.2 Reporting.

(a)Annual Financial Reports.  The Borrower shall provide, or shall cause to be provided, to the Lenders, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2019), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (excluding, in the case of Foreign Subsidiaries, consolidating balance sheets) as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations for such fiscal year (excluding,  in the case of Foreign Subsidiaries, consolidating statements of income or operations), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flow of each Credit Party and its Subsidiaries in accordance with GAAP; provided that, notwithstanding the foregoing, any such income statement and balance sheet may be subject to certain expected material impairments, including any associated tax adjustments, and may otherwise be incomplete as a result of the impact of the Chapter 11 Cases, including, but not limited to, any inconsistencies in the accounting periods covered thereby as result of the commencement of the Chapter 11 Cases on the Petition Date.

(b)Quarterly Financials.  The Borrower shall provide, or shall cause to be provided, to the Lenders, as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2020), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (excluding, in the case of Foreign Subsidiaries, consolidating balance sheets) as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended (excluding, in the case of Foreign Subsidiaries, consolidating statements of income or operations), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flow of each Credit Party and its Subsidiaries in accordance with GAAP; provided that, notwithstanding the foregoing, any such income statement and balance sheet may be subject to certain expected material impairments, including any associated tax adjustments, and may otherwise be incomplete as a result of the impact of the Chapter 11 Cases, including, but not limited to, any inconsistencies in the accounting periods covered thereby as result of the commencement of the Chapter 11 Cases on the Petition Date.

(c)Monthly Financials.  The Borrower shall provide, or shall cause to be provided, to the Lenders, as soon as available, but in any event within 30 days after the end of each month of each fiscal year of the Borrower (commencing with the month ended March 31, 2020), a consolidated and consolidating balance sheet of each Credit Party and its Subsidiaries (excluding, in the case of Foreign Subsidiaries, consolidating balance sheets) as at the end of such month, and the related consolidated and consolidating statements of income or operations for such month and for the portion of the Borrower’s fiscal year then ended (excluding, in the case of Foreign Subsidiaries, consolidating statements of income or operations), setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flow of each Credit Party and its Subsidiaries in accordance with GAAP, provided that, notwithstanding the foregoing, any such income statement and balance sheet may be subject to certain expected material impairments, including any associated tax adjustments, and may otherwise be incomplete as a result of the impact of the Chapter 11 Cases, including, but not limited to, any inconsistencies in the accounting periods covered thereby as result of the commencement of the Chapter 11 Cases on the Petition Date.

(d)Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Section 5.2(a), (b) and (c) above, the Borrower shall provide to the Lenders a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

(e)Reserved.

(f)Defaults.  The Credit Parties shall provide to the Lenders promptly, but in any event within five (5) Business Days after the occurrence thereof, a notice of each Default or Event of Default known to any Credit Party or to any Subsidiary, together with a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Credit Parties have taken and proposes to take with respect thereto.

(g)Other Creditors.  The Credit Parties shall provide to the Lenders promptly after the giving or receipt thereof, copies of any default notices given or received by any Credit Party or by any Subsidiary pursuant to the terms of any indenture, loan agreement, credit agreement, notes, or similar agreement.

(h)Litigation.  To the extent the same is not otherwise notified to the Lenders in connection with proper notices and filings with the Bankruptcy Court, the Credit Parties shall provide to the Lenders promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting any Credit Party or any Subsidiary.

(i)Environmental Notices.  Promptly upon, and in any event no later than 3 Business Days after, the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, to the extent the same is not otherwise notified to the Lenders in connection with proper notices and filings with the Bankruptcy Court, the Credit Parties shall provide the Lenders with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien arising under Environmental Law upon, against or in connection with the Borrower, any Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located.

(j)Material Changes.  To the extent the same is not otherwise notified to the Lenders in connection with proper notices and filings with the Bankruptcy Court, the Borrower will promptly furnish to the Lenders (and in any event within three Business Days) written notice of the following:

(i)the occurrence of a Material Adverse Change;

(ii)a breach of or noncompliance with any material term, condition, or covenant of any material contract to which any Credit Party or any Subsidiary is a party or by which their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Change; and

(iii)the occurrence of any Default.

Each notice delivered under this Section 5.2(j) shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(k)Termination Events.  As soon as possible and in any event (i) within 3 Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Lenders a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(l)Termination of Plans.  Promptly and in any event within 3 Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Lenders copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(m)Other ERISA Notices.  Promptly and in any event within 3 Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Lenders a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA;

(n)Other Governmental Notices.  Promptly and in any event within 3 Business Days after receipt thereof by any Credit Party or any Subsidiary, the Credit Parties shall provide to the Lenders a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(o)Disputes; etc.  To the extent the same is not otherwise notified to the Lenders in connection with proper notices and filings with the Bankruptcy Court, the Credit Parties shall provide to the Lenders prompt written notice of any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of any Credit Party, any such actions threatened, or affecting any Credit Party or any Subsidiary, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary;

(p)Securities Law Filings and other Public Information.  Promptly after the same are available, the Credit Parties shall provide to the Lenders copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act or any other securities Governmental Authority, and not otherwise required to be delivered to the Lenders pursuant hereto (provided that a notice and link posted to the Borrower’s main company website of any such document or information shall be deemed a satisfaction of the covenant in this clause (p)).

(q)Other Information.  Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Lenders such other information respecting the business, operations, or Property of any Credit Party or any Subsidiary, financial or otherwise, as any Lender may reasonably request.

(r)Accounting Changes.  No Credit Party shall make a change in the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower unless required to conform to GAAP or approved in writing by the Lenders.

(s)DIP Budget and Variance Reports.  The Borrower shall deliver updated DIP Budgets and reports of any variances thereto in accordance with and in the manner set forth in paragraph 4(a) of the Interim DIP Order.

(t)Reserved.

(u)Reports filed with the Bankruptcy Court.  As soon as practicable in advance of filing with the Bankruptcy Court of any document, motion or pleading relating to or impacting (i) any rights or remedies of any Lender, (ii) the DIP Facility, the DIP Orders, the Cash Management Order, the Credit Documents, the Prepetition Loan Documents (including the Credit Parties’ obligations thereunder), (iii) the Collateral, any Liens thereon or any Superpriority Claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), (iv) use of cash collateral, (v) debtor-in-possession financing, (vi) adequate protection or otherwise relating to the Prepetition Debt, (vii) any Chapter 11 Plan, (viii) any Section 363 Sale, or (ix) any transaction outside of the ordinary course of business with any Credit Party, all such documents to be filed and provide the Lenders with a reasonable opportunity to review and comment on all such documents.

(v)Acceptable Plan Reports.  Promptly following written notice from the Lenders, telephonic weekly reports by the Credit Parties and their advisors regarding any Acceptable Plan and any other information regarding the Chapter 11 Cases reasonably requested by the Lenders.

(w)Sale Offers.  Subject to any confidentiality requirements, the Credit Parties shall promptly deliver to the Lenders any and all material documentation received after the Effective Date that constitutes a written, bona fide solicitation, offer, or proposed sale or disposition of a material amount of property of any of the Credit Parties’ estates actually received by a Responsible Officer of a Credit Party or its counsel or financial advisor, including, without limitation, letters of inquiry, solicitations, letters of intent, or asset purchase agreements.

Section 5.3 Insurance.

(a)Each Credit Party shall, and shall cause each of its Subsidiaries to, carry insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and with sound and reputable insurers, or self-insure to the extent customary for persons of similar size engaged in similar businesses and only to the extent the maximum liability under such self- insurance is less than $5,000,000.

(b)Certificates of all insurance policies covering the property or business of the Credit Parties, and the renewals thereof, shall be delivered by Borrower to the Lenders. All certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage.  All such policies shall contain a provision that notwithstanding any contrary agreements between any such Credit Party, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ (or 10 days’ with respect to cancellation due to any failure to pay premiums or other amounts due under such policies, or, in either case, such shorter period as may be accepted by the Lenders) prior written notice to the Lenders.  All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Lenders for its benefit and the ratable benefit of the Secured Parties or name the Lenders as loss payees for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Lenders, and all policies of liability insurance shall name the Lenders as additional insureds and shall provide for a waiver of subrogation in favor of the Lenders.  All such policies shall contain a provision that notwithstanding any contrary agreements between any such Credit Party, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ (or 10 days’ with respect to cancellation due to any failure to pay premiums or other amounts due under such policies, or, in either case, such shorter period as may be accepted by the Lenders) prior written notice to the Lenders.

(c)If at any time the area in which any real Property constituting Collateral (to the extent any Building or Manufactured (Mobile) Home is situated on such real Property) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each other Credit Party to, obtain Flood Insurance in such total amount and on such terms as the applicable Flood Insurance Regulations may require and otherwise in form and substance satisfactory to the Lenders, and otherwise comply with Flood Insurance Regulations.

Section 5.4 Compliance with Laws.  Except as expressly permitted by any applicable Governmental Authority (including any order of the Bankruptcy Court), each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 5.5 Reserved.

Section 5.6 Material Domestic Subsidiaries.  The Borrower shall notify the Lenders promptly after, and in any event no later than three (3) days after, the formation or acquisition of any Subsidiary formed or acquired by the Borrower or any Credit Party after the Effective Date.  Upon the request of a Lender, the Borrower shall cause each Material Domestic Subsidiary, whether existing on the Effective Date or created or acquired after the Effective Date, to, within 30 days of creation or acquisition (or such later date as the Lenders shall agree), execute and deliver to the Lenders (A) a joinder to the Guaranty or otherwise deliver a Guaranty (and a joinder to this Agreement), in each case, in any event, in form and substance satisfactory to the Lenders and (B) a joinder to the Security Agreement or otherwise deliver a security agreement, in any event, in form and substance satisfactory to the Lenders and (C) take all actions necessary to perfect each Lender’s lien in the Collateral of such Subsidiary, consistent with the provisions of the Security Agreement. Furthermore, if, as of any fiscal quarter end, the Non-Material Domestic Subsidiaries collectively (a) have operating income equal to or greater than 10% of the Borrower’s consolidated operating income for the four fiscal quarter period then ended, or (b) have a total book value of total assets equal to or greater than 10% of the Borrower’s consolidated book value of total assets, in either case under clause (a) or (b), as established in accordance with GAAP and as reflected in the financial statements covering such fiscal quarter and delivered to the Lenders pursuant hereto, then, within 30 days of delivery of such financial statements and the accompanying Compliance Certificate required under Section 5.2(d) above, the Borrower shall cause such Non-Material Domestic Subsidiaries to execute and deliver to the Lenders (x) a joinder to the Guaranty or otherwise deliver a Guaranty (and a joinder to this Agreement), in each case, in any event, in form and substance satisfactory to the Lenders and (y) a joinder to the Security Agreement or otherwise deliver a security agreement, in any event, in form and substance satisfactory to the Lenders, but only to the extent necessary in order to result in (i) operating income of all Non-Material Domestic Subsidiaries that are not Guarantors and Grantors under the Security Agreement to be less than 10% of the Borrower’s consolidated operating income for the four fiscal quarter period then ended, and (ii) total book value of total assets of all Non-Material Domestic Subsidiaries that are not Guarantors and Grantors under the Security Agreement to be less than 10% of the Borrower’s consolidated book value of total assets, in either case under clause (i) or (ii), as established in accordance with GAAP and as reflected in the financial statements covering such fiscal quarter and delivered to the Lenders pursuant hereto. Furthermore, concurrently with the delivery of each financial statement as required in Sections 5.2(a), (b) and (c) and the accompanying Compliance Certificate required under Section 5.2(d), the Borrower may request that the Lenders release, and within 30 days of such request, the Lenders shall release, any Domestic Subsidiary from its Guaranty as requested by the Borrower, so long as no Default then exists and after giving effect to such release, the Borrower is in compliance with this Section 5.6. For the avoidance of doubt, no Foreign Subsidiary, FSCHO or any Subsidiary of a Foreign Subsidiary or FSHCO shall be required to become a Guarantor hereunder.

Section 5.7 Records; Inspection.  Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent, in all material respects, books of record with respect to such Person’s operations, affairs, and financial condition.  From time to time upon reasonable prior notice, each Credit Party shall permit any Lender and shall cause each of its Subsidiaries to permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party or such Subsidiary, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary at the Borrower's sole cost and expense, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof; provided that, if no Event of Default has occurred and is continuing only two such inspections shall be at the Borrower’s sole cost and expense.

Section 5.8 Maintenance of Property.  Each Credit Party shall, and shall cause each of its Subsidiaries to (in accordance with and to the extent permitted by the DIP Budget and any Permitted Variance), maintain its owned, leased, or operated Property in good condition and repair, normal wear and tear excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.9 Security.

(a)Each Credit Party agrees that at all times before the termination of this Agreement and payment in full of the Obligations, the Lenders shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Obligations.  Upon the request of the Lenders, each Credit Party shall, and shall cause each of its Subsidiaries to, promptly grant to each Lender a Lien in any Collateral of such Credit Party or such Subsidiary now owned or hereafter acquired (other than leased real property) and to take such actions as may be requested by the Lenders or otherwise required under the Security Documents to ensure that each Lender has an Acceptable Security Interest in such Collateral.

(b)Within 30 days after opening a deposit account or securities account (other than an Excluded Account), or such greater period of time as may be approved by the Lenders, the applicable Credit Party shall execute and deliver and shall cause to be delivered to the Lenders an Account Control Agreement from the bank maintaining such deposit account or securities account and take any steps which may reasonably be requested by the Lenders to perfect their security interest in such account.

(c)Except as expressly contemplated by Section 5.9(b), all deposit accounts and securities accounts (in each case, other than Excluded Accounts) owned or held by a Credit Party shall be subject to an Account Control Agreement at all times.

(d)Mortgages and Title Information.  Notwithstanding the generality of Section 5.9(a) above, with respect to the real Property set forth on Schedule 5.9(d), upon the request of the Lenders, the Credit Parties shall provide the following to the Lenders as soon as is practicable but in no event later than 45 days of the date of such request (or such later date as may be agreed by the Lenders in their sole discretion):

(i)executed Mortgages covering the real Property listed on Schedule 5.9(d) hereto;

(ii)such customary endorsements and affirmative assurances to each mortgagee title insurance policy with respect to the Mortgaged Property as the Lenders shall reasonably request and which are reasonably obtainable from the applicable title company issuing such policy in the state where such real property interest is located; and

(iii)legal opinions of local counsel to the Credit Parties in each relevant jurisdiction in which the Mortgages described in the preceding clause (i) will be filed with respect to the Mortgages described in the immediately preceding clause (i) above, in form and substance reasonably acceptable to the Lenders.

(e)Survey.  Upon the request of the Lenders, the Borrower shall promptly, and in no event later than 45 days following date of such request, deliver or cause to be delivered to the Lenders a Survey, with respect to the real Property listed on Schedule 5.9(d).

(f)Environmental Report.  Upon the request of the Lenders, the Borrower shall promptly, and in no event later than 60 days following date of such request, deliver or cause to be delivered to the Lenders a Phase I Environmental Site Assessment Report completed by an independent environmental consultant with respect to the real Property listed on Schedule 5.9(d).  In the event that such Phase I Environmental Site Assessment Report identify any “recognized environmental conditions,” “controlled recognized environmental conditions,” or “historical recognized environmental conditions” as defined in the ASTM E 1527-13, Borrower shall also provide to Lenders within a reasonable time thereafter copies of any and all environmental activities and/or reports, as applicable,  reasonably required to ensure that the applicable real Property is in compliance with Environmental Laws in all material respects.

(g)Collateral Access Agreements.  Upon the request of the Lenders, the Borrower shall (i) promptly, and in no event later than 45 days following the date of such request, deliver or cause to be delivered to the Lenders a copy of each Collateral Access Agreement in favor of Prepetition Administrative Agent available, if any, with respect to each real property set forth on Schedule 5.9(d), and (ii) use commercially reasonable efforts to deliver an assignment of such Collateral Access Agreements or new Collateral Access Agreements to the Lenders for such real property locations described on Schedule 5.9(d) as the Lenders require in their sole discretion.

Section 5.10 Further Assurances; Cure of Title Defects.

(a)Each Credit Party shall, and shall cause each Subsidiary to, cure promptly any defects in the execution and delivery of the Credit Documents.  The Credit Parties hereby authorize each Lender to file any (x) financing statements to the extent permitted by applicable Legal Requirements in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents and/or (y) any amendments to the existing financing statements to reflect the terms of the Credit Documents.  Each Credit Party at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Lenders upon reasonable request by the Lenders all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of any Credit Party or Subsidiary, as the case may be, in the Credit Documents, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to this Agreement, the DIP Orders or any of the Security Documents or the priority thereof, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Lenders to exercise and enforce its rights and remedies with respect to any Collateral.

(b)Pursuant to the terms of the DIP Orders, no filings or other action (including the taking of possession or control) will be necessary to perfect or protect the Liens and security interests created pursuant to this Agreement, the DIP Orders or any other Security Document. Upon entry by the Bankruptcy Court, the Liens and security interests created by the DIP Orders shall automatically constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Credit Parties in the Collateral covered thereby (including after-acquired Collateral), in each case free of all Liens other than Liens permitted under Section 6.3, and prior and superior to all other Liens other than as provided in the DIP Orders. Notwithstanding the foregoing, upon the reasonable request of the Lenders, the Borrower and each of its Subsidiaries shall take any additional actions requested, with respect to any Property of the Borrower or any other Credit Party, in each case constituting Collateral, to cause such Property to be subject to a Lien pursuant to the Security Documents or the DIP Orders or to evidence the Lien on such Property, including to execute and deliver such Security Documents (in proper form for filing, registration or recordation, as applicable) as are requested by the Lenders, and take such actions necessary or advisable to subject such Property to a Lien or evidence of the Lien on such Property pursuant to the Security Documents.

Section 5.11 FCPA; Sanctions.  Each Credit Party will maintain in effect policies and procedures designed to promote compliance by such Credit Party, its Subsidiaries, and their respective directors, officers, employees, and agents with the FCPA and any other applicable Anti-Corruption Laws and all applicable Sanctions.

Section 5.12 Reserved.

Section 5.13 Payment of Obligations.  In accordance with the Bankruptcy Code and subject to any required approval by an applicable order of the Bankruptcy Court, the Borrower will, and will cause each Subsidiary to, pay its material obligations, including material Tax liabilities of the Borrower and all of its Subsidiaries, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Borrowing Base Property or any other material Property of the Borrower or any Subsidiary, in each case, unless subject to the automatic stay under the Chapter 11 Cases, and in each case subject to rejection of agreements in accordance with the Bankruptcy Code.

Section 5.14 Performance of Obligations under Credit Documents.  The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Credit Documents, including this Agreement, at the time or times and in the manner specified subject to any required approvals of the Bankruptcy Court.

Section 5.15 Case Milestones.  Each Credit Party shall ensure that each of the milestones set forth below (the “Case Milestones”) is achieved in accordance with the applicable timing referred to below (or such later dates as approved in writing by the Lenders); provided that when the performance of any covenant, duty or obligation is stated to be due or performance required under this Section 5.15 falls on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day:

(a)On the Petition Date, the Credit Parties shall have filed a motion seeking approval of the DIP Orders, in form and substance acceptable to the Lenders in all respects.

(b)Not later than the date that is ten (10) days following the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order and such Interim DIP Order shall be in full force and effect and shall not have been (A) vacated, reversed, or stayed, or (B) amended or modified except as otherwise agreed to in writing by the Lenders.

(c)Not later than ten (10) days after the Petition Date, the Credit Parties shall have filed in the Bankruptcy Court an Acceptable Plan, a corresponding disclosure statement (the “Disclosure Statement”), and a motion seeking approval of the Disclosure Statement, in each case, in form and substance acceptable to the Lenders and the Prepetition Administrative Agent.

(d)Not later than the date that is thirty (30) days following the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order and such Final DIP Order shall be in full force and effect and shall not have been (A) vacated, reversed, or stayed, or (B) amended or modified except as otherwise agreed to in writing by the Lenders.

(e)Not later than fifty (50) days after the Petition Date, the Credit Parties shall have obtained entry of the order by the Bankruptcy Court approving the Disclosure Statement in form and substance acceptable to the Lenders and the Prepetition Administrative Agent.

(f)Not later than ninety (90) days after the Petition Date, the Credit Parties shall have obtained entry by the Bankruptcy Court of the order confirming the Acceptable Plan (the “Confirmation Order”), in form and substance acceptable to the Lenders and the Prepetition Administrative Agent.

(g)Not later than sixteen (16) days after entry of the Confirmation Order, the effective date of the Acceptable Plan shall have occurred and the Credit Parties shall have discharged the Loans by (A) Payment in Full of the Obligations or (B) such other treatment as acceptable to the Lenders and the Credit Parties.

Section 4.16 Cash Management.  The Credit Parties shall maintain the cash management of the Credit Parties in accordance in all material respects with the Cash Management Order.

ARTICLE 6

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, the Credit Parties agree to comply with the following covenants.

Section 6.1 DIP Budget.  The Credit Parties shall use all proceeds of the Loans and any DIP Cash Collateral, and shall operate, strictly in accordance with the DIP Budget, as the DIP Budget may be modified pursuant to Section 5.2(s), and subject to any Permitted Variances and the Permitted Carry.

Section 6.2 Debt.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a)the Obligations;

(b)Prepetition Debt of the Borrower and its Subsidiaries existing on the date hereof;

(c)Reserved;

(d)intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party provided that if such Debt constitutes an investment, such investment is also permitted under Section 6.4;

(e)Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in each case are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, unless contested in good faith and by appropriate proceedings;

(f)(i) purchase money indebtedness and Capital Leases in effect on the Effective Date and set forth in Schedule 6.2(f) and (ii) such other purchase money indebtedness or Capital Leases incurred after the Effective Date; provided that, the aggregate outstanding principal amount of such purchase money indebtedness and Capital Leases incurred after the Effective Date shall not exceed $5,000,000 at any time;

(g)Reserved;

(h)(i) the Existing Letters of Credit, in effect as of the Effective Date, so long as the face amount of the Existing Letters of Credit is not increased after the Effective Date, and (ii) other letters of credit issued by Wells Fargo or other commercial banks reasonably satisfactory to the Borrower in the ordinary course of business provided that no more than an aggregate of $15,000,000 of letters of credit may be outstanding at any time pursuant to this Section 6.2(h);

(i)Debt incurred pursuant to one or more loan agreements between the Borrower and CARBO International (Eurasia) LLC, a company duly organized and existing under the laws of Russia; provided that (i) such Debt is unsecured, (ii) the aggregate principal amount of such Debt outstanding at any time shall not to exceed $300,000.00, and (iii) such Debt is subordinated to the Debt under this Agreement and the other Credit Documents on terms reasonably acceptable to the Lenders;

(j)Debt in the form of insurance premium financings incurred in the ordinary course of business;

(k)all Debt outstanding as of the Effective Date, which is described on Schedule 6.2(k);

(l)all refinancings or replacements of any of the Debt permitted under the foregoing clauses (a)-(k) provided that any such refinanced or replaced Debt in excess of $5,000,000 on an individual basis and $10,000,000 in the aggregate constitutes Refinancing Debt; and

(m)Debt incurred pursuant to the existing corporate credit card services provided to Borrower by Wells Fargo and described on Schedule 6.2(m), provided that the aggregate principal amount of such Debt outstanding pursuant to this Section 6.2(m) shall not exceed $315,000.00 at any time.

Section 6.3 Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a)Liens securing the Obligations pursuant to the Security Documents;

(b)Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, landlords’ and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c)Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d)Liens for Taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with GAAP;

(e)Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.2(f); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease and the amount secured thereby is not increased;

(f)Liens arising from precautionary UCC financing statements regarding operating leases to the extent such operating leases are permitted hereby;

(g)encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(h)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(i)subject to the Cash Management Order and to the extent permitted by the DIP Budget, Liens on cash or securities pledged to secure (i) letters of credit permitted under Section 6.2(h), (ii) reserved, (iii) performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business, and (iv) corporate credit card services permitted under Section 6.2(m), provided that the amount of such cash or securities pledges to secure such corporate credit card services shall not exceed $525,000.00 at any time;

(j)to the extent arising prior to the Petition Date, judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced;

(k)Liens granted pursuant to the DIP Orders or any other order of the Bankruptcy Court;

(l)the Carve-Out;

(m)any Prior Liens; and

(n)Liens permitted under the Prepetition Credit Agreement that were granted prior to the Effective Date (including, for the avoidance of doubt, Liens in respect of the Prepetition Secured Debt).

Notwithstanding the foregoing, none of the Liens permitted pursuant to clause (m) of this Section 6.3 (other than Liens securing the Prepetition Secured Debt) may at any time attach to any portion of the Collateral or any of the Mortgaged Properties.

Section 6.4 Investments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):

(a)Investments made prior to the Effective Date which are disclosed to the Lenders in Schedule 6.4(a) or reflected in the DIP Budget

(b)investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(c)Liquid Investments, provided that all such Liquid Investments shall be subject to a first priority, perfected Lien and security interest in favor of the Lenders;

(d)loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Subsidiary that is not a Credit Party, including any travel advances or travel loans to officers and employees; provided that on the date any such loans, advances, capital contributions, investments, purchases and commitments are made, the aggregate amount of such loans, advances, capital contributions, investments, purchases and commitments together with any other loans, advances contributions, investments, purchases and commitments (other than appreciation) then outstanding under this clause (c) shall not exceed $5,000,000;

(e)loans and advances by a Credit Party to any other Credit Party;

(f)investments in the form of Acquisitions permitted by Section 6.5; provided that, if such Acquisition is of an equity interest or other securities in a Person (that is not a Credit Party and does not become a Credit Party), such investments shall also be permitted under clause (c) above;

(g)creation of any additional Subsidiaries; provided that in connection with any such creation of an additional Subsidiary the Borrower shall comply with the terms and conditions in Section 5.6;

(h)Reserved;

(i)the Wilkinson Bonds; and

(j)other Investments to the extent included in the DIP Budget (subject to the Permitted Variances).

Section 6.5 Acquisitions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, make an Acquisition in a transaction or related series of transactions for cash consideration unless (i) the assets, operations or business purchased in connection with such transaction become Collateral and subject to the first priority Lien in favor of each Lender, and (ii) the transaction is otherwise acceptable to the Lenders.

Section 6.6 Agreements Restricting Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (i) this Agreement and the other Credit Documents, (ii) the Prepetition Loan Documents, (iii) agreements in respect of Prepetition Debt entered into in accordance with the terms of the Prepetition Credit Agreement, (iv) documents creating Liens which are described in clauses (c) and (g) of Section 6.3, but then only with respect to the Property that is the subject of the applicable lease or document described in such clause (c) or (g), (v) in connection with any sale or other disposition of Property permitted under this Agreement, restrictions on such Property during the pendency of such sale or other disposition imposed under the agreements governing such sale or disposition, and (vi) anti-assignment provisions in Excluded Contracts (as defined in the Security Agreement)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.7 Use of Proceeds.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, use the proceeds of the Loans for any purposes other than as permitted by Section 4.15 hereof.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Loans for any purpose which violates, or is inconsistent with, Regulations T, U, or X.  No part of the proceeds of the Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anticorruption law.  The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, or, to its knowledge, to any joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions only to the extent the funding of such proceeds would violate such Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by the Borrower, any of its Subsidiaries or any Lender.

Section 6.8 Corporate Actions.

(a)No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that (i) the Borrower may merge with any of its wholly-owned Subsidiaries, (ii) any Credit Party may merge or be consolidated with or into any other Credit Party, (iii) any Subsidiary of the Borrower that is not a Credit Party may merge or consolidate with any Credit Party or any other Subsidiary of the Borrower that is not a Credit Party, and (iv) any entity may merge or be consolidated with or into any Credit Party; provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which (x) the Borrower is a party, the Borrower is the surviving entity, and (y) a Credit Party (other than Borrower) is a party, a Credit Party is the surviving entity; provided, further, that this section shall not prohibit a transaction required or permitted to be entered into or pursued pursuant to a Case Milestone.

(b)No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, or in any manner rearrange its business structure as it exists on the date of this Agreement, provided that a Credit Party may change its name, change its state of incorporation, formation or organization, and change its organizational number provided that such Credit Party has given the Lenders at least ten (10) days’ prior notice of such change.

(c)The Borrower shall not, nor shall it permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) without the prior written consent of the Lenders.

Section 6.9 Dispositions.

(a)No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, license or otherwise transfer any of its assets except that the Borrower and its Subsidiaries may (i) sell Inventory in the ordinary course of business; (ii) sell, convey, or otherwise transfer of Equipment that is (i) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, or (ii) contemporaneously replaced by Equipment of at least comparable value and use; provided that no Event of Default shall exist or shall result from such sale, conveyance, or transfer; (iii) consummate the Specified Dispositions; (iv) license or otherwise dispose of Intellectual Property (as such term is defined in the Security Agreement) pursuant to the terms of the Security Agreement; and (v) sell, convey or otherwise transfer assets so long as the Borrower makes any prepayments of the Loans with the Net Cash Proceeds thereof to the extent required under Section 2.5(c)(ii).

(b)No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell or otherwise dispose of any of its ownership interest in any of its Subsidiaries, or in any manner rearrange its business structure as it exists on the date of this Agreement except that the Borrower and its Subsidiaries may (i) create or acquire new Subsidiaries if such new Subsidiaries comply with Section 5.6 and such transactions otherwise comply with the terms of this Agreement, (ii) transfer, sell or otherwise dispose of such ownership interests in connection with any merger or consolidation permitted under Section 6.8(a) or any dissolution or liquidation of any Subsidiary of the Borrower to the extent that the Borrower has reasonably determined that such Subsidiary is no longer useful in its business so long as the Borrower makes any prepayments of the Loans with the Net Cash Proceeds thereof to the extent required under Section 2.5(c)(ii), (iii) dispose of any of its ownership interests in any of its Subsidiaries provided that no Event of Default shall exist or shall result from such sale, conveyance, or transfer; (iv) consummate the Specified Dispositions; and (v) sell, convey or otherwise transfer assets so long as the Borrower makes any prepayments of the Loans with the Net Cash Proceeds thereof to the extent required under Section 2.5(c)(ii).

Section 6.10 Restricted Payments.

(a)No Credit Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payments other than (i) a Restricted Payment to a Credit Party and (ii) a Restricted Payment from a Subsidiary that is not a Credit Party to a Credit Party or another Subsidiary that is not a Credit Party.

(b)The Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is ninety-one (91) days after the Maturity Date, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any principal in respect of any Debt other than the Obligations, unless approved by the Lenders in writing or authorized by the Bankruptcy Court after notice and hearing.

Section 6.11 Affiliate Transactions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an affiliate.

Section 6.12 Line of Business.  No Credit Party shall, and shall not permit any of its Subsidiaries to, change the character of the Borrower’s and its Subsidiaries collective business as conducted on or immediately prior to the Effective Date, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as of or immediately prior to the Effective Date subject to the Credit Parties rights to consummate Acquisitions or other investments in accordance with the terms of this Agreement.

Section 6.13 Hazardous Materials.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (b) Release any Hazardous Substance or Hazardous Waste into the environment or permit any Credit Party’s or any Subsidiary’s Property to be subjected to any Release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Section 6.14 Compliance with ERISA.  Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) knowingly engage in any transaction in connection with which the Borrower or any Subsidiary could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of Borrower or any Subsidiary, that may not be terminated by such entities in their sole discretion at any time without any liability; or (j) amend or permit any member of the Controlled Group to amend, a Plan resulting in a material increase in current liability such that the Borrower, any Subsidiary or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 6.15 Limitation on Hedging.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations.

Section 6.16 Chapter 11 Claims.  Other than (i) any valid, perfected, and non-avoidable senior liens in the Collateral in existence immediately prior to the Petition Date and any such valid and non-avoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code and (ii) the Carve-Out, the Credit Parties shall not incur, create, assume, suffer to exist, or permit any claim in the Chapter 11 Cases (including without limitation any claim under Section 506(c) of the Bankruptcy Code and any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be on a parity with or senior to the claims of the Lenders against the Credit Parties hereunder, or apply to the Bankruptcy Court for authority to do so unless such relief, if granted, would cause the Obligations to be Paid in Full. The Credit Parties shall not pay fees and expenses to any Professional Person (as defined in the DIP Orders) until such Professional Person is authorized to be paid pursuant to any fee procedure approved by the Bankruptcy Court.

Section 6.17 Other Financings.  The Credit Parties shall not obtain any financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Lenders.

Section 6.18 Superpriority Claims.  The Credit Parties shall not create or permit to exist any superpriority claim (including any superpriority administrative claim and all other benefits and protections allowable under Sections 507(b) and 503(b)(1) of the Bankruptcy Code) other than with respect to the Prepetition Secured Debt or the Obligations or as expressly permitted in writing by the Lenders.

Section 6.19 Minimum Liquidity.  The Borrower shall not permit the Liquidity to be less than $2,500,000 as of the last day of any calendar month following the Effective Date.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1 Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a)Payment Failure.  Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any other amount due under this Agreement or any other Credit Document, including payments of interest, fees, reimbursements, and indemnifications;

(b)False Representation or Warranties.  Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)  at the time it was made or deemed made;

(c)Breach of Covenant.  (i) Any breach by any Credit Party of any of the covenants in Section 5.1, Section 5.2(f), Section 5.2(g), Section 5.2(j)(iii), Section 5.2(s), Section 5.2(t), Section 5.3(a), Section 5.15, Section 5.16 or Article 6 of this Agreement or the corresponding covenants in any Guaranty; or (ii) any breach by any Credit Party of any other covenant contained in this Agreement (other than those specified in Section 7.1(a), Section 7.1(b) or the foregoing clause (i) of this Section 7.1(c)) or any other Credit Document and such breach shall remain unremedied for a period of thirty (30) days after the earlier of (A) the date on which any Credit Party has actual knowledge of such breach and (B) the date written notice of such breach shall have been given to the Borrower by any Lender (such grace period to be applicable only in the event such Default can be remedied by corrective action of a Credit Party or any of its Subsidiaries);

(d)Guaranties.  Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties; or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e)Reserved.

(f)Bankruptcy.

(i)the failure to meet or satisfy any of the Case Milestones;

(ii)any of the Chapter 11 Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person seeking the dismissal or conversion of any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise, in each case, without the consent of the Lenders;

(iii)a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer, or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases or any Credit Party shall file a motion or other pleading or shall consent to a motion or other pleading filed by any other Person seeking any of the foregoing;

(iv)entry of an order by the Bankruptcy Court, without the consent of the Lenders, granting any other Superpriority Claim or any Lien (other than the Carve-Out and those approved by the DIP Orders) which is pari passu with or senior to the claims of the Lenders and the other Secured Parties against any other Credit Party hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim (other than the Carve-Out and those approved by the DIP Orders) or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person requesting any of the foregoing (other than in connection with any financing pursuant to which the Obligations would be Paid in Full);

(v)three (3) Business Days after entry of an order by the Bankruptcy Court, without the consent of the Lenders, granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code (A) to the holder or holders of any security interest to proceed against, including foreclosure (or the granting of a deed in lieu of foreclosure or the like) on, any assets of any Credit Party that have a value in excess of $250,000 in the aggregate (excluding foreclosure or setoff of liens or security interests on cash or cash equivalents pledged to secure or support letters of credit, reclamation obligations, corporate credit card programs or other obligations of a like nature incurred in the ordinary course of business) or (B) to any state or local environmental or regulatory agency or authority to proceed against, including foreclose (or the granting of a deed in lieu of foreclosure or the like) on, any assets of any Credit Party that have a value in excess of $250,000;

(vi)an order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered, whether on appeal or otherwise, (A) without the written consent of the Lenders, reversing, staying, modifying, or vacating the DIP Orders that would otherwise be in effect, (B) without the written consent of the Lenders, amending, supplementing or modifying the DIP Orders then in effect or (C) denying or terminating the use of cash collateral by the Credit Parties pursuant to the DIP Orders; or any Credit Party shall file a motion or other pleading or shall support a motion or other pleading filed by any other Person seeking any of the foregoing;

(vii)the failure of any Credit Party to comply in any respect with any provision of the DIP Orders, the Restructuring Support Agreement, or any Credit Document (in each case, subject to any applicable notice and cure periods set forth therein);

(viii)subject to entry of the Final DIP Order, the Bankruptcy Court shall enter an order imposing, surcharging or assessing against any Lender’s interest in the Collateral any costs of expenses, whether pursuant to sections 506(c) or 552 of the Bankruptcy Code or otherwise, or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person requesting the foregoing;

(ix)the Bankruptcy Court shall terminate or reduce the periods pursuant to section 1121 of the Bankruptcy Code during which the Credit Parties have the exclusive right to file a Reorganization Plan and solicit acceptances thereof;

(x)any of the Credit Parties shall seek court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against any of the Lenders, provided, however, that the Credit Parties may comply with discovery requests in connection with any such suit or other proceeding in accordance with applicable law;

(xi)an order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered approving any financing under Section 364 of the Bankruptcy Code (other than under the Credit Documents) without the written consent of the Lenders that does not result in Payment in Full of the Obligations or any Credit Party shall file a motion or other pleading or shall support a motion or other pleading filed by any other Person seeking any of the foregoing;

(xii)any Credit Party contests the validity or enforceability of any provision of any Credit Document or any Prepetition Loan Document or the validity, extent, perfection or priority of a Lien granted in favor of the Prepetition Administrative Agent, the Lenders or the Prepetition Lenders or shall support or consent to any other Person concerning the foregoing, provided, however, that the Credit Parties may comply with discovery requests in connection with any suit or proceeding in accordance with applicable law;

(xiii)the filing by any Credit Party of any Reorganization Plan without the consent of the Lenders that is not an Acceptable Plan;

(xiv)an order of the Bankruptcy Court shall be entered approving a sale of substantially all of the Credit Parties’ assets that (i) does not propose for all Obligations to be Paid in Full on the effective date of such sale or (ii) is not consented to in writing by the Lenders in their sole discretion;

(xv)an order (other than the DIP Orders) of the Bankruptcy Court shall be entered pursuant to section 363(k) of the Bankruptcy Code limiting the ability of the Lenders, either individually or together with one or more Lenders, to credit bid the full amount of their claims in the Chapter 11 Cases in connection with any asset sale process or plan sponsorship process or any sale of assets (in whole or part) by any Credit Party, including without limitation sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code;

(xvi)an order shall have been entered by the Bankruptcy Court without the consent of the Lenders providing for a change in venue with respect to the Chapter 11 Cases;

(xvii)three (3) Business Days after the Borrower, any Guarantor or any of their Subsidiaries shall be enjoined, restrained, or in any way prevented by order of a court of competent jurisdiction from continuing to conduct all or any part of the business affairs of the Borrower, any Guarantor or any of their Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect; provided that the Borrower, any such Guarantor or such Subsidiary shall have thirty (30) days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order;

(xviii)the occurrence of a Termination Event (as defined in the Restructuring Support Agreement), or the Restructuring Support Agreement is otherwise terminated pursuant to Section 5 thereof;

(xix)the Lenders shall have objected in writing to any supplemental or new Approved Budget and the Borrower and Lenders are unable to resolve the objection in accordance with the DIP Orders within three (3) Business Days of receipt of the Lenders’ objection in writing to such supplemental or new Approved Budget;

(xx)a violation of any Permitted Variance that is not resolved and approved in writing by the Lenders within three (3) Business Days after the delivery of the applicable Permitted Variance report;

(xxi)any Credit Party shall file, support, or acquiesce in any motion or other pleading with the intent of effectuating a merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than (i) the commencement of the Chapter 11 Cases, (ii) as permitted under the DIP Orders or the Restructuring Support Agreement, or (iii) with the prior consent of the Lenders;

(xxii)three (3) Business Days after the date any Credit Party enters into any non-ordinary course transaction or makes any payment that is materially inconsistent with the Restructuring Support Agreement, a Reorganization Plan or the Approved Budget without the prior written consent of the Lenders;

(g)Reserved;

(h)Termination Events.  Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Lenders, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $5,000,000;

(i)Plan Withdrawals.  The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $5,000,000; or

(j)Change in Control.  The occurrence of a Change in Control.

(k)Security Documents.  The Security Agreement or any other material Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in all material Property purported to be subject to such agreement (and such Acceptable Security Interest) in accordance with the terms of such agreement or any provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing.

Section 7.2 Acceleration of Maturity.  If any Event of Default shall have occurred and be continuing, then, and in any such event, but subject to the terms and conditions of the DIP Orders,

(a)the Lenders may, by notice to the Borrower, (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans (including, all principal and interest thereon), and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans (including all such principal and interest), and all other amounts payable under this Agreement shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties immediately due and payable pursuant to the term of this Section 7.2(a)), and

(b)the Lenders may proceed to enforce its rights and remedies under the Guaranties or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3 Reserved.

Section 7.4 Reserved.

Section 7.5 Remedies Cumulative, No Waiver.  No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy.  No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.  No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6 Application of Payments.  Prior to an Event of Default, all payments made hereunder shall be applied by the Lenders as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12.  During the existence of an Event of Default, all payments and collections received by the Lenders shall be applied to the Obligations in accordance with Section 2.12 and otherwise in such manner as determined by the Lenders provided that in the event that the Obligations have been accelerated pursuant to Section 7.2 or any Lender has exercised any remedy set forth in this

Agreement or any other Credit Document, all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall be applied by the Lenders as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Lenders in their capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Credit Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of all other Obligations ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly Paid in Full, to the Borrower or as otherwise required by Legal Requirements.

Section 7.7 Lenders May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, each Lender (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Lender shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and their respective agents and counsel and all other amounts due the Lenders) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Lenders.

ARTICLE 8

RESERVED

ARTICLE 9

MISCELLANEOUS

Section 9.1 Costs and Expenses.  The Borrower agrees to pay in accordance with the DIP Orders:

(a)all reasonable out-of-pocket costs and expenses of Lenders in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents and waivers of the provisions hereunder and thereunder, in each case, whether or not the transactions contemplated hereby or thereby shall be consummated and including reasonable costs associated with field examinations, appraisals, and the reasonable fees and out‑of‑pocket expenses of outside counsel for Lenders, with respect to advising the Lenders as to its rights and responsibilities under this Agreement, and

(b)all out‑of‑pocket costs and expenses, if any, of each Lender (including outside counsel fees and expenses of each Lender) in connection with the enforcement (whether through negotiations, workout, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

Section 9.2 Indemnification; Waiver of Damages.

(a)INDEMNIFICATION.  EACH CREDIT PARTY HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS, INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, SHAREHOLDERS OR

CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.  THIS SECTION 9.2 SHALL NOT APPLY WITH RESPECT TO ANY TAXES.

(b)Waiver of Consequential Damages, Etc.

(i)To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any Credit Party’s indemnification obligations to the extent set forth in clause (a) above to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such indemnified person is otherwise entitled to indemnification hereunder.  No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(ii)To the fullest extent permitted by applicable law, no Indemnitee shall assert, agrees not to assert, and hereby waives, any claim against any Credit Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof other than for such claims provided for in this Agreement provided that nothing contained in this sentence shall limit any Credit Party’s indemnification obligations to the extent set forth in clause (a) above to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such indemnified person is otherwise entitled to indemnification hereunder.

(c)Survival.  Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement and the payment in full of the Loans and all other amounts payable under this Agreement.

Section 9.3 Waivers and Amendments.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i)  reduce the principal of, or interest on, the Loans, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Loans, including, without limitation, the Maturity Date, or (iii) change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document;

(b)no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following:  (i) waive any of the conditions specified in Article 3, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than those specifically addressed above in this Section 9.3), (iii) increase the aggregate Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.3), (v) amend Section 2.12(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vi) release any Guarantor from its obligation under any Guaranty or, except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of collateral, if any, securing the Obligations; or (vii) amend the definitions of “Secured Parties”, “Obligations” or “Collateral” in a manner materially adverse to any Secured Party;

(c)no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent; and

(d)no amendment, waiver, or consent shall, unless in writing and signed by the Lenders required above to take such action, affect the rights or duties of the Lenders under this Agreement or any other Credit Document.

Section 9.4 Severability.  In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5 Survival of Representations and Obligations.  All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Loans and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties.  All obligations of the Borrower or any other Credit Party provided for in Sections 2.11, 2.13(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6 Binding Effect.  This Agreement shall become effective upon the satisfaction of the conditions set forth in Section 3.1 above, and thereafter shall be binding upon and inure to the benefit of the Borrower and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7 Lender Assignments and Participations.

(a)Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment with respect to the Loans shall be in an amount at least equal to $5,000,000; (iii) each assignment of a Lender’s rights and obligations with respect to the Loans shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Lender (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the assignor’s interest in the Loans; and (iv) the parties to such assignment shall execute and deliver to the Lenders for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment (if applicable) and the assignor or assignee Lender shall pay a processing fee of $3,500.  Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement.  Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Lenders and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee.  If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Lenders certification as to exemption from or reduction of withholding of Taxes in accordance with Section 2.13(e).

(b)The Lenders, acting as a nonfiduciary agent of the Credit Parties, shall maintain at the addresses referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and principal amount (and stated interest) of the Loans owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

(c)Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment (if any) and payment of the processing fee, the Lenders shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(d)Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Loans) provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions including, but not limited to, Section 2.11, (iv) so long as no Event of Default has occurred and is continuing, such Person or Persons to whom any such participation is to be sold must be approved by the Borrower, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note (if any) and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on such Loans); provided further, however, that such Participant (A) agrees to be subject to the provisions of Section 2.11(b), Section 2.13(e), (f) and (g) and Section 2.14 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under the yield protection provisions, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank.  No such assignment shall release the assigning Lender from its obligations hereunder.

(f)Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following paragraph Section 9.8.

Section 9.8 Confidentiality.  Each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by any Credit Party pursuant to this Agreement and identified by such Credit Party in writing as proprietary or confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby, (b) to any other Person if directly incidental to the administration of the credit facilities provided herein, (c) as required by any Legal Requirement, (d) upon the order of any court or administrative agency,

(e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any other Lending Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Credit Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions similar to those contained in this Section 9.8.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lending Party from providing information to any regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lending Party to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lending Party to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.9 Notices, Etc.  All notices and other communications shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule I and if to any Lender at its credit contact specified under its name on Schedule I.  Each party may change its notice address by written notification to the other parties.  All such notices and communications shall be effective when delivered, except that notices and communications to any Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by such Lender, as applicable, verbally or in writing.  Nothing in this Agreement or in any other Credit Document shall be construed to limit or affect the obligation of the Borrower or any other Person to serve upon the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Lenders pursuant to the Bankruptcy Code.

Section 9.10 Business Loans.  Each Credit Party warrants and represents that the Obligations are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code.  At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time to time in effect.

Section 9.11 Usury Not Intended.  It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Loans of each Lender including such applicable laws of the State of Texas, if any, and the United States of America from time to time in effect.  In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this

Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal (or if Loans (and all other Obligations) owed to such Lender shall have been paid in full, refund said excess to the Borrower).  In the event that the maturity of the Loans are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited to the Loans (or, if the Loans and all other Obligations shall have been paid in full, refunded to the Borrower of such interest).  In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Loans all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations.  The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.12 Usury Recapture.  In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay ratably among the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans.  In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.13 Governing Law; Waiver of Jury Trial.

(a)THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS (UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO

CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.  WITHOUT LIMITING THE INTENT OF THE PARTIES SET FORTH ABOVE, (i) CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED (RELATING TO REVOLVING LOANS AND REVOLVING TRI-PARTY ACCOUNTS (FORMERLY TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15)), SHALL NOT APPLY TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND (ii) TO THE EXTENT THAT ANY LENDER MAY BE SUBJECT TO TEXAS LAW LIMITING THE AMOUNT OF INTEREST PAYABLE FOR ITS ACCOUNT, SUCH LENDER SHALL UTILIZE THE INDICATED (WEEKLY) RATE CEILING FROM TIME TO TIME IN EFFECT.

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE CREDIT DOCUMENTS SHALL BE BROUGHT IN THE BANKRUPTCY COURT AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, IN EITHER CASE LOCATED IN HARRIS COUNTY, TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 9.9 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 9.9 (OR ITS ASSIGNMENT AND ACCEPTANCE), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE CREDIT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.13.

Section 9.14 Reserved.

Section 9.15 Reserved.

Section 9.16 Submission to Jurisdiction.  Each Credit Party hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  Each Credit Party hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each Credit Party hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Credit Party at its address set forth in this Agreement.  Each Credit Party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against any Credit Party or its Property in the courts of any other jurisdiction.

Section 9.17 Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.18 Reserved.

Section 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20 USA Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act.

Section 9.21 No Oral Agreements.  PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT.  THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.22 Right of Setoff.  If an Event of Default shall have occurred and be continuing, subject to the DIP Orders and First Day Orders, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Hedging Arrangements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. Subject to the DIP Orders and First Day Orders, the rights of each Lender under this Section 9.22 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.23 No Third Party Beneficiaries.  This Agreement, the other Credit Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Credit Document against any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 9.24 Credit Bidding.  Each Secured Party hereby irrevocably authorizes the Lenders to credit bid all or any portion of the Obligations (including by accepting some or all of the collateral securing the Obligations pursuant to the Security Documents in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of such collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Lenders (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be credit bid by the Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interest or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) each Lender shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which was credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) each Lender shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Lenders with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Lenders contained in Section 6.2; provided further that any disbursement or other disposition of any proceeds of such collateral or proceeds of such proceeds shall be consistent with this Agreement, including Section 7.6), (iv) the Lenders on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which was credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that is assigned to an acquisition vehicle is not used to acquire any collateral securing the Obligations for any reason, such Obligations shall automatically be reassigned to the Lenders (or the applicable holder of the Obligations so assigned) pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be canceled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party is deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding such Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Lenders may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 9.25 Incorporation of DIP Orders by Reference.  Each of the Credit Parties and the Lenders agrees that any reference contained herein to the DIP Orders shall include all terms, conditions and provisions of such DIP Order and that the DIP Orders are incorporated herein for all purposes. To the extent there is any conflict or inconsistency between the terms of any of the Credit Documents and the terms of the DIP Orders, the terms of the Interim DIP Order or the Final DIP Order, as applicable, shall govern.

[Remainder of this page intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.

BORROWER: CARBO CERAMICS INC.

By:
Name:
Title:

GUARANTORS: ASSET GUARD PRODUCTS INC.

By:
Name:
Title:

STRATAGEN, INC.

By:
Name:
Title:

LENDERS: WILKS BROTHERS, LLC, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Senior Secured Super Priority Debtor-In-Possession Credit Agreement]

ANNEX I

Commitments7

Lender	Commitment	Outstanding Principal Amount of Loans
Wilks Brothers, LLC	$15,000,000.00	$0.00
Total:	$15,000,000.00	$0.00

[7]	As of the Effective Date of this Agreement.

Annex I

SCHEDULE I

Contact Information

LENDERS
Wilks Brothers, LLC	Address for Notices: Wilks Brothers, LLC 17010 IH-20 Cisco, TX 76437 Attention: Philip Pecora Matthew Wilks Facsimile: (817) 850-3698 Email: philip.pecora@wilksbrothers.com matt.wilks@profrac.com
CREDIT PARTIES
Borrower/Guarantors

Address for Notices:

Carbo Ceramics Inc.

Asset Guard Products Inc.

StrataGen, Inc.

Carbo International, Inc.

Energy Center II
575 N. Dairy Ashford Rd., Suite 300
Houston, TX 77079

Attn:               Ernesto Bautista III

                        Chief Financial Officer

Telephone:     (281) 931-8884

Facsimile:      (281) 931-8302

Schedule I

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]8 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]9 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]10 hereunder are several and not joint.]11  Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Secured Super Priority Debtor-In-Possession Credit Agreement identified below (as amended, restated, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Lenders as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

[8]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[9]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[10]	Select as appropriate.
[11]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower: CARBO CERAMICS INC.

4.	Lenders: Wilks Brothers, LLC, as Lender

5.

Credit Agreement:        Senior Secured Super Priority Debtor-In-Possession Credit Agreement, dated as of March 28, 2020, among Borrower, the Lenders party thereto from time to time, the Guarantors party thereto from time to time, and Wilks Brothers, LLC, as Lender.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment / Advances Assigned[12]	Percentage Assigned of Commitment / Advances[13]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7.	Trade Date: _________________[14]

Effective Date:                  , 20             [TO BE INSERTED BY THE LENDERS AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[12]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.
[14]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A – Form of Assignment and Acceptance

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][15] [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNOR[S] [NAME OF ASSIGNOR]

By:
Name:
Title:

[15]	Add additional signature blocks as needed.

Exhibit A – Form of Assignment and Acceptance

[Consented to and]16 Accepted:

Wilks Brothers, LLC,

as Lender

By:
Name:
Title:

[Consented to:]17

CARBO CERAMICS INC.

By:
Name:
Title:

[16]	To be added only if the consent of the Lenders is required by the terms of the Credit Agreement.
[17]	To be added only if the consents of the Borrower is required by the terms of the Credit Agreement.

Exhibit A – Form of Assignment and Acceptance

Annex 1 To

Exhibit A – Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Credit Document.

1.2.Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.7 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Lenders, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Exhibit A – Form of Assignment and Acceptance

2.

Payments.  From and after the Effective Date, the Lenders shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Lenders for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.

General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Texas.

Exhibit A – Form of Assignment and Acceptance

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM ________, 20__ TO ________, 20__

This certificate dated as of ________________, 20__ is prepared pursuant to that certain Senior Secured Super Priority Debtor-In-Possession Credit Agreement, dated as of March [__], 2020 (as amended, restated, amended and restated, supplemented and/or modified from time, the “Credit Agreement”) among CARBO Ceramics Inc., a Delaware corporation (“Borrower”), the guarantors party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), and Wilks Brothers, LLC, as Lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

A.General

The undersigned certifies that:

(a)the Borrower has delivered the consolidated and consolidating balance sheet and the related consolidated and consolidating statements of income or operations required by Section 5.2[(a) / (b) / (c)] of the Credit Agreement for the [fiscal year / fiscal quarter / month] of the Borrower ended as of the financial statement date of __________, _____. Such consolidated and consolidating balance sheet and statements of income or operations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, changes in shareholders’ equity and cash flows for the period covered thereby; provided that, notwithstanding the foregoing, such income statement and balance sheet may be subject to certain expected material impairments, including any associated tax adjustments, and may otherwise be incomplete as a result of the impact of the Chapter 11 Cases, including, but not limited to, any inconsistencies in the accounting periods covered thereby as a result of the commencement of the Chapter 11 Cases on the Petition Date;

(b)except as otherwise set forth in this certificate, the Borrower and each Credit Party has complied with all the terms, covenants and conditions to be performed or observed by the Borrower contained in the Credit Agreement and any other Credit Document; and

[(c)that no Default or Event of Default has occurred or is continuing as of the date hereof.]

[(c)the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

         .]

B.Covenants

Section 5.6 – Material Domestic Subsidiaries.

(a)	Non-Material Domestic Subsidiaries' collective operating income[18] $_______

(b)	Borrower's consolidated operating income $________

Operating income test = (a) divided by (b)     __________%

(c)	Non-Material Domestic Subsidiaries collective book value of

total assets                    $___________

(d)Borrower's consolidated book value of total assets                   $___________

Total book value test = (c) divided by (d)  ___________%

Is either (a) divided by (b), or (c) divided by (d) equal to or greater than 10%:YesNo

If the answer to the above question is yes, attached hereto in Annex A is a list of Non-Material Domestic Subsidiaries that will need to execute and deliver to the Lenders a joinder to the Guaranty or otherwise deliver a Guaranty, in any event, in form and substance satisfactory to the Lenders, in order to comply with Section 5.6 of the Credit Agreement.

If the answer to the above question is no, the Borrower may attach hereto as Annex B, a list of Non-Material Domestic Subsidiaries that the Borrower requests to be released from their respective guaranty obligations and a detailed calculation of compliance with the requirements of Section 5.6 of the Credit Agreement after giving effect to each such release.

[Remainder of this page intentionally left blank.]

[18]	Calculated as of each fiscal quarter end, for the four-fiscal quarter period then ended.

Exhibit B – Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of the date and year first above written.

CARBO CERAMICS INC.

By:
Name:
Title:

Exhibit B – Form of Compliance Certificate

Annex A to

Exhibit B – Compliance Certificate

Non-Material Domestic Subsidiaries to Join Guaranty

[As appropriate.]

Exhibit B – Form of Compliance Certificate

Annex B to

Exhibit B – Compliance Certificate

Non-Material Domestic Subsidiaries to be Released from Guaranty

[As appropriate.]

Article 9

Exhibit B – Form of Compliance Certificate

EXHIBIT C

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of March [__], 2020 (as amended, restated, amended and restated, supplemented and/or modified from time to time, this “Guaranty”) is executed by each of CARBO CERAMICS INC., a Delaware corporation (the “Borrower”), and each Material Domestic Subsidiary of the Borrower party hereto from time to time (collectively with the Borrower, the “Guarantors” and individually, a “Guarantor”), in favor of WILKS BROTHERS, LLC, as Secured Party (as defined the Credit Agreement), and the other Secured Parties from time to time.

INTRODUCTION

A.Reference is made to that certain Senior Secured Super Priority Debtor-In-Possession Credit Agreement, dated as of the date hereof, among the Borrower, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time party thereto and the Secured Parties, as Lenders (as amended, restated, amended and restated, supplemented and/or modified from time, the “Credit Agreement”).

B.That certain Amended and Restated Credit Agreement dated as of March 2, 2017, was entered into among the Borrower, the lenders party thereto (the “Prepetition Lenders”), and Wilks Brothers, LLC, as Administrative Agent (the “Prepetition Administrative Agent”) (as amended, restated, amended and restated, supplemented and/or modified from time to time, the “Prepetition Credit Agreement”).

C.In order to secure the full and punctual payment and performance of the obligations under the Prepetition Credit Agreement, the Borrower and the Guarantors (as defined in the Prepetition Credit Agreement) executed and delivered, among other things, that certain Guaranty Agreement dated as of March 2, 2017 (as amended, restated, supplemented and/or modified from time to time immediately prior to giving effect to this Guaranty, and as amended, restated, amended and restated, supplemented and/or modified from time to time after this Guaranty becomes effective and/or in connection with this Guaranty becoming effective, the “Prepetition Guaranty”).

D.On [March __], 2020 (the “Petition Date”), the Borrower and the Guarantors each commenced a voluntary case (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), and the Chapter 11 Cases are being jointly administered in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

E.From and after the Petition Date, the Guarantors continue to operate their business and manage their property as debtors and debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

F.The Borrower seeks to obtain post-petition debtor-in-possession credit financing (the “DIP Facility”) consisting of a new money multiple draw term loan facility in an aggregate amount not to exceed $15,000,000, in accordance with the terms and conditions set forth in the Credit Documents (as defined in the Credit Agreement).

Exhibit C – Form of Guaranty

G.Each Guarantor, other than the Borrower, is a Material Domestic Subsidiary (as defined in the Credit Agreement) of the Borrower and the transactions contemplated by the Credit Agreement and the other Credit Documents, are (i) in furtherance of such Guarantor’s corporate purposes, (ii) necessary or convenient to the conduct, promotion or attainment of such Guarantor’s business, and (iii) for such Guarantor’s direct or indirect benefit.

H.As a condition precedent to the effectiveness of the Credit Agreement, the Borrower and each additional Guarantor are required to execute and deliver this Guaranty.

I.Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide extensions of credit under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

J.It is in the best interests of each Guarantor to execute this Guaranty inasmuch as each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement and the other Credit Documents, and each Guarantor is willing to execute, deliver and perform its obligations under this Guaranty to secure the Obligations (as defined in the Credit Agreement).

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Section 1.	Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.
Section 2.	Guaranty.
(a)

Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (as defined in the Credit Agreement), whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”).  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any Material Domestic Subsidiary of the Borrower to the Secured Parties or any Lender under the Credit Documents but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Material Domestic Subsidiary of the Borrower.

(b)

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net

Exhibit C – Form of Guaranty

worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date.  Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(c)	Reserved.
(d)

Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq) or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i)	after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A)any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(B)any liabilities of such Guarantor under this Guaranty; and

(C)any liabilities of such Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(d) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)), multiplied by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(d)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this

Exhibit C – Form of Guaranty

Section 2(d)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)); and

(ii)after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

Section 3.

Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties and any Lender with respect thereto but subject to Section 2(d) above.  The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)	any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;
(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents, or any other amendment or waiver of or any consent to departure from any Credit Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c)

any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)

any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any Guarantor;

(e)	any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor;

Exhibit C – Form of Guaranty

(f)

any failure of any Lender or any other Secured Party to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

(g)	any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or
(h)

any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4.

Continuation and Reinstatement, Etc.  Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of Collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.  EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY claim, damage, loss, liability, cost, or expense UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING such claim, damage, loss, liability, cost, or expense arising as a result of the INDEMNIFIED Secured party'S OWN NEGLIGENCE but excluding such claim, damage, loss, liability, cost, or expense that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified sECURED PARTY'S gross negligence OR willful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED SECURED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.

Section 5.	Waivers and Acknowledgments.
(a)

Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

(b)

Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Exhibit C – Form of Guaranty

(c)	Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower or any Guarantor contemplated by the Credit Documents.
(d)

Each Guarantor acknowledges that the Secured Parties may, to the extent permitted by applicable law and subject to any order of the Bankruptcy Court (including the DIP Orders) and after the occurrence and during the continuance of an Event of Default, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any Credit Document by non-judicial sale, and each Guarantor hereby waives (to the extent permitted by applicable law) any defense to the recovery by the Secured Parties against such Guarantor of any deficiency after such non-judicial sale and any defense or benefits that may be afforded by applicable law.

(e)

Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by applicable law) (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Credit Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder.

(f)

Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by such Secured Party, as the case may be.

Section 6.	Subrogation and Subordination.
(a)

No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Date (as defined in the Security Agreement).  If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Exhibit C – Form of Guaranty

(b)

Each Guarantor agrees that, until after the Termination Date, all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Secured Parties, execute a subordination agreement reasonably satisfactory to the Secured Parties to more fully set out the terms of such subordination.  Each Guarantor agrees that none of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor.  “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7.	Representations and Warranties. Each Guarantor hereby represents and warrants as follows:
(a)	There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.
(b)

Such Guarantor has, independently and without reliance upon the Secured Parties or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, financial condition, operations and properties of the Borrower and each other relevant Person.

(c)

The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity) and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8.

Right of Set‑Off.  Upon the occurrence and during the continuance of any Event of Default, subject to the terms of any order by the Bankruptcy Court (including the DIP Orders), any Lender or any other Secured Party is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured.  Such Secured Party shall promptly notify the affected Guarantor after any such set‑off and application is made, provided that the

Exhibit C – Form of Guaranty

failure to give such notice shall not affect the validity of such set‑off and application.  The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which any Secured Party may have.

Section 9.

Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10.

Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement, in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested, if to a Guarantor, at its address for notices specified in Schedule II to the Security Agreement, and if to the Secured Parties or any Lender, at its address specified in or pursuant to the Credit Agreement.  All such notices and communications shall be effective when delivered.

Section 11.

No Waiver: Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.

Continuing Guaranty: Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by each Secured Party, each other Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns.  Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement.  Each Guarantor acknowledges that upon any Person becoming a Lender or a Secured Party in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13.

Governing Law; Venue; Waiver of Jury Trial.  This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  The other provisions of Section 9.13 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 14.

INDEMNIFICATION.  each Guarantor hereby indemnifies and holds harmless each Secured Party and each of their respective officers, directors, employees and agents (the "Indemnitees") from and against any and all claims, damages, losses, liabilities, costs, and expenses of ANY KIND OR NATURE

Exhibit C – Form of Guaranty

WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, including such Indemnitee's own negligence, except to the extent such claims, losses or liabilities are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct.

Section 15.	Reserved.
Section 16.

Additional Guarantors.  Pursuant to Section 5.6 of the Credit Agreement, certain Material Domestic Subsidiaries that were not in existence on the Effective Date may be required to enter into this Guaranty as a Guarantor upon becoming a Material Domestic Subsidiary.  Upon execution and delivery after the date hereof by such Material Domestic Subsidiary of an instrument in the form of Annex 1, such Material Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 17.

USA Patriot Act.  Each Secured Party that is subject to the Act (as hereinafter defined) and each Secured Party hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party to identify such Guarantor in accordance with the Act.  Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ongoing obligations under the applicable "know your customer" and anti-money laundering rules and regulations, including the Act.

Section 18.

ORAL AGREEMENTS.  PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY.  THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit C – Form of Guaranty

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS: CARBO CERAMICS INC.

By:
Name:
Title:

Asset guard Products inc. CARBO CERAMICS INC.

By:
Name:
Title:

stratagen, inc.

By:
Name:
Title:

Exhibit C – Form of Guaranty

Annex 1 to the Guaranty Agreement

SUPPLEMENT dated as of ______________(the “Supplement”), to the Guaranty Agreement dated as of March [__], 2020 (as amended, restated, amended and restated, supplemented and/or modified from time to time, the “Guaranty Agreement”), among CARBO Ceramics Inc. (the “Borrower”), each Material Domestic Subsidiary of Borrower party thereto from time to time (collectively with the Borrower, the “Guarantors” and individually, a “Guarantor”), in favor of WILKS BROTHERS, LLC, as Secured Party (as defined in the Credit Agreement), and the other Secured Parties from time to time.

A.Reference is made to that certain Senior Secured Super Priority Debtor-In-Possession Credit Agreement, dated as of March [__], 2020 (as amended, restated, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and Wilks Brothers, LLC, as Lender.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C.The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make extensions of credit.  Section 16 of the Guaranty Agreement provides that additional Material Domestic Subsidiaries of the Borrower shall become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Material Domestic Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement as consideration for the extensions of credit previously made by the Lenders.

Accordingly, the New Guarantor agrees as follows:

SECTION 1.In accordance with Section 16 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to a "Guarantor" in the Guaranty Agreement shall be deemed to include the New Guarantor.  The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2.The New Guarantor represents and warrants to each Secured Party that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Exhibit C – Form of Guaranty

SECTION 3.This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Secured Parties shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor.  Delivery of an executed signature page to this Supplement by fax transmission or by e-mail “PDF” copy shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5.This supplement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty Agreement and the other Credit Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding.  The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth on the signature page hereof.  The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 5 shall affect the rights of any Secured Party to serve legal process in any other manner permitted by the law or affect the right of any Secured Party to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

SECTION 6.THE NEW GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY OBLIGOR IN CONNECTION THEREWITH.  THE NEW GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH LENDER ENTERING INTO THE CREDIT DOCUMENTS.

SECTION 7.In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of

Exhibit C – Form of Guaranty

such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

Exhibit C – Form of Guaranty

EXHIBIT D

FORM OF DIP TERM NOTE

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES.  THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.  HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE BORROWER AT: CARBO CERAMICS INC., ATTN: ERNESTO BAUTISTA III, CHIEF FINANCIAL OFFICER, ENERGY CENTER II, 575 N. DAIRY ASHFORD RD., STE 300, HOUSTON, TX 77079.

cARBO CERAMICS INC.

secured DIP TERM NOTE

$______      __________, 20__

For value received, the undersigned CARBO CERAMICS Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of WILKS BROTHERS, LLC (“Payee”) the principal amount of ______________ No/100 DOLLARS ($___________) or, if less, the aggregate outstanding principal amount of the Payee’s DIP Term Loans (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the DIP Term Loans until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.  The Borrower may make prepayments on this Term Note in accordance with the terms of the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, that certain Senior Secured Super Priority Debtor-In-Possession Credit Agreement dated as of March [__], 2020 (as the same may be amended, restated, amended and restated, supplement and/or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), the guarantors party thereto, and Wilks Brothers, LLC, as Lender.  Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement.  The Credit Agreement contains, among other things, provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Payee at the location or address specified by the Payee to the Borrower in same day funds.  The

Exhibit D – Form of DIP Term Note

Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower's repayment obligations under this Note.

This Note is guaranteed pursuant to the terms of the Guaranties.

This Note is made expressly subject to the terms of Section 9.11 and Section 9.12 of the Credit Agreement.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas.  THE PROVISIONS OF SECTION 9.13 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.

This Note and the other CREDIT Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

There are no unwritten oral agreements among the parties.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

Exhibit D – Form of DIP Term Note

IN WITNESS WHEREOF, the Borrower has caused this Secured DIP Term Note to be executed as of the date first above written.

[CARBO CERAMICS INC., a Delaware corporation

By:
Name:
Title:

Exhibit D – Form of DIP Term Note

EXHIBIT E

[RESERVED]

Exhibit E – Reserved

EXHIBIT F

DIP BUDGET

[Attached.]

Exhibit F – DIP Budget

EXHIBIT G

FORM OF BORROWING REQUEST

__________, 20____

Wilks Brothers, LLC

17010 IH-20

Cisco, TX 76437

Attention:  Philip Pecora and Matthew Wilks

Facsimile:  (817) 850-3698

Email:  philip.pecora@wilksbrothers.com and matt.wilks@profrac.com

Reference is made to that certain Senior Secured Super Priority Debtor-In-Possession Credit Agreement, dated as of March [__], 2020, among Carbo Ceramics Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and Wilks Brothers, LLC, as Lender (as amended, restated, amended and restated, supplemented and/or modified from time, the “Credit Agreement”).  Unless defined herein or the context otherwise requires, all capitalized terms have the meanings given to such terms in the Credit Agreement.  The undersigned hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Borrowing on the following terms:

(A)The aggregate principal amount of the Borrowing requested is $___________;

(B)the Borrowing Date (a Business Day) is _________, ____;

(C)the location and number of the Borrower’s account to which funds are to be disbursed:

Bank:

ABA Routing Number:

Account Name:

Account Number:

Reference:

(D)the amount of the current total outstanding principal amount of the Loans (without regard to the requested Borrowing) is $___________; and

(E)the pro forma total outstanding principal amount of the Loans (giving effect to the requested Borrowing) is $___________.

Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified above after giving effect to such Borrowing:  (a) all of the representations and warranties in the Credit Documents are true and correct in all respects (or in all material respects if such representation or warranty is not by its terms already qualified by materiality) as of said time, except to the extent the same expressly

Exhibit G – Borrowing Request

relate to an earlier date, in which case such representations and warranties shall be and remain true and correct in all respects (or in all material respects if such representation and warranty is not by its terms already qualified as to materiality) as of such earlier date; (b) no Material Adverse Change exists or has occurred since the Petition Date; (c) no Default or Event of Default exists; and (d) the proposed use of the proceeds of the requested Borrowing is for Budgeted Expenses in compliance with the DIP Budget.

[Signatures appear on Following Page]

Exhibit G – Borrowing Request

Very truly yours, CARBO CERAMICS INC., a Delaware corporation

By:
Name:
Title:

Exhibit G – Borrowing Request

SCHEDULE 1.2

Existing Letters of Credit

Schedule 1.2

SCHEDULE 4.1

Organizational Information

CARBO Ceramics Inc.
Principal Office:	575 N. Dairy Ashford, Ste. 300 Houston, TX 77079
Local Office:	Same as Principal
Date of Incorporation:	Delaware - June 23, 1987
Type of Organization:	Corporation
Asset Guard Products Inc. (d/b/a Falcon Technologies and Services, Inc.) f/k/a/ Falcon Technologies and Services, Inc.(2) f/k/a Falcon Technology Services, Inc.(1)
Principal Office:	575 N. Dairy Ashford, Ste. 300, Houston, Texas 77079
Local Offices:	2242 East Hwy 380 Decatur, Texas 76234
Date of Incorporation	Delaware — September 15, 2009
and Name Change Dates:	Name Change — September 29, 2009(1) Name Change — December 12, 2016(2)
Type of Organization:	Corporation
StrataGen, Inc.[19]
Principal Office:	575 N. Dairy Ashford Ste. 300 Houston, TX 77079
Sales and Operations Local Office:	575 N. Dairy Ashford Ste. 300 Houston, TX 77079
Date of Incorporation and	Delaware — July 2, 2012
Name Change Dates:
Type of Organization:	Corporation

[19]	Previously incorporated in California — September 11, 1992. In California, name changed to: (i) StrataGen Engineering, Inc. on February 26, 2009, and (ii) StrataGen, Inc. on March 24, 2009.

Schedule 4.1

SCHEDULE 4.7

Litigation

Well Site Supply, Inc. vs. CARBO Ceramics Inc., Cause # 01-19-0004-6529, American Arbitration Association.  Breach of Contract claim.  Alleged damages $2.42M.

Schedule 4.7

SCHEDULE 4.8

Defaults

1.

Failure to meet railcar rent obligations due under the Lease Agreement (the “Master Lease”) dated effective October 1, 2011 between MUL Railcars, Inc. (as successor-interest to MUL Railcars Leasing, LLC)(as assignee of Greenbrier Leasing company LLC) and CARBO Ceramics Inc., and that certain Schedule No. 8 to the Master Lease dated April 15, 2014 and effective as of February 1, 2014, as amended and modified from time to time.

2.

Failure to meet railcar rent obligations due under the Lease Agreement (the "Master Lease") dated effective October 1, 2011 between Bridge Funding Group (as successor-interest to Bridge Capital Leasing, Inc.)(as assignee of Greenbrier Leasing company LLC) and CARBO Ceramics Inc., and those certain Schedule Nos. 9 and 10 to the Master Lease dated June 30, 2014 and September 15, 2014, respectively, as amended and modified from time to time.

3.

Failure to meet railcar rent obligations due under the Lease Agreement (the "Master Railcar Lease") dated effective April 17, 2006 between The CIT Group/Equipment Financing, Inc. and CARBO Ceramics Inc., and those certain Schedule Nos. 1-7 and 9-14 to the Master Railcar Lease dated, April 17, 2006, March 9, 2007, March 13, 2008, March 14, 2008, April 7, 2008, April 7, 2008, February 18, 2010, April 6, 2011, May 10, 2011, May 10, 2011, February 28, 2017, February 28, 2017, and February 28, 2017, respectively, as amended and modified from time to time.

4.

Failure to meet railcar rent obligations due under the Lease Agreement (the "Master Lease") dated effective October 1, 2011 between Greenbrier Leasing company LLC) and CARBO Ceramics Inc., and its Schedule Nos. 1-11, of which Schedule No. 1 is assigned to CFG Community Bank, Schedule No. 2 is assigned to Fifth Third Equipment Finance Company, Schedule Nos. 1B, 3, 5, and 6 are assigned to Capital One Equipment Finance Corp., Schedule Nos. 7 and 11 are assigned to Green Union IV Trust, Schedule No. 8 is assigned to MUL as described in item #1 above, and Schedule Nos. 9 and 10 are assigned to Bridge Funding Group as described in item #2 above.

5.

Failure to meet railcar rent obligations due under the Lease Agreements dated August 21, 1984, November 2, 1993, October 25, 1999, and July 31, 2006, between Chicago Freight Car Leasing Co. (“Car Company”) (“Lessor”) and Carbo Ceramics Inc. (“Lessee”) and that certain Third Supplement to lease effective August 1, 2014, and terminates July 31, 2021.

6.

Failure to meet railcar rent obligations due under the JAIX/SMBC Master Railcar Lease Agreement (“Agreement”) between Jaix Leasing Company (“Lessor”) and Carbo Ceramics Inc. (“Lessee”) executed and accepted on the 29th day of July 2014 and Equipment Riders, each constituting a lease, to be entered into from to time.

7.

Failure to meet railcar rent obligations due under the Wells Fargo Railroad Corporation (as successor to General Electric Railcar Services Corporation) (“Lessor”) Car Leasing Agreement No. 2183-97-00 with CARBO Ceramics Inc. (“Lessee”) dated March 5, 2002, to lease railroad cars subject to this agreement and subsequent riders.

Schedule 4.8

8.

Failure to meet rent obligations due under the Lease Agreement dated December 31, 2014, as amended by First Amendment to Lease dated February 3, 2015 and by that Second Amendment to Lease dated November 30, 2015 (collectively, the “Lease”) by and between CARBO Ceramics Inc. and KTJ 251, LLC.

9.

Failure to meet payment obligations due under the Wildcat Minerals LLC (“Operator”) Material Handling and Storage Agreement Dated October 11, 2013, with CARBO Ceramics Inc.  Operator to perform the necessary transloading, handling and inventory storage services of proppant for CARBO. The term of the agreement began on the agreement date and ends on December 31, 2023.

10.

Failure to meet rent obligations due under the Lease Agreement dated November 20, 2014, as amended by First Amendment dated January 21, 2015, by that Second Amendment dated February 3, 2015, and by that Third Amendment dated August 20, 2015 (collectively, the “Lease”) by and between CARBO Ceramics Inc. and KTJ 250, LLC.

11.

Failure to meet payment obligations due under the Wildcat Minerals LLC (“Wildcat”) Storage Facility Agreement dated October 11, 2013, with Carbo Ceramics Inc. (“Company”) for construction of a silo and storage in that silo aggregating 10,000 tons of storage space.  The term of the agreement began on the agreement date and ends on December 31, 2023.

Schedule 4.8

SCHEDULE 4.10

Environmental Conditions

1.	A claim from The Port of Shreveport-Bossier for $68,208.92*.

*CARBO has received an invoice from The Port of Shreveport-Bossier for environmental remediation work in an amount of $68,408.92.  We have sent a letter to the Port of Shreveport-Bossier disputing the necessity of such remediation and are seeking at least a mutually-agreeable reduction in the amount of this invoice.

Schedule 4.10

SCHEDULE 4.11

Subsidiaries

NAME OF ENTITY	JURISDICTION OF ORGANIZATION	OWNER	OWNERSHIP INTEREST
1. CARBO Ceramics (Mauritius) Inc.	Mauritius	CARBO Ceramics Inc.	100%
2. CARBO Ceramics (China) Company Ltd.	China	CARBO Ceramics (Mauritius) Inc.	100%
3. LLC CARBO International Eurasia	Russia	CARBO International, Inc.	100%
4. CARBO International, Inc.	Delaware, USA	CARBO Ceramics Inc.	100%
5. Asset Guard Products Inc. (formerly known as Falcon Technologies and Services, Inc.)	Delaware, USA	CARBO Ceramics Inc.	100%
6. StrataGen, Inc.	Delaware, USA	CARBO Ceramics Inc.	100%
7. CMA Investments 29 (Pty) Ltd	South Africa	CARBO International, Inc.	100%
8. CARBO Ceramics (Canada) Inc.	BC, Canada	CARBO International, Inc.	100%

Schedule 4.11

SCHEDULE 4.13

Waivers of Tax Statute of Limitations

1.

Asset Guard Products Inc. has entered into a waiver of the statute of limitations with respect to an audit relating to the payment of state sales tax in the State of Texas during the period from May 2016 through May 2019.

2.	CARBO Ceramics Inc. has entered into a waiver of the statute of limitations with respect to an audit relating to the payment of federal income tax during the period from 2012 through 2015.

3.

CARBO Ceramics Inc. has entered into a waiver of the statute of limitations with respect to an audit relating to the payment of state sales tax in the State of Texas during the period from January 2014 through June 2017.

4.

CARBO Ceramics Inc. has entered into a waiver of the statute of limitations with respect to an audit relating to a refund of state sales tax paid in the State of Georgia during the period from December 2013 through December 2015.

Schedule 4.13

SCHEDULE 4.20

Sanctions

The Borrower’s indirect, wholly-owned subsidiary, LLC CARBO International Eurasia, is organized in the Russian Federation and conducts sales operations in that country.  From time to time, the Borrower or its other Subsidiaries may enter into business transactions with that entity or with customers located in the Russian Federation.

Schedule 4.20

SCHEDULE 4.21

Deposit Accounts

	Name of Grantor	Name of Depositary Institution	Account Number	Description of Account
1.	Carbo Ceramics Inc.	JPMorgan Chase Bank, N.A.	3705590132	Premium Commercial Money Market
2.	Carbo Ceramics Inc.	JPMorgan Chase Bank, N.A.	Lockbox	Lockbox
3.	Carbo Ceramics Inc.	JPMorgan Chase Bank, N.A.	298287613	Accounts Payable
4.	Carbo Ceramics Inc.	JPMorgan Chase Bank, N.A.	298279693	Payroll
5.	Carbo Ceramics Inc.	JPMorgan Chase Bank, N.A.	298278315	Operating
6.	Carbo Ceramics Inc.	JPMorgan Chase Bank, N.A.	359236061	Ecommerce
7.	Asset Guard Products Inc.	JPMorgan Chase Bank, N.A.	Lockbox	Lockbox
8.	Asset Guard Products Inc.	JPMorgan Chase Bank, N.A.	298316651	Accounts Payable - ZBA
9.	Asset Guard Products Inc.	JPMorgan Chase Bank, N.A.	298316537	Operating
10.	StrataGen Inc.	JPMorgan Chase Bank, N.A.	Lockbox	Lockbox
11.	StrataGen Inc.	JPMorgan Chase Bank, N.A.	298317121	Operating
12.	StrataGen Inc.	JPMorgan Chase Bank, N.A.	298317071	Accounts Payable - ZBA
13.	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	Lockbox	Legacy Lockbox
14.	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	4950031153	Legacy Receipts Account
15.	Asset Guard Products Inc. f/k/a Falcon Technologies and Services Inc.	Wells Fargo Bank, National Association	Lockbox	Legacy Lockbox

Schedule 4.21

16.	Asset Guard Products Inc. f/k/a Falcon Technologies and Services Inc.	Wells Fargo Bank, National Association	4122000599	Operating
17.	StrataGen Inc.	Wells Fargo Bank, National Association	4121685424	Operating
18.	StrataGen Inc.	Wells Fargo Bank, National Association	Lockbox	Legacy Lockbox
19.	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	9600031814	Legacy Outstanding Chks AP
20..	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	4945077261	Outstanding Chks PR – Proposed Utility Adequate Assurance Escrow Account
21.	Asset Guard Products Inc, f/k/a Falcon Technologies and Services Inc.	Wells Fargo Bank, National Association	9600134246	Legacy Accounts Payable
22.	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	4121233100	Legacy FSA Disbursement
23.	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	4067470724	Amazon Disbursement – Proposed Professional Fee Escrow Account
24.	Carbo Ceramics Inc., Mauritius, CIE, Dubai	Foreign bank accounts		Various operating
25.	Century Bank & Trust	Certificates of Deposit	Accounts ending 3253,3260,2429	Collateral for reclamation bonds
26.	Carbo Ceramics Inc.	Wells Fargo Bank, National Association	Accounts ending 3458,3466,3474	Collateral for Credit Cards

Schedule 4.21

SCHEDULE 5.9(d)

Real Property

Type	Address	City	State	Zip
Plant	1800 Dent Rd	Toomsboro	GA	31090
Plant	2301 East 4th Street	Marshfield	WI	54449
Plant	2295 Wrigley Road	McIntyre	GA	31054
Plant	36 Arch Drive	Eufaula	AL	36027
Plant	4801 Industrial Drive	New Iberia	LA	70560
Office/Manufacturing Facility	2242 East Hwy 380	Decatur	TX	76234
Minerals Sand – Helgerson	9240 County Road V	Marshfield	WI	54449
Minerals Sand - Hansen	11575 MacArthur Drive	Marshfield	WI	54449
Minerals Sublease - Kaolin Allen North		Wilkinson County	GA
Minerals owned Kaolin Brannan		Wilkinson County	GA
Minerals owned Kaolin Kellam		Wilkinson County	GA
Minerals owned Kaolin CE Dent		Wilkinson County	GA
Minerals owned Kaolin CBrick		Wilkinson County	GA
Minerals Sublease Kaolin F Wall		Wilkinson County	GA
Minerals Sublease Kaolin CM Shepherd 1		Wilkinson County	GA
Minerals Sublease Kaolin CM Shepherd 2		Wilkinson County	GA
Minerals Sublease CD Dent		Wilkinson County	GA
Minerals Sublease - Kaolin CM Shepherd 2N		Wilkinson County	GA
Minerals stockpile Kaolin Roland		Henry County	AL
Minerals stockpile kaolin Sellers		Henry County	AL
Minerals stockpile kaolin Bell		Henry County	AL
Minerals stockpile kaolin Espy 4		Barbour County	AL
Distribution Center	4810 Industrial Drive	New Iberia	LA	70560
Distribution Center	1975 W Blairtown Rd.	Rock Springs	WY	82901
Distribution Center	2600 10180 101 St	Edmonton, AB	CA	T5J 3Y2
Distribution Center	8715 Park Road	Grand Prairie, AB	CA	T6R 2W9
Distribution Center	2346 CR 115	Alice	TX	78332
Distribution Center	51 Main Street	Douglas	ND	58735

Schedule 5.9(d)

SCHEDULE 6.2(f)

Purchase Money Debt and Capital Leases

1.

Development Authority of Wilkinson County (as “Lessor”) and CARBO Ceramics Inc. (as “Lessee”) dated November 1, 2008, as amended, pertaining to each of the Toomsboro Facility and McIntyre Facility, respectfully.

Schedule 6.2(f)

SCHEDULE 6.2(k)

Outstanding Debt

1.

Amended and Restated Credit Agreement, dated as of March 2, 2017 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 7, 2018, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement and Joinder, dated as of June 20, 2019, as so amended), among Carbo Ceramics Inc., as Borrower, Wilks Brothers, LLC, as Administrative Agent, and the lenders named therein, namely, Wilks Brothers, LLC and Equify Financial LLC.

Schedule 6.2(k)

SCHEDULE 6.2(m)

Existing Corporate Credit Card Services

As part of the Cash Management System, and in the ordinary course of business, the Debtors maintain various Company-paid credit cards (collectively, the “Credit Cards”) and various corporate purchasing cards and corporate fuel cards (collectively, the “P-Cards,” and together with the Credit Cards, the “Corporate Cards”) that are utilized to pay for certain work related expenses, such as work-related travel, fuel charges, and other small, non-recurring purchases made on behalf of the Debtors (collectively, the “Corporate Card Programs”).  The Corporate Cards are issued by four credit card providers, Wells Fargo, The Universal Air Travel Plan, Inc. (“UATP”), Universal Advantage Fleet Card (“Universal”), and Wright Express Fleet Card (“WEX,” and together with Wells Fargo, UATP, and Universal, the “Credit Card Providers”).

Schedule 6.2(m)

SCHEDULE 6.4(a)

Investments

NONE

Schedule 6.4(a)

SCHEDULE 6.9(a)(iii)

Specified Dispositions

NONE

Schedule 6.9(a)(iii)